SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Xylem Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2012
Notice of Annual Meeting
& Proxy Statement
XYLEM INC.

1133 Westchester Avenue

Suite N200

White Plains, NY 10604-3543

March 29, 2012

Dear Fellow Shareowners:

Enclosed are the Notice of Annual Meeting and Proxy Statement for Xylem’s 2012 Annual Meeting of Shareowners to be held on May 10, 2012 (the “Annual Meeting”). This year’s meeting is intended to address only the business included on the agenda. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting and Proxy Statement, which provide information required by applicable laws and regulations.

Your vote is important and we encourage you to vote whether you are a registered owner or a beneficial owner.

This year, in accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareowners. Because we are using the Internet, most shareowners will not receive paper copies of our proxy materials. We will instead send these shareowners a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how shareowners may obtain paper copies of our proxy materials if they so choose. We believe use of the Internet makes the proxy distribution process more efficient and less costly, and helps in conserving natural resources.

If you are the registered owner of Xylem common stock, you may vote your shares by making a toll-free telephone call or using the Internet. Details of these voting options are explained in the attached Proxy Statement and proxy card. If you choose to receive paper copies of our proxy materials, you can vote by completing and returning the enclosed proxy card by mail as soon as possible.

If you are a beneficial owner and someone else - such as your bank, broker or trustee - is the owner of record, the owner of record will communicate with you about how to vote your shares.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. If you are a registered owner of Xylem common stock and do not plan to vote in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting. Your vote is important.

Sincerely,

Gretchen W. McClain President and Chief Executive Officer	Markos I. Tambakeras Chairman

1133 Westchester Avenue

Suite N200

White Plains, NY 10604-3543

March 29, 2012

NOTICE OF 2012 ANNUAL MEETING OF SHAREOWNERS

Time:	10:30 (EDT), Thursday, May 10, 2012

Place:	Doral Arrowwood, 975 Anderson Hill Road, Rye Brook, NY 10573

Items of Business:	1. Election of the three Class I Directors named in the attached Proxy Statement as members of the Board of Directors.

2. Ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2012.

3. To approve, in a non-binding vote, the compensation of our named executive officers.

4. To determine, in a non-binding vote, whether a shareowner vote to approve the compensation of our named executive officers should occur every one, two or three years.

5. To transact such other business as may properly come before the meeting.

Who May Vote:	You can vote if you were a shareowner at the close of business on March 16, 2012, the record date.

Annual Report to Shareowners and Annual Report on Form 10-K:	Copies of our 2011 Annual Report on Form 10-K and Annual Report to Shareowners are provided to shareowners.

Mailing or Availability Date:	Beginning on or about March 29, 2012, this Notice of Annual Meeting and the 2012 Proxy Statement are being mailed or made available, as the case may be, to shareowners of record on March 16, 2012.

About Proxy Voting:	Your vote is important. Proxy voting permits shareowners unable to attend the Annual Meeting to vote their shares through a proxy. Most shareowners are unable to attend the Annual Meeting. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. If you do not provide instructions on how to vote, the proxies will vote as recommended by the Board of Directors. Most shareowners will not receive paper copies of our proxy materials and can vote their shares by following the Internet voting instructions provided on the Notice of Internet Availability of Proxy Materials. If you are a registered owner and requested a paper copy of the proxy materials, you can vote your shares by proxy by completing and returning your proxy card or by following the Internet or telephone voting instructions provided on the proxy card. Beneficial owners who received or requested a paper copy of the proxy materials may vote their shares by submitting voting instructions, by completing and returning their voting instruction form, or by following the Internet or telephone voting instructions provided on the voting instruction form. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions in this Proxy Statement and on the proxy card.

By order of the Board of Directors,

Frank R. Jimenez

Senior Vice President, General Counsel

and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be held on Thursday, May 10, 2012. The Company’s 2012 Proxy Statement and 2011 Annual Report on Form 10-K will be available online at https://www.proxyvote.com

2012 PROXY STATEMENT

Why did I receive these proxy materials?    Beginning on or about March 29, 2012, this Proxy Statement is being mailed or made available, as the case may be, to shareowners of record as of the March 16, 2012 record date, as part of the Board of Directors’ solicitation of proxies for Xylem Inc.’s (hereinafter referred to as “Xylem” or the “Company”) Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and Xylem’s 2011 Annual Report to Shareowners, which includes the Annual Report on Form 10-K (which have been furnished to shareowners eligible to vote at the Annual Meeting), contain information that the Board of Directors believes offers an informed view of the Company and meets the regulations of the Securities and Exchange Commission (the “SEC”) for proxy solicitations.

Who is entitled to vote?    You can vote if you owned shares of the Company’s common stock as of the close of business on March 16, 2012, the record date.

What items of business will I be voting on?    You are voting on the following items of business, which are described in more detail later in this Proxy Statement:

1.	Election of the three Class I Directors named in this Proxy Statement as members of the Board of Directors.

2.	Ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2012.

3.	To approve, in a non-binding vote, the compensation of our named executive officers (“NEOs”).

4.	To determine, in a non-binding vote, whether a shareowner vote to approve the compensation of our NEOs should occur every one, two or three years.

5.	To transact such other business as may properly come before the meeting.

INFORMATION ABOUT VOTING

How do I vote?    If you are a registered owner, you can either vote in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. If you are a beneficial owner you may vote by submitting voting instructions to your bank, broker, trustee or other nominee. If you are a beneficial owner and your shares are held in a bank or brokerage account, you will need to obtain a proxy, executed in your favor, from your bank or broker to be able to vote in person at the Annual Meeting. If you are a beneficial owner and your shares are held through any of the Xylem savings plans for salaried or hourly employees, your shares cannot be voted in person at the Annual Meeting.

What are the proxy voting procedures?    If you vote by proxy, you can vote by following the voting procedures on the proxy card. You may vote:

•	By the Internet,

•	By Telephone, by calling from the United States, or

•	By Mail.

Why does the Board solicit proxies from shareowners?    Since it is impractical for all shareowners to attend the Annual Meeting and vote in person, the Board of Directors recommends that you appoint the two people named on the accompanying proxy card to act as your proxies at the Annual Meeting.

How do the proxies vote?    The proxies vote your shares in accordance with your voting instructions. If you appoint the proxies but do not provide voting instructions, they will vote as recommended by the Board of Directors. If any other matters not described in this Proxy Statement are properly brought before the meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

How many votes do I have?    You have one vote for every share of Xylem common stock that you own.

How does the Board of Directors recommend that I vote on the proposals?    The Board of Directors recommends a vote FOR the election of each of the three nominees of the Board of Directors (Proposal 1), FOR the ratification of the appointment of Deloitte & Touche LLP as Xylem’s Independent Registered Public Accounting Firm for 2012 (Proposal 2), FOR the approval of the compensation of our NEOs (Proposal 3) and ONE YEAR with respect to how frequently a shareowner vote to approve the compensation of our NEOs will occur (Proposal 4).

What if I change my mind?    You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or casting a new vote on the Internet or by telephone, as applicable. You can also send a written revocation to the Corporate Secretary at our principal executive office address listed on the Notice of the Annual Meeting. If you come to the Annual Meeting, you can ask that the proxy you submitted earlier not be used.

What is a “broker non-vote”?    The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters to which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Under current NYSE interpretations, Proposal 2, the ratification of Deloitte as the Company’s Independent Registered Public Accounting Firm, is considered a discretionary matter. Your broker does not have discretion to vote your shares held in street name on Proposals 1, 3 or 4, each of which is considered a non-discretionary matter. Under Indiana law, the law of the state where the Company is incorporated, broker non-votes and abstentions are counted to determine whether there is a quorum present.

There are four formal items scheduled to be voted upon at the Annual Meeting as listed on page 1. As of the date of this Proxy Statement, the Board of Directors is not aware of any business other than as described in this Proxy Statement that will be presented for a vote at the Annual Meeting.

How many votes are required to elect Directors or approve a proposal? How many votes are required for an agenda item to pass?    The Amended and Restated Articles of Incorporation as well as the By-laws of Xylem provide for majority voting for Directors in uncontested elections, and further provide that in uncontested elections, Director nominees shall be elected by a majority of the votes cast. The By-laws provide that in uncontested elections, any Director nominee who fails to be elected by a majority, but who also is a Director at the time, shall promptly provide a written resignation, as a holdover Director, to the Chairman of the Board or the Corporate Secretary. The Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning any vote, and the best interests of the Company and its shareowners. The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board meeting or within 90 days after certification of the shareowner vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision. This means that in an uncontested election, to be elected as a Director of Xylem, each of the director nominees must receive a majority of votes cast.

Proposals 2 and 3 require that the votes cast in favor of each respective proposal exceed the votes cast against the proposal. Proposal 4 will be determined by which of the options (every year, every two years, every three years) receives a majority of the votes cast. Proposals 2, 3 and 4 are advisory in nature and are non-binding. Abstentions will have no effect on the outcomes of Proposals 1, 2, 3 and 4. In addition, broker non-votes will have no effect on the outcomes of Proposals 1, 3 and 4.

How many shares of Xylem stock are outstanding?    As of March 16, 2012, the record date, 187,176,833 shares of Xylem common stock were outstanding.

How many holders of Xylem outstanding shares must be present to hold the Annual Meeting?    In order to conduct business at the Annual Meeting it is necessary to have a quorum. To have a quorum, shareowners entitled to cast a majority of votes at the Annual Meeting must be present in person or by proxy.

How do I vote?    With respect to Proposals 1, 2 and 3, you may vote for, against or abstain from voting. With respect to Proposal 4, you may vote “one year,” “two years,” “three years,” or abstain from voting.

What is the difference between a beneficial owner and a registered owner?    If shares you own are held in Xylem’s savings plan for salaried or hourly employees, a stock brokerage account, bank or by another holder of record, you are considered the “beneficial owner” because someone else holds the shares on your behalf. If the shares you own are held in a Morgan Stanley Smith Barney account for restricted shares or registered in your name directly with ComputerShare (formerly The Bank of New York Mellon), our transfer agent, you are the registered owner and the “shareowner of record.”

How do I vote if I am a participant in Xylem’s savings plans for salaried or hourly employees?    If you participate in any of the Xylem savings plans for salaried or hourly employees, your plan trustee will vote the Xylem shares credited to your savings plan account in accordance with your voting instructions, except as otherwise provided in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended. The trustee votes the shares on your behalf because you are the beneficial owner, not the shareowner of record, of the savings plan shares. The trustee votes the savings plan shares for which no voting instructions are received (“Undirected Shares”) in the same proportion as the shares for which the trustee receives voting instructions, except as otherwise provided in accordance with ERISA. Under the savings plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of Xylem shares credited to their savings plan accounts and their proportionate share of Undirected Shares. By submitting voting instructions by telephone, the Internet or by signing and returning the voting instruction card, you direct the trustee of the savings plans to vote these shares, in person or by proxy at the Annual Meeting. Xylem salaried or hourly plan participants should mail their confidential voting instruction card to Broadridge Financial Solutions, Inc. (“Broadridge”), acting as tabulation agent, at 51 Mercedes Way, Edgewood, New York 11717, or vote by telephone or the Internet. Instructions for savings plan shares must be received by Broadridge no later than 11:59 p.m. Eastern Time on May 7, 2012, two days before the Annual Meeting.

I participate in the Xylem savings plan for salaried employees and am a shareowner of record of shares of Xylem common stock. How many proxy cards will I receive?    You will receive only one proxy card. Your savings plan shares and any shares you own as the shareowner of record will be set out separately on the proxy card.

How many shares are held by participants in the Xylem employee savings plans?    As of March 16, 2012, the record date, JPMorgan Chase & Co., as the trustee for the employee salaried savings plan, held 500,947 shares of Xylem common stock (approximately 0.3% of the outstanding shares) and JPMorgan Chase & Co., as the trustee for the hourly employees savings plan, held 55,892 shares of Xylem common stock (approximately 0.03% of the outstanding shares).

Who counts the votes? Is my vote confidential?    Representatives of Broadridge count the votes. A Representative of American Election Services, LLC will act as Inspector of Elections for the Annual Meeting. The Inspector of Elections monitors the voting and certifies whether the votes of shareowners are kept in confidence in compliance with Xylem’s confidential voting policy.

Who solicits proxies?    Directors, officers or other regular employees of Xylem may solicit proxies from shareowners in person or by telephone, facsimile transmission or other electronic communication.

How does a shareowner submit a proposal for the 2013 Annual Meeting?    Rule 14a-8 of the Securities Exchange Act of 1934, or the “Exchange Act,” establishes the eligibility requirements and the procedures that must be followed for a shareowner proposal to be included in a public company’s proxy materials. Under the rule, if a shareowner wants to include a proposal in Xylem’s proxy materials for its Annual Meeting of Shareowners to be held in 2013, the proposal must be received by Xylem at its principal executive offices on or before November 29, 2012 and comply with eligibility requirements and procedures. A Xylem shareowner who wants to present a matter for action at Xylem’s Annual Meeting, but chooses not to do so under Exchange Act Rule 14a-8, must deliver to Xylem, at its principal executive offices, on or before November 29, 2012 a written notice to that effect; provided, however, in the event that the date of the Annual Meeting in 2013 is changed by more than 30 days from the anniversary date of the this year’s Annual Meeting, such notice must be received not later than 120 days calendar days prior to the Annual Meeting in 2013 or 10 calendar days following the date on which public announcement of the date of such Annual Meeting is first made. In either case, as well as for shareowner nominations for Directors, the shareowner must also comply with the requirements in the Company’s By-laws with respect to a shareowner properly bringing business before the Annual Meeting in 2013. (You can request a copy of the By-laws from the Corporate Secretary of Xylem.)

Can a shareowner nominate Director Candidates?    The Company’s By-laws permit shareowners to nominate Directors and present other business for consideration at the Annual Meeting. To make a Director nomination or present other business for consideration at the Annual Meeting in 2013, you must submit a timely notice in accordance with the procedures described in the Company’s By-laws. To be timely, notice of Director nomination or any other business for consideration at the annual shareowners’ meeting must be received by our Corporate Secretary at our principal executive office no less than 90 nor more than 120 days prior to the date we released our Proxy Statement to shareowners in connection with the prior year’s meeting. Therefore, to be presented at our Annual Meeting in 2013, such a proposal must be received on or after November 29, 2012, but not later than December 29, 2012. The nomination and notice must meet all other qualifications and requirements of the Company’s Corporate Governance Principles and Charters, By-laws and Regulation 14A of the Exchange Act. The nominee will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all Director nominees. These standards are discussed in further detail in “Director Selection and Composition” on page 22. No one may be nominated for election as a Director after he or she has reached 72 years of age.

Internet Availability of Proxy Materials

In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to shareowners. Because we are using the Internet, most shareowners will not receive paper copies of our proxy materials. We will instead send shareowners a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and 2011 Annual Report on Form 10-K, and voting via the Internet. The Notice of Internet Availability of proxy materials also provides information on how shareowners may obtain paper copies of our proxy materials if they so choose.

We also make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.xyleminc.com) and click on “SEC Filings” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2011, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Corporate Secretary

Xylem Inc.

1133 Westchester Avenue

Suite N200

White Plains, NY 10604

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareowners sharing the same address and the same last name by delivering a single proxy statement or a single notice addressed to those shareowners. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareowners sharing a same address, unless contrary instructions have been received from the affected shareowners. Once you have received notice from your broker that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice in the future, please contact Broadridge, either by calling toll-free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation request.

Any shareowners of record sharing the same address and currently receiving multiple copies who wish to receive only one copy of these materials per household in the future, may contact us by writing to: Corporate Secretary, or Shareowner Relations, Xylem Inc., 1133 Westchester Avenue, Suite N200, White Plains, NY 10604; or by emailing: investor.relations@xyleminc.com.

STOCK OWNERSHIP GUIDELINES

The Board of Directors’ share ownership guidelines currently provide for share ownership levels at five times the annual cash retainer amount. Non-Management Directors receive a portion of their retainer in restricted stock or restricted stock units (“RSUs”), which are paid in shares when the RSUs vest. Non-Management Directors are encouraged to hold such shares until their total share ownership meets or exceeds the ownership guidelines.

Stock ownership guidelines for corporate officers will be reviewed annually. The guidelines specify the desired levels of Company stock ownership and encourage a set of behaviors for each officer to reach the guideline levels. The approved guidelines require stock ownership expressed as a multiple of base salary for all corporate officers.

Specifically, the guidelines apply as follows: chief executive officer at five times annual base salary; chief financial officer at three times annual base salary; senior vice presidents at two times annual base salary; and all other corporate vice presidents at one times annual base salary. In achieving these ownership levels, shares owned outright, Company restricted stock and RSUs, shares held in the Company’s dividend reinvestment plan, shares owned in the Xylem Retirement Savings Plan for Salaried Employees, and “phantom” shares held in a fund that tracks an index of the Company’s stock in the deferred compensation plan are all considered.

To attain the ownership levels set forth in the guidelines it is expected that any restricted shares that become unrestricted will be held, RSUs will be held, and that all shares acquired through the exercise of stock options will be held, except, in all cases, to the extent necessary to meet tax obligations.

Compliance with the guidelines will be monitored periodically. Non-Management Directors and Company corporate officers are afforded a reasonable period of time to meet the guidelines. The Company has taken the individual tenure and stock ownership levels of Non-Management Directors and corporate officers into account in determining compliance with the guidelines.

Stock Ownership Guidelines Summary

Non-Management Directors	5 X Annual Cash Retainer Amount
CEO	5 X Annual Base Salary
CFO	3 X Annual Base Salary
Senior Vice Presidents	2 X Annual Base Salary
Vice Presidents	1 X Annual Base Salary

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND

CERTAIN BENEFICIAL OWNERS

Directors and Executive Officers

The following table shows, as of January 31, 2012, the beneficial ownership of Xylem common stock by each Director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group. The percentage calculations below are based on a Xylem outstanding share number of 184,722,909. Total shares beneficially owned by Drs. Crawford, Hamre and Mohapatra and Messrs. Loranger and Tambakeras and each of the executive officers named in the Summary Compensation Table include equity of ITT Corporation (“ITT”) that was converted into equity of Xylem in connection with the spin-off of Xylem and Exelis Inc. (“Exelis”) from ITT on October 31, 2011 (the “spin-off”).

Name of Beneficial Owner	Total Shares Beneficially Owned(1)		Percentage of Class
Curtis J. Crawford	64,458	(2)	*
John J. Hamre	50,865	(3)	*
Victoria D. Harker	—		*
Sten E. Jakobsson	—		*
Steven R. Loranger	1,003,775	(4)	*
Edward J. Ludwig	3,838		*
Surya N. Mohapatra	18,412	(5)	*
Markos I. Tambakeras	44,141	(6)	*
Angela A. Buonocore	72,004	(7)	*
Frank R. Jimenez	56,343	(8)	*
Gretchen W. McClain	324,623	(9)	*
Kenneth Napolitano	91,806	(10)	*
Michael T. Speetzen	39,743	(11)	*
All Directors and Executive Officers as a Group (18 persons)(12)	2,013,946		1.08%

*	Less than 1%

(1)	With respect to certain Non-Management Directors, total shares beneficially owned includes RSUs that vested but are deferred until a later date or retirement.

(2)	Includes options exercisable into 25,177 shares within 60 days of January 31, 2012 and 3,550 vested but deferred RSUs.

(3)	Includes options exercisable into 25,177 shares within 60 days of January 31, 2012 and 5,265 vested but deferred RSUs.

(4)	Includes 50,551 shares held by a family trust of which Mr. Loranger’s spouse is the trustee and as to which Mr. Loranger disclaims beneficial ownership, and options exercisable into 887,657 shares within 60 days of January 31, 2012.

(5)	Includes options exercisable into 9,517 shares within 60 days of January 31, 2012 and 1,355 vested but deferred RSUs.

(6)	Includes 17,595 shares held by a family trust of which Mr. Tambakeras and his spouse are co-trustees and as to which Mr. Tambakeras disclaims beneficial ownership, and options exercisable into 25,177 shares within 60 days of January 31, 2012.

(7)	Includes options exercisable into 46,917 shares within 60 days of January 31, 2012.

(8)	Includes options exercisable into 43,377 shares within 60 days of January 31, 2012.

(9)	Includes options exercisable into 185,271 shares within 60 days of January 31, 2012.

(10)	Includes options exercisable into 75,428 shares within 60 days of January 31, 2012.

(11)	Includes options exercisable into 21,781 shares within 60 days of January 31, 2012.

(12)	Includes options exercisable into 1,547,259 shares within 60 days of January 31, 2012 and 10,170 vested but deferred RSUs.

The number of shares beneficially owned by each Non-Management Director or executive officer has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has sole or shared voting or dispositive power, and any shares which the person would have the right to acquire beneficial ownership within 60 days through the exercise of any stock option or other right. Unless otherwise indicated, each Non-Management Director or executive officer has sole dispositive and voting power or shares those powers with his or her spouse.

Certain Beneficial Owners

Set forth below is information reported to the SEC on the most recently filed Schedule 13G by the following persons who owned more than 5% of Xylem outstanding common stock. This information does not include holdings by the trustee with respect to individual participants in the Xylem Retirement Savings Plan for Salaried Employees.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of Class
Barrow, Hanley, Mewhinney & Strauss, LLC(1)	13,012,853	7.05%
2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761
BlackRock, Inc.(2)	10,169,058	5.51%
40 East 52nd Street, New York, NY 10022
The Vanguard Group, Inc.(3)	9,556,542	5.17%
100 Vanguard Blvd., Malvern, PA 19355

(1)	As reported on Schedule 13G filed on February 10, 2012, Barrow, Hanley, Mewhinney & Strauss, LLC has sole voting power with respect to 1,113,680 shares, shared voting power with respect to 11,899,173 shares, and sole dispositive power with respect to 13,012,853 shares.

(2)	As reported on Schedule 13G filed on February 9, 2012, BlackRock, Inc. has sole voting and dispositive power with respect to 10,169,058 shares.

(3)	As reported on Schedule 13G filed on February 10, 2012, The Vanguard Group, Inc. has sole voting power and shared dispositive power with respect to 256,432 shares and sole dispositive power with respect to 9,300,110 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and any persons beneficially owning more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC within specified time periods. To the Company’s knowledge, based upon a review of the copies of the reports furnished to the Company and written representations that no other reports were required, all filing requirements were satisfied in a timely manner for the year ended December 31, 2011, with the exception of a Form 4 for Dr. Hamre that was not timely filed, due to Company administrative error, with respect to the acquisition of 1,839.5 phantom stock units.

PROPOSALS TO BE VOTED ON AT THE 2012 ANNUAL MEETING

Proposal 1 — Election of Directors

Our Amended and Restated Articles of Incorporation provide for a classified Board of Directors divided into three classes: Victoria D. Harker, Gretchen W. McClain and Markos I. Tambakeras constitute a class with a term that expires at the Annual Meeting of Shareowners in 2012 (the “Class I Directors”); Curtis J. Crawford, John J. Hamre and Surya N. Mohapatra constitute a class with a term that expires at the Annual Meeting of Shareowners in 2013 (the “Class II Directors”); and Sten E. Jakobbson, Steven R. Loranger and Edward J. Ludwig constitute a class with a term that expires at the Annual Meeting of Shareowners in 2014 (the “Class III Directors”).

Director Nominees

The Board of Directors has considered and nominated the following slate of Class I nominees for a three-year term expiring in 2015. Each nominee is currently serving as a Director of Xylem: Victoria D. Harker, Gretchen W. McClain and Markos I. Tambakeras. Action will be taken at the Annual Meeting for the election of these three nominees. It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of the nominees except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

BOARD RECOMMENDATION: The Board of Directors recommends that you vote FOR the election of each of the following three Class I nominees:

The following information describes the offices held, other business directorships and the class and term of each nominee.

Class I — Directors Whose Term Expires in 2012

Victoria D. Harker
Chief Financial Officer and President of Global Business Services, AES Corporation

Victoria D. Harker, 47, serves as a Director on our Board of Directors. Ms. Harker currently serves as Chief Financial Officer and President of Global Business Services of the AES Corporation (“AES”), a global power company. She joined AES in 2006 to lead the Global Finance Team in a restructuring of its financial reporting, controls and capitalization. Before joining AES, Ms. Harker was the acting Chief Financial Officer and Treasurer of MCI from November 2002 through January 2006, and served as Chief Financial Officer of MCI Group, a unit of World Com Inc., from 1998 to 2002. Ms. Harker held several positions in finance, information technology and operations at MCI. She serves on the Board of Directors of Darden Restaurants, Inc., the parent company of Capital Grille, Olive Garden and Red Lobster, among others. Ms. Harker also serves as Chair of the University of Virginia’s Board of Managers, where she previously served as Investment and Audit Committee Chair. She serves on the executive committee of the Board of Directors of The Wolf Trap Foundation for the Performing Arts. Additionally, she sits on the American University Advisory Council and is a member of The Economic Club of Washington, D.C. Ms. Harker holds a bachelor’s degree in English and economics from The University of Virginia and a master of business administration with a concentration in finance from American University. Ms. Harker has extensive international business experience with a wide-ranging management and financial reporting background. Ms. Harker has also served as a Director of other public companies, providing additional relevant experience.

Gretchen W. McClain
President and Chief Executive Officer, Xylem Inc.

Gretchen W. McClain, 49, serves as our President and Chief Executive Officer and as a Director on our Board of Directors. Ms. McClain previously served as President of the ITT Fluid and Motion Control business. Ms. McClain joined ITT in September 2005 as the President of ITT’s Residential & Commercial Water business. She was named President of ITT Fluid Technology in March 2007 and served in that role before being named President of Fluid and Motion Control in December 2008. Prior to joining ITT, Ms. McClain was Vice President and General Manager of the Business, General Aviation & Helicopters (BGH) Electronics division at Honeywell Aerospace. Prior to assuming the BGH position, she held a variety of leadership positions in Honeywell Aerospace’s Engines, Systems & Services division, including Vice President for Engineering and Technology and Vice President for Program Management. She joined AlliedSignal in 1999, which later merged with Honeywell. Earlier, Ms. McClain spent nine years with NASA and served as Deputy Associate Administrator for Space Development, where she played a pivotal role in the successful development and launch of the International Space Station Program. Also with NASA, she served as Chief Director for Space Station, and as a Deputy Director for Space Flight. Ms. McClain currently serves on the Board of Faradyne, a Xylem joint venture with Pentair, Inc. Ms. McClain is a graduate of the University of Utah in Salt Lake City, where she earned her bachelor’s degree in mechanical engineering. Ms. McClain has an extensive business, developmental and strategic background, a strong technical background and, in particular, has intimate knowledge of the Company’s business and operations, having served as President of the ITT Fluid and Motion Control and Residential and Commercial Water businesses since 2005. Ms. McClain has also served as a Director on the Board of the Hydraulic Institute, the largest association of pump producers in North America, providing additional relevant experience.

Markos I. Tambakeras
Former Chairman, President and Chief Executive Officer, Kennametal, Inc.

Markos I. Tambakeras, 61, serves as Chairman of our Board of Directors. Mr. Tambakeras has been a Director of ITT since 2001. Mr. Tambakeras served on the Board of Parker Hannifin Corporation from 2005 until October 2011 and served as a Director of the Board of Newport Corporation from May 2008 through December 31, 2009. Mr. Tambakeras also served as Chairman of the Board of Directors of Kennametal, Inc. from July 1, 2002 until December 31, 2006. He was also President and Chief Executive Officer of Kennametal from July 1999 through December 31, 2005. From 1997 to June 1999, Mr. Tambakeras served as President, Industrial Controls Business, for Honeywell Incorporated. Mr. Tambakeras serves on the Board of Trustees of Loyola Marymount University and he is also a trustee of Arizona State University and has served for two years on the President’s Council on Manufacturing. He was previously the Chairman of the Board of Trustees of the Manufacturers Alliance/MAPI, which is the manufacturing industry’s leading executive development and business research organization. Mr. Tambakeras received a B.Sc. degree from the University of Witwatersrand, Johannesburg, South Africa and a master of business administration from Loyola Marymount University. Mr. Tambakeras has strong strategic and global operational industrial experience, having worked in increasingly responsible positions in several manufacturing companies, including leadership positions in South Africa and the Asia-Pacific area. In addition to his Board experience described above, Mr. Tambakeras has an extensive background in international operations, providing experience and skills relevant to the Company’s global sales and manufacturing infrastructure.

Continuing Members of the Board of Directors

The following information describes the offices held, other business directorships and the class and term of each director whose term continues beyond the 2012 Annual Meeting and who is not subject to election this year.

Class II — Directors Whose Term Expires in 2013

Curtis J. Crawford, Ph.D.
President and Chief Executive Officer, XCEO, Inc.

Curtis J. Crawford, 64, serves as a Director on our Board of Directors. Dr. Crawford was a Director of ITT from 1996 until October 2011. He is a Director of E.I. DuPont de Nemours and Company and ON Semiconductor Corporation. Dr. Crawford was previously a Director of Agilysys, Inc. from April 2005 to June 2008. Dr. Crawford is President and Chief Executive Officer of XCEO, Inc., which provides professional mentoring, personal leadership and governance programs. From April 1, 2002 to March 31, 2003, he served as President and Chief Executive Officer of Onix Microsystems, a private photonics technology company. He was Chairman of the Board of Directors of ON Semiconductor Corporation from September 1999 until April 1, 2002. Previously, he was President and Chief Executive Officer of ZiLOG, Inc. from 1998 to 2001 and its Chairman from 1999 to 2001. Dr. Crawford also has extensive executive experience with AT&T Corporation and IBM Corporation. He is a member of the Board of Trustees of DePaul University. He holds a bachelor’s degree in business administration and computer science and a master’s degree from Governors State University, a master of business administration from DePaul University and a Ph.D. from Capella University. Governors State University awarded him an honorary doctorate in 1996 and he received an honorary doctorate degree from DePaul University in 1999. Dr. Crawford is an expert on corporate governance and the author of three books on leadership and corporate governance and has significant experience leading high-technology companies. Dr. Crawford has also served as a Director in other public companies providing additional relevant experience.

John J. Hamre, Ph.D.
President and Chief Executive Officer, Center for Strategic & International Studies

John J. Hamre, 61, serves as a Director on our Board of Directors. Dr. Hamre was a Director of ITT from 2000 to October 2011. Dr. Hamre was elected President and Chief Executive Officer of the Center for Strategic & International Studies (“CSIS”), a public policy research institution dedicated to strategic, bipartisan global analysis and policy impact, in April of 2000. Prior to joining CSIS, he served as U.S. Deputy Secretary of Defense from 1997 to 2000 and Under Secretary of Defense (Comptroller) from 1993 to 1997. Dr. Hamre is a Director of MITRE Corporation, a not-for-profit organization chartered to work in the public interest, with expertise in systems engineering, information technology, operational concepts, and enterprise modernization. He has served as a Director of SAIC, Inc. since 2005 and Oshkosh Corporation from 2009 to January of 2012. Dr. Hamre was previously a Director of Choicepoint, Inc. from May 2002 through September 2008. Dr. Hamre has served on the Exelis Inc. Board of Directors since October 2011. He holds a bachelor’s degree, with highest distinction, from Augustana College in Sioux Falls, South Dakota, was a Rockefeller Fellow at the Harvard Divinity School and was awarded a Ph.D., with distinction, from the School of Advanced International Studies, Johns Hopkins University. Dr. Hamre has extensive strategic and international experience, and has achieved recognized prominence in strategic, international and defense fields. Dr. Hamre has also served as a Director in other public companies providing additional relevant experience.

Surya N. Mohapatra, Ph.D.
Chairman, President, and Chief Executive Officer of Quest Diagnostics Incorporated

Surya N. Mohapatra, 62, serves as a Director on our Board of Directors. Dr. Mohapatra served as a Director of ITT from 2008 to October 2011. He has also been a Director of Quest Diagnostics Incorporated since 2002 and served as a Director of Vasogen, Inc. from 2002 to 2006. Dr. Mohapatra was appointed President and Chief Operating Officer of Quest Diagnostics in June 1999, a Director in 2002, its Chief Executive Officer in May 2004, and Chairman of the Board in December 2004. Dr. Mohapatra joined Quest Diagnostics as Senior Vice President and Chief Operating Officer in 1999. As announced by Quest Diagnostics on October 25, 2011, Dr. Mohapatra is scheduled to retire from Quest Diagnostics by April 30, 2012. Prior to joining Quest Diagnostics, Dr. Mohapatra was Senior Vice President of Picker International, a worldwide leader in advanced medical imaging technologies, where he served in various executive positions during his 18-year tenure. Dr. Mohapatra is also a Trustee of the Rockefeller University and a member of the Corporate Advisory Board of Johns Hopkins Carey Business School. Dr. Mohapatra holds a bachelor’s degree in electrical engineering from Regional Engineering College (Rourkela)/Sambalpur University in India. Additionally, he holds a master’s degree in medical electronics from the University of Salford, England, as well as a doctorate in medical physics from the University of London and The Royal College of Surgeons of England. Dr. Mohapatra has extensive international business experience with a wide-ranging operational and strategic knowledge and has a strong technical background, with an emphasis on Six-Sigma quality and customer-focused business practices. Dr. Mohapatra has also served as a Director in other public companies providing additional relevant experience.

Class III — Directors Whose Term Expires in 2014

Sten E. Jakobsson
Former President and Chief Executive Officer, ABB AB

Sten E. Jakobsson, 63, serves as a Director on our Board of Directors. Mr. Jakobsson has served on the Board of Stena Metall AB since 2005, on the Board of SAAB AB since 2008, on the Board of FLSmidth&Co A/S since 2011 and as Chairman of the Board of Power Wind Partners AB since 2011. Mr. Jakobsson served in various positions with increasing responsibilities at ABB Ltd, a world leading company in Power and Industrial Automation, for nearly 40 years until his retirement in 2011. Most recently in 2011, Mr. Jakobsson was CEO of ABB AB, the Swedish part of ABB and from 2006 also Head of North Europe Region including UK, IRL, the Nordic countries, Russia and Central Asia and Caucasus. From 1992 through 1996, Mr. Jakobsson was Global Business Area Manager for the global cable business in ABB and from 1996 EVP of ABB AB (Sweden) responsible for the Transmission and Distribution Segment. Mr. Jakobsson has strong experience in managing international sales, complex project execution and manufacturing in a global company. Mr. Jakobsson has a Master of Science degree from The Royal Technical Institute of Stockholm.

Steven R. Loranger
Former Chairman, President and Chief Executive Officer, ITT Corporation

Steven R. Loranger, 60, serves as Chairman Emeritus of our Board of Directors in recognition of his long-standing service as the former Chairman, President and Chief Executive Officer of ITT, our former parent company. In addition to sharing his industry and leadership experience with our senior executives, Mr. Loranger will act as ambassador for the responsible use, and healthy return, of water in the world environment. Mr. Loranger serves on the Boards of the National Air and Space Museum and the Congressional Medal of Honor Foundation and joined the Wings Club Board of Directors in November 2011. Mr. Loranger has served on the Exelis Inc. Board of Directors since October 2011. Mr. Loranger was a member of the Business Roundtable and served on the Executive Committee of the Aerospace Industries Association Board of Governors until December 2011. Prior to ITT, Mr. Loranger served as Executive Vice President and Chief Operating Officer of Textron, Inc. from 2002 to 2004, overseeing Textron’s manufacturing businesses, including aircraft and defense, automotive, industrial products and components. From 1981 to 2002, Mr. Loranger held executive positions at Honeywell International Inc. and its predecessor company, AlliedSignal, Inc., including serving as President and Chief Executive Officer of its Engines, Systems and Services businesses. Mr. Loranger holds a bachelor’s and master’s degree in science from the University of Colorado. Mr. Loranger has extensive operational and manufacturing experience with industrial companies and, in particular, he has intimate knowledge of the Company’s business and operations, having served as Chief Executive Officer of ITT since 2004. Mr. Loranger also serves as a Director on the Board of FedEx Corporation, providing additional relevant experience.

Edward J. Ludwig
Chairman and Former Chief Executive Officer, Becton, Dickinson and Company

Edward J. Ludwig, 60, serves as a Director on our Board of Directors. Mr. Ludwig currently serves as Chairman of the Board of Directors of Becton, Dickinson and Company (“BD”), a global medical technology company. Since joining BD in 1979, Mr. Ludwig has also served as Chief Executive Officer from January 2000 through September 2011, and as President and Chief Financial Officer, among other positions. Before joining BD, he served as a Senior Auditor with Coopers and Lybrand (now PriceWaterhouseCoopers), where he earned a CPA certificate, and as a Financial and Strategic Analyst at Kidde, Inc. Mr. Ludwig is a member of the Board of Trustees of the College of the Holy Cross and serves on the Columbia Business School Board of Overseers. He is also Chairman of the Hackensack University Medical Center Advisory Board and a member of the Board of Directors of Project HOPE. Previously, Mr. Ludwig served as Chairman of the Board of Directors of AdvaMed, the world’s largest medical technology association, and as a past Chair of the Health Advisory Board for the Johns Hopkins Bloomberg School of Public Health. Mr. Ludwig also serves as Lead Director of the Board of Directors of AETNA and is the Chair of the Board of Directors’ Finance Committee. Mr. Ludwig holds a bachelor’s degree in economics and accounting from The College of the Holy Cross and a master of business administration with a concentration in finance from Columbia University. Mr. Ludwig has extensive financial, management and manufacturing experience. Mr. Ludwig has also served as a Director of various public and non-public companies, providing additional relevant experience.

Proposal 2 — Ratification of Appointment of the Independent

Registered Public Accounting Firm

The Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) as Xylem’s independent registered public accounting firm for 2012. Shareowner ratification is not required for making such appointment for the fiscal year ending December 31, 2012 because the Audit Committee has responsibility for the appointment of our independent registered public accounting firm. The appointment is being submitted for ratification with a view toward soliciting the opinion of shareowners, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if shareowners do not ratify the appointment. Deloitte is a registered public accounting firm by the Public Company Accounting Oversight Board (“PCAOB”). Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee during 2011. The Audit Committee annually reviews and considers Deloitte’s performance of the Company’s audit. Performance factors reviewed include Deloitte’s:

•	independence;

•	experience;

•	technical capabilities;

•	client service assessment;

•	responsiveness;

•	financial strength;

•	industry insight;

•	PCAOB inspection results;
•	leadership;

•	non-audit services;

•	management structure;

•	peer review program;

•	commitment to quality report;

•	appropriateness of fees charged; and

•	compliance and ethics programs.

The Audit Committee also reviewed the terms and conditions of Deloitte’s engagement letter including an agreement between the Company and Deloitte to submit disputes between Deloitte and the Company to a dispute resolution process and to limit awards based on punitive or exemplary damages under the dispute resolution procedures.

The Audit Committee discussed these considerations as well as Deloitte’s fees and services with Deloitte and Company management. The Audit Committee also determined that any non-audit services (services other than those described in the annual audit services engagement letter) provided by Deloitte were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and rules promulgated by the PCAOB in Rule 3526. Representatives of Deloitte will be present at the Annual Meeting to answer questions and will have the opportunity to make a statement if they desire to do so.

Independent Registered Public Accounting Firm Fees

Aggregate fees billed to the Company for the year ended December 31, 2011 represent fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (“Deloitte and related affiliates”).

For the year ended December 31, 2011 following the spin-off on October 31, 2011, we incurred fees from Deloitte and related affiliates, including expenses and taxes, totaling $6,896,000, which are categorized below. Prior to the spin-off, ITT paid any audit, audit-related, tax and other fees of Deloitte and related affiliates. As a result, the amounts reported below are not necessarily representative of the fees we expect to pay Deloitte and related affiliates in future years.

	Year Ended
	2011	2010
	(In thousands)
Audit Fees(1)	$6,251	N/A
Audit-Related Fees(2)	400	N/A
Tax Fees(3)
Tax Compliance Services	181	N/A
Tax Planning Services	64	N/A

Total Tax Services	245	N/A

Other Fees	—	—

Total	$6,896	N/A

(1)	Fees for audit services billed for 2011 consisted of:

•	Audit of the Company’s annual financial statements;
•	Reviews of the Company’s quarterly financial statements;
•	Statutory and regulatory audits, consents and other services related to SEC matters; and
•	Financial accounting and reporting consultations.

(2)	Fees for audit-related services billed for 2011 consisted of:

•	Audits and other attest work related to subsidiaries (other than statutory audits); and
•	Acquisition due diligence and other miscellaneous attest services.

(3)	Fees for tax services billed in 2011 consisted of tax compliance and tax planning and advice:

•

Tax compliance services are services rendered, based upon facts already in existence or transactions that have already occurred, to document, compute, and obtain government approval for amounts to be included in tax filings consisting primarily of assistance with tax jurisdiction registrations.

•

Tax planning services are services and advice rendered with respect to proposed transactions or services that alter the structure of a transaction to obtain an anticipated tax result. Such services consisted primarily of tax advice related to intra-group structuring.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves audit services provided by Deloitte and related affiliates. The Audit Committee has also adopted a policy on pre-approval of permitted non-audit services provided by Deloitte and related affiliates and certain permitted non-audit services provided by outside internal audit service providers. The purpose of the policy is to identify thresholds for services, project amounts and circumstances where Deloitte and related affiliates and any outside internal audit service providers may perform permitted non-audit services. A second level of review and approval by the Audit Committee is required when such permitted non-audit services, project amounts, or circumstances exceed the specified amounts.

The Audit Committee has determined that, where practical, all non-audit services shall first be placed for competitive bid prior to selection of a service provider. Management may select the party deemed best suited for the particular engagement, which may or may not be Deloitte and related affiliates. Providers other than Deloitte and related affiliates shall be preferred in the selection process for non-audit service-related work. The policy and its implementation are reviewed and reaffirmed on a regular basis to assure compliance with applicable rules.

The Audit Committee has approved specific categories of audit, audit-related and tax services incremental to the normal auditing function which Deloitte and related affiliates may provide without further Audit Committee pre-approval. These categories include, among others, the following:

1.	Due diligence, closing balance sheet audit services, purchase price dispute support and other services related to mergers, acquisitions and divestitures;

2.	Employee benefit advisory services, independent audits and preparation of tax returns for the Company’s defined contribution, defined benefit and health and welfare benefit plans, preparation of the associated tax returns or other employee benefit advisory services;

3.	Tax compliance and certain tax planning and advice work; and

4.	Accounting consultations and support related to generally accepted accounting principles (“GAAP”).

The Audit Committee has also approved specific categories of audit-related services, including the assessment and review of internal controls and the effectiveness of those controls, which outside internal audit service providers may provide without further approval.

If fees for any pre-approved non-audit services provided by either Deloitte and related affiliates or any outside internal audit service provider exceed a pre-determined threshold during any calendar year, any additional proposed non-audit services provided by that service provider must be submitted for second-level approval by the Audit Committee. Other audit, audit-related and tax services which have not been pre-approved are subject to specific prior approval. The Audit Committee reviews the fees paid or committed to Deloitte and related affiliates on at least an annual basis.

The Company may not engage Deloitte and related affiliates to provide the services described below:

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.	Financial information systems design and implementation;

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.	Actuarial services;

5.	Internal auditing services;

6.	Management functions or human resources services;

7.	Broker-dealer, investment advisor or investment banking services; or

8.	Legal services and other expert services unrelated to the audit.

Employees of Deloitte and related affiliates who are senior manager level or above, including lead or concurring partners, and who have been involved with the Company in the independent audit, shall not be employed by the Company in any capacity for a period of five years after the termination of their activities on the Company account.

BOARD RECOMMENDATION: The Board of Directors recommends you vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.

Proposal 3 — Non-Binding Advisory Vote on Approval of

Named Executive Officers’ Compensation

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareowner vote to approve, in a non-binding vote, the compensation of our NEOs as disclosed in “Compensation Discussion and Analysis” starting on page 29. The text of the resolution in respect of Proposal 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s NEOs as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”

In considering their vote, shareowners may wish to review with care the information on the Company’s compensation policies and decisions regarding the NEOs presented in “Compensation Discussion and Analysis.”

In particular, shareowners should note that the Company’s Leadership Development and Compensation Committee bases its executive compensation decisions on the following:

•	alignment of executive and shareowner interests by providing incentives linked to earnings per share performance, revenue, free cash flow and return on invested capital;

•	the ability for executives to achieve long-term shareowner value creation without undue business risk;

•	creating a clear link between an executive’s compensation and his or her individual contribution and performance;

•	the extremely competitive nature of the industries in which we operate, and our need to attract and retain the most creative and talented industry leaders; and

•	comparability to the practices of peers in the industries that we operate in and other comparable companies generally.

While the results of the vote are advisory in nature, the Board of Directors intends to carefully consider the results of the vote.

BOARD RECOMMENDATION: The Board of Directors recommends that you vote FOR the approval of the compensation of our NEOs.

Proposal 4 — Non-Binding Advisory Vote on the

Frequency of Shareowner Votes on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareowner vote to recommend, in a non-binding vote, whether a non-binding shareowner vote to approve the compensation of our NEOs (that is, votes similar to the non-binding vote in Proposal 3) should occur every one, two or three years.

In considering their vote, shareowners may wish to review with care the information presented in connection with Proposal 3, as well as the information on the Company’s compensation policies and decisions regarding the NEOs presented in “Compensation Discussion and Analysis” starting on page 29.

We believe that a non-binding shareowner vote on executive compensation should occur every year. We believe the one-year frequency provides the highest level of accountability and communication by enabling the non-binding shareowner vote to approve the compensation of our NEOs to correspond with the most recent executive compensation information presented in our Proxy Statement for our Annual Meeting.

We believe that providing the vote only every two or three years may prevent shareowners from communicating in a meaningful and coherent manner. For example, we may not know whether the shareowner vote approves or disapproves of compensation for the reporting period or the compensation for previous reporting periods or both. As a result, the implications of the shareowner vote could be difficult to discern.

If the non-binding vote on executive compensation will occur every year, a resolution subject to a non-binding shareowner vote to approve the compensation of our NEOs will be presented in the proxy materials for the 2013 Annual Meeting of Shareowners.

For the reasons stated above, the Board of Directors is recommending a vote for a one-year frequency for the non-binding shareowner vote to approve the compensation of our NEOs. Note that shareowners are not voting to approve or disapprove the recommendation of the Board of Directors with respect to this proposal. Instead, each proxy card provides for four choices with respect to this proposal: a one-, two- or three-year frequency or abstention from voting on the proposal.

Your vote on this proposal will be non-binding on the Company and the Board of Directors, and it will not be construed as overruling a decision by the Company or the Board of Directors. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Board of Directors values the opinions that our shareowners express in their votes and will consider the outcome of the vote when making future decisions on the inclusion of such proposals in the proxy materials as it deems appropriate.

BOARD RECOMMENDATION: The Board of Directors recommends that you vote ONE YEAR with respect to how frequently a non-binding shareowner vote to approve the compensation of our NEOs should occur.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Responsibilities of the Board of Directors.    The Board of Directors sets policy for Xylem and advises and counsels the chief executive officer and the executive officers who manage the Company’s business and affairs. The Board of Directors is responsible for assuring that:

•	the Company’s businesses are conducted in conformity with applicable laws and regulations;

•	the Company’s systems of financial reporting and internal controls are adequate and properly implemented and the Company has appropriate risk management structures in place;

•	there is continuity in the leadership of the Company;

•	management develops sound business strategies;

•	adequate capital and managerial resources are available to implement the business strategies;

•

the Company’s long-term strategies, significant investments in new businesses, joint ventures and partnerships and significant business acquisitions, including assessment of balance sheet impacts and other financial matters, are reviewed and approved; and

•	the Company’s operating plans and capital, research and development and engineering budgets are reviewed and approved.

Governance Principles.    The Board of Directors has Corporate Governance Principles and Charters for each of its standing committees. The Corporate Governance Principles provide, among other things, that Directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board and Board committee meetings, as well as be able to participate in other matters necessary for good corporate governance. To help assure that Directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that Directors who are chief executive officers of publicly traded companies may not serve on more than two public company boards (including the Xylem Board) in addition to service on their own board. Directors, who are not chief executive officers of publicly traded companies, may not serve on more than four public company boards (including the Xylem Board). The Corporate Governance Principles and Charters of the standing committees are reviewed by the Board at least annually and posted on the Company’s website at http://investors.xyleminc.com/phoenix.zhtml?c=247373&p=irol-govHighlights. A copy of the Corporate Governance Principles will be provided, free of charge, to any shareowner upon request to the Corporate Secretary of Xylem.

Leadership Structure.    The Board believes that the decision as to whether to combine or separate the chief executive officer and Chairman of the Board of Directors positions will depend on the facts and circumstances facing the Company at a given time and could change over time. In today’s challenging economic and regulatory environment, directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, although we do not have a formal policy with respect to separation of the Chairman and chief executive officer positions, we presently believe that having a separate Chairman, whose sole job is to lead the Board, allows our Chief Executive Officer, Ms. McClain, to completely focus her time and energy on running the day-to-day operations of our new Company. However, the Board will consider the continued appropriateness of this structure as necessary to meet the best interests of the Company. The Board believes that the Company’s current leadership structure does not affect the Board’s role in risk oversight of the Company.

Communication with the Board of Directors.    Interested parties may contact all outside Directors as a group, the entire Board of Directors, a committee of the Board of Directors or an individual Director by submitting a letter to the desired recipient in a sealed envelope labeled “Outside Directors,” “Board of Directors,” or with the name of the Board committee or a specific Director. This sealed envelope should be placed in a larger envelope and mailed to the Corporate Secretary, Xylem Inc., 1133 Westchester Avenue, Suite N200, White Plains, NY 10604, USA. The Corporate Secretary will forward the sealed envelope to the designated recipient.

Policies for Approving Related Person Transactions.    The Company and the Board have adopted a formal written policy for evaluation of potential related person transactions, as those terms are defined in the SEC’s rules for executive compensation and related person disclosure, which provide for review and pre-approval of transactions which may or are expected to exceed $120,000 involving Non-Management Directors, Executive Officers, beneficial owners of five percent or more of the Company’s common stock or other securities and any immediate family of such persons. The Company’s policy generally groups transactions with related persons into two categories: (1) transactions requiring the approval of the Nominating and Governance Committee and (2) certain transactions, including ordinary course transactions below established financial thresholds, that are deemed pre-approved by the Nominating and Governance Committee.

In reviewing for approval or ratification related person transactions that are not deemed pre-approved, the Nominating and Governance Committee will consider the relevant facts and circumstances, including:

•	whether terms or conditions of the transaction are generally available to third-parties under similar terms or conditions;

•	level of interest or benefit to the related person;

•	availability of alternative suppliers or customers; and

•	benefit to the Company.

The Nominating and Governance Committee is deemed to have pre-approved certain transactions identified in Item 404(a) of Regulation S-K that are not required to be disclosed even if the amount involved exceeds $120,000. In addition, any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director and/or beneficial owner of less than 10% of that company’s shares is deemed pre-approved; provided, however, that with respect to directors, if a director is a current employee, or if an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, such transaction will not be considered appropriate for automatic pre-approval and shall be reviewed by the Nominating and Governance Committee. Regardless of whether a transaction is deemed pre-approved, all transactions in any amount are required to be reported to the Nominating and Governance Committee. Subsequent to the adoption of the written procedures above, the Company has followed these procedures regarding all reportable related person transactions. The Company’s Related Person Transaction Policy is posted on the Company’s website at: http://investors.xyleminc.com/phoenix.zhtml?c=247373&p=irol-govHighlights.

Code of Conduct.    The Company has also adopted the Xylem Code of Conduct (the “Code of Conduct”) which applies to all employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and, where applicable, to its Non-Management Directors. The Code of Conduct is also posted on the Company’s website at http://www.xyleminc.com/en-us/about-us/code-of-conduct/Pages/default.aspx. The Company discloses any changes or waivers from the Code of Conduct on its website for the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, its Non-Management Directors and other executive officers. In addition, the Company will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K. A copy of the Code of Conduct will be provided, free of charge, to any shareowner upon request to the Corporate Secretary of Xylem.

Independent Directors.    The Company’s Non-Management Directors must meet the NYSE independence standards. The Company’s Corporate Governance Principles define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. The Charters of the Audit, Leadership Development and Compensation, and Nominating and Governance Committees also require all members to be independent directors after the completion of the NYSE independence phase-in periods. All members of our Audit and Leadership Development and Compensation Committees are currently independent. With respect to the Nominating and Governance Committee, the NYSE allows Xylem to phase in its independent directors. The NYSE requires the Nominating and Governance Committee to have at least a majority of its members determined to be independent within 90 days from the listing date applicable to Xylem’s common stock on the NYSE on October 13, 2011, and be composed solely of members determined to be independent within one year of such listing date. Our Nominating and Governance Committee is in compliance with the phase-in independence requirements of the NYSE and the Nominating and Governance Committee Charter.

Based on its review, the Board of Directors affirmatively determined, after considering all relevant facts and circumstances, that no Non-Management Director, with the exception of Mr. Loranger, has a material relationship with the Company and that all Non-Management Directors, including all members of the Audit, Leadership Development and Compensation, and Nominating and Governance Committees, with the exception of Mr. Loranger, meet the independence definition in the current NYSE corporate governance rules for listed companies. Mr. Loranger is not considered independent as he was the Chairman, President and Chief Executive Officer of ITT, the company that spun off Xylem as a public company on October 31, 2011.

Each year, the Company’s Directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions. Additionally, Directors and executive officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided.

The Nominating and Governance Committee reviews and considers all relevant facts and circumstances with respect to independence for each Director standing for election prior to recommending selection as part of the slate of Directors presented to the shareowners for election at the Company’s Annual Meeting. The Nominating and Governance Committee reviews its recommendations with the full Board, which separately considers and evaluates the independence of Directors standing for re-election using the standards described above.

In February 2012, the Board considered regular commercial sales and payments in the ordinary course of business as well as charitable contributions with respect to each of the Non-Management Directors standing for re-election at the Company’s Annual Meeting. In particular, the Board evaluated the amount of sales to Xylem or purchases by Xylem with respect to companies where any of the Directors serve or served as an executive officer or director.

In no instances was a Director a current employee, or was an immediate family member of a Director a current executive officer, of a company that has made payments to, or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million, or 2% of each respective company’s consolidated gross revenues. The Board also considered the Company’s charitable contributions to non-profit organizations with respect to each of the Non-Management Directors. No contributions exceeded 1% of the consolidated gross revenues of any non-profit organization.

Ms. McClain is not independent because she serves as President and Chief Executive Officer of the Company. Mr. Loranger is not independent because of his former position as Chairman, President and Chief Executive Officer of ITT.

The following are the Class I directors standing for election at the Annual Meeting: Ms. Victoria D. Harker, Ms. Gretchen W. McClain and Mr. Markos I. Tambakeras.

Board and Committee Roles in Oversight of Risk.    The Board of Directors has primary responsibility for overall risk oversight, including the Company’s risk profile and management controls. The Board of Directors also monitors financial liquidity and financing risk. The Audit Committee of the Board monitors the Company’s operational and regulatory risk management and enterprise risk assessment program, including all risk mitigation processes. The Internal Auditor, who has responsibility for assessing, monitoring and auditing the Company’s global risk profile, reports directly to the Audit Committee and reports on a functional basis to the Chief Financial Officer. The Leadership Development and Compensation Committee reviews and assesses compensation and incentive program risks to ensure that the Company’s compensation programs encourage innovation and balance appropriate business risk and rewards without encouraging risk-taking behaviors which may have a material adverse effect on the Company. The Leadership Development and Compensation Committee structures compensation so that unnecessary or excessive risk-taking behavior is discouraged and behaviors correlated with long-term value creation are encouraged. The Board, Audit and Leadership Development and Compensation Committees receive reports with respect to the Company’s risk profile and risk management controls.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Leadership Development and Compensation Committee during fiscal year 2011 or as of the date of this Proxy Statement has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Leadership Development and Compensation Committee or Board of Directors.

DIRECTOR SELECTION AND COMPOSITION

Directors of the Company must be persons of integrity, with significant accomplishments and recognized business stature. The Nominating and Governance Committee desires that the Board of Directors be diverse in terms of its viewpoints, professional experience, education and skills as well as race, gender and national origin. In addition, Xylem’s Corporate Governance Principles state that as part of the membership criteria for new Board members, individuals must possess such attributes and experiences as are necessary to provide a broad range of personal characteristics including diversity, management skills, and technological, business and international experience. On an annual basis, as part of its self-evaluation, the Board of Directors will assess whether the mix of directors is appropriate for the Company. In addition, the Nominating and Governance Committee will assess the effectiveness of these criteria by referring to the criteria when it periodically assesses the composition of the Board. The Board of Directors actively seeks to consider diverse candidates for membership on the Board when it has a vacancy to fill and includes diversity as a specific factor when conducting any search. As part of its process in identifying new candidates to join the Board of Directors, the Nominating and Governance Committee considers whether and to what extent the candidate’s attributes and experiences will individually and collectively complement the existing Board, recognizing that Xylem’s businesses and operations are diverse and global in nature. Currently, the Board consists of nine directors. Out of the nine directors, two are female, one is African American and one is from India. The directors come from diverse professional backgrounds, including technology, financial and manufacturing industries as well as governmental and non-governmental agencies.

To be considered by the Nominating and Governance Committee as a Director candidate, a nominee must meet the requirements of the Company’s By-laws and Corporate Governance Principles. In addition to the minimum qualifications, the Nominating and Governance Committee evaluates each nominee’s skills to determine if those skills are complementary to the skills demonstrated by current Board members. The Nominating and Governance Committee also evaluates the Board’s needs for operational, technical, management, financial, international or other expertise.

Prior to recommending nominees for election as Directors, the Company’s Nominating and Governance Committee engages in a deliberative, evaluative process to ensure each nominee possesses the skills and attributes that individually and collectively will contribute to an effective Board of Directors. Biographical information for each candidate for election as a Director is evaluated and candidates for election participate in interviews with existing Board members and management. Each candidate is subject to thorough background checks. Director nominees must be willing to commit the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings and participation in other matters necessary for good corporate governance.

The Nominating and Governance Committee identifies Director candidates through a variety of sources including personal references and business contacts. On occasion, the Nominating and Governance Committee utilizes a search firm to identify and screen Director candidates and pays a fee to that firm for each such candidate elected to the Board of the Company. The Nominating and Governance Committee will consider director nominees recommended by shareowners for election to the Company’s Board who meet the qualification standards described above. The Nominating and Governance Committee also evaluates and makes recommendations to the Board of Directors concerning appointment of Directors to Board committees, selection of Board committee chairs, committee member qualifications, committee member appointment and removal, committee structure and operations and proposal of the Board slate for election at the Annual Meeting, consistent with criteria approved by the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the Board described below perform essential corporate governance functions. Information provided below for the Committees is from October 31, 2011, when the Company became a public reporting company, through December 31, 2011.

Audit Committee

2011 Audit Committee Members:

Victoria D. Harker, Chair

Curtis J. Crawford

Sten E. Jakobsson

Edward J. Ludwig

Surya N. Mohapatra

The Audit Committee held 2 meetings in 2011. The primary purpose of the committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process. The duties and responsibilities of the committee are set forth in its charter, which may be found on the Company’s website, and include the following:

•

Subject to any action that may be taken by the full Board, the Audit Committee has the ultimate authority and responsibility to determine the qualifications, independence and compensation of the independent auditors, and to appoint (or nominate for shareowner ratification), evaluate and, where appropriate, consider rotation or replacement of the independent auditors.

•

Review and discuss with management and independent auditors, and approve, the annual audited financial statements and quarterly financial statements of the Company, and make a recommendation regarding inclusion of those financial statements in any public filing.

•	Discuss with management and independent auditors the quality and adequacy of the Company’s internal controls and their effectiveness.

•

Pre-approve the retention of independent auditors for audit-related and permitted non-audit services. Other tax-related consulting and special projects and fees for any other services to be provided by independent auditors and internal audit service providers must be submitted to the Audit Committee consistent with the Company’s Audit Services, Audit Related Services and Non-Audit Services Policy.

•

Confirm the scope of audits to be performed by independent auditors and any other outside audit service provider, monitor progress and review results. Review fees and expenses charged by independent auditors and any party retained to provide internal audit services.

•	Review significant findings or unsatisfactory internal audit reports or audit problems or difficulties encountered by independent auditors in the course of the audit work.

•	Review major issues regarding the Company’s accounting principles and internal controls.

•

Provide oversight and discuss with management, internal auditors and independent auditors, the adequacy and effectiveness of the Company’s overall risk assessment and risk management process, including all risk mitigation processes.

The Board of Directors has identified Victoria D. Harker and Edward J. Ludwig as Audit Committee financial experts.

Independence.    The Board of Directors has determined that each member of the Audit Committee meets the independence standards set out in the Board’s Corporate Governance Principles and its Audit Committee Charter and the requirements of the NYSE currently in effect and Rule 10A-3 of the Exchange Act. The Board of Directors has evaluated the performance of the Audit Committee consistent with the regulatory requirements.

A copy of the Audit Committee Charter is available on the Company’s website at http://investors.xyleminc.com/phoenix.zhtml?c=247373&p=irol-govHighlights. The Company will provide, free of charge, a copy of the Audit Committee Charter to any shareowner, upon request to the Corporate Secretary of Xylem.

Leadership Development and Compensation Committee

2011 Leadership Development and Compensation Committee Members:

Curtis J. Crawford, Chair

Victoria D. Harker

Edward J. Ludwig

Sten E. Jakobsson

The Leadership Development and Compensation Committee held 2 meetings in 2011. The primary purpose of the committee is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareowner return, without excessive enterprise risk. The duties and responsibilities of the committee are set forth in its charter, which may be found on the Company’s website, and include the following:

•	Approve and oversee administration of the Company’s employee compensation program including incentive plans and equity-based compensation plans.

•

Evaluate senior management and Chief Executive Officer performance, evaluate enterprise risk and other risk factors with respect to compensation objectives, set annual performance objectives for the Chief Executive Officer and approve individual compensation actions for the Chief Executive Officer and officers at the vice president level and above, as well as certain other selected positions.

•	Oversee the establishment and administration of the Company’s benefit programs.

•	Oversee the development of and succession planning for the Company’s executive officers.

More detail regarding the processes and procedures used to determine executive compensation is found in “Compensation Discussion and Analysis” starting on page 29.

Independence.    The Board of Directors has determined that each member of the Leadership Development and Compensation Committee meets the independence standards set out in the Board’s Corporate Governance Principles and its Leadership Development and Compensation Committee Charter and the requirements of the NYSE currently in effect.

A copy of the Leadership Development and Compensation Committee Charter is available on the Company’s website at http://investors.xyleminc.com/phoenix.zhtml?c=247373&p=irol-govHighlights. The Company will provide, free of charge, a copy of the Leadership Development and Compensation Committee Charter to any shareowner, upon request to the Corporate Secretary of Xylem.

Nominating and Governance Committee

2011 Nominating and Governance Committee Members:

Surya N. Mohapatra, Chair

John J. Hamre

Steven R. Loranger

Markos I. Tambakeras

The Nominating and Governance Committee held 1 meeting in 2011. The primary purpose of the committee is to ensure that the Board of Directors is appropriately constituted to meet its fiduciary obligations to the shareowners of the Company. The duties and responsibilities of the committee are set forth in its charter, which may be found on the Company’s website, and include the following:

•	Develop, annually review, update and recommend to the Board of Directors corporate governance principles for the Company.

•	Evaluate and make recommendations to the Board of Directors concerning the composition, governance and structure of the Board.

•	Determine composition of members and chairs of Board committees.

•	Make recommendations to the Board of Directors concerning the qualifications, compensation and retirement age of Directors.

•	Administer the Board of Directors’ annual evaluation process.

•	Review the Company’s business continuity and disaster recovery programs and plans.

•	Identify, evaluate and propose nominees for election to the Board of Directors and conduct searches for prospective board members.

The Nominating and Governance Committee will consider director nominees recommended by shareowners for election to the Company’s Board who meet the qualification standards described in “Director Selection and Composition” on page 22.

Independence.    The Board of Directors has determined that each member of the Nominating and Governance Committee, with the exception of Mr. Loranger, meets the independence standards set out in the Board’s Corporate Governance Principles and its Nominating and Governance Committee Charter and the requirements of the NYSE currently in effect. With respect to the Nominating and Governance Committee, the NYSE and our Nominating and Governance Committee Charter allow Xylem to phase in its independent directors. The NYSE and our Nominating and Governance Committee Charter require the Nominating and Governance Committee to have at least a majority of its members determined to be independent within 90 days of the listing date applicable to Xylem’s common stock on the NYSE on October 13, 2011, and be composed solely of members determined to be independent within one year of such listing date. Mr. Loranger is not considered independent as he was the Chairman, President and Chief Executive Officer of ITT, the company that spun off Xylem as a public company on October 31, 2011. We are currently in compliance with the NYSE and our Nominating and Governance Committee Charter phase-in independence requirements for members of our Nominating and Governance Committee.

A copy of the Nominating and Governance Committee Charter is available on the Company’s website at http://investors.xyleminc.com/phoenix.zhtml?c=247373&p=irol-govHighlights. The Company will provide, free of charge, a copy of the Nominating and Governance Committee Charter to any shareowner, upon request to the Corporate Secretary of Xylem.

Meetings of the Board and Committees.    During 2011, there were 2 regularly scheduled Board meetings and 5 meetings of standing committees. All Directors attended at least 75% of the aggregate of all meetings of the Board and standing committees on which they served. It is Company practice that all Directors attend the Company’s Annual Meeting of Shareowners. For 2012, the Board has scheduled five regular meetings. In conjunction with the regular meetings, those Directors who are not employees of Xylem are scheduled to meet privately (without management) following each Board meeting during the year. In addition, the independent Directors will meet privately at least once in 2012.

2011 NON-MANAGEMENT DIRECTOR COMPENSATION

Xylem Non-Management Director compensation includes a $100,000 annual cash retainer, a $90,000 annual equity award consisting of RSUs, a $15,000 annual fee given to the Director who serves as the Audit Committee Chair and an annual incremental payment of $125,000 comprised of $62,500 in cash and $62,500 in RSUs given to the Director who serves as Non-Executive Chairman of the Board of Directors. The amounts reflected in the “Fees Earned or Paid in Cash” column in the table below represent compensation for services in 2011 even though the Non-Management Directors received payment in 2011 for their service as Directors of Xylem from October 31, 2011 (the “Distribution Date”), through May 9, 2012, the day prior to the Annual Meeting.

Prior to the completion of the spin-off, Frank R. Jimenez, Aris C. Chicles and Gretchen W. McClain served as interim directors of Xylem. Messrs. Jimenez and Chicles resigned prior to the Distribution Date. The interim directors did not receive any compensation for their service as interim directors. Drs. Crawford, Hamre and Mohapatra as well as Mr. Tambakeras served on the Board of Directors of ITT in 2011. Our Non-Management Director compensation for 2011 does not include any compensation received from ITT. Mr. Loranger was the Chairman, President and Chief Executive Officer of ITT and also served on the Board of Directors of ITT. Mr. Loranger, as a management director of ITT, did not receive compensation for his service as an ITT director.

Xylem Non-Management Director compensation for the 2011-2012 tenure from the spin-off date to the date of the Annual Meeting is as follows:

•

$50,000 payable at the election of each Non-Management Director in cash or deferred cash. Directors choosing deferred cash payment may irrevocably elect to have the deferred cash deposited into an interest-bearing cash account or deposited into an account that tracks the performance of Xylem common stock. The 2011-2012 interest rate for the interest-bearing cash account was determined as of the ITT Annual Shareowners’ Meeting held in May 2011, prior to the spin-off. No deferred compensation selections provided for preferential treatment for Directors; and

•	$45,000 in the form of RSUs (which may be deferred). The RSUs vest on May 9, 2012, the day prior to the Annual Meeting.

Additionally, our Board of Directors approved a supplemental retainer for Mr. Tambakeras, the Non-Executive Chairman of the Board, of $62,500 comprising of $31,250 payable in cash and $31,250 in the form of RSUs (which may be deferred). The RSUs vest on May 9, 2012, the day prior to the Annual Meeting. Our Board of Directors also approved a supplemental retainer of $7,500, payable in cash, for Ms. Harker, the 2011 Audit Committee Chair.

Ms. McClain, as a Xylem Management Director, does not receive compensation for her service as a Director.

Director Compensation Table

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total (3) ($)
Curtis J. Crawford	16,667	45,018	61,685
John J. Hamre	16,667	45,018	61,685
Victoria D. Harker	19,167	45,018	64,185
Sten E. Jakobsson	16,667	45,018	61,685
Steven R. Loranger	16,667	45,018	61,685
Edward J. Ludwig	16,667	45,018	61,685
Surya N. Mohapatra	16,667	45,018	61,685
Markos I. Tambakeras	27,083	76,285	103,368

(1)	Fees earned may be paid, at the election of the Director, in cash or deferred cash. Non-Management Directors may irrevocably elect deferral into an interest-bearing cash account or an account that tracks the performance of Xylem common stock. Ms. Harker received an additional $7,500 as the Audit Committee Chair and Mr. Tambakeras received an additional $31,250 as the Non-Executive Chairman of the Board.

(2)

Amounts in this column reflect the grant date fair value of RSUs granted on November 7, 2011 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock

Compensation (“FASB ASC Topic 718”). Non-Management Directors do not receive differing amounts of equity compensation except for Mr. Tambakeras who received an additional $31,250 as Non-Executive Chairman of the Board. The grant date fair value for each RSUs was $24.60, which was the closing price of Xylem’s common stock on November 7, 2011. The number of RSUs granted on November 7, 2011 to all Non-Management Directors was determined by dividing $45,000 by $24.60. The resulting number of RSUs, 1,830, was rounded up to the nearest whole unit, resulting in an aggregate grant date fair value of $45,018. Mr. Tambakeras received an additional 1,271 RSUs as part of his supplemental retainer as Non-Executive Chairman of the Board. This number was determined by dividing $31,250 by $24.60, with the resulting number rounded up to the nearest whole unit, resulting in an additional aggregate grant date fair value of $31,267. Directors receive dividend equivalents on the RSUs but have no other rights as shareowners with respect to the RSUs.

(3)	No perquisites or other personal benefits were received by Non-Management Directors.

Non-Management Director Stock and

Option Awards Outstanding at 2011 Fiscal Year-End

The following table reflects stock and option awards outstanding as of December 31, 2011 for Non-Management Directors. Outstanding stock awards include unvested restricted stock and unvested RSUs. Outstanding stock and option awards for Drs. Crawford, Hamre and Mohapatra as well as Messrs. Loranger and Tambakeras include equity awards granted by ITT that were converted into equity awards of Xylem in connection with the spin-off of Xylem from ITT. Mr. Loranger’s equity awards granted by ITT were in his role as Chairman, President and Chief Executive Officer of ITT.

Non-Management Director Name	Outstanding Stock Awards	Outstanding Option Awards
Curtis J. Crawford	12,165	26,130
John J. Hamre	7,013	26,130
Victoria D. Harker	1,830	—
Sten E. Jakobsson	1,830	—
Steven R. Loranger	83,501	1,135,169
Edward J. Ludwig	1,830	—
Surya N. Mohapatra	2,172	10,470
Markos I. Tambakeras	4,470	26,130

Xylem reimburses Directors for expenses they incur to travel to and from Board, committee and shareowner meetings and for other Company-business related expenses (including travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes). Director airfare is reimbursed at first-class travel rates.

Indemnification and Insurance.    As permitted by its By-laws, Xylem indemnifies its Directors to the full extent permitted by law and maintains insurance to protect the Directors from liabilities, including certain instances where it could not otherwise indemnify them. All Directors are covered under a non-contributory group accidental death and dismemberment policy that provides each of them with $1,000,000 of coverage. They may elect to purchase additional coverage under that policy. Non-Management Directors also may elect to participate in an optional non-contributory group life insurance plan that provides $100,000 of coverage.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee operates pursuant to a Charter which is reviewed annually by the Audit Committee and the Nominating and Governance Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in “Committees of the Board of Directors — Audit Committee” on page 23 of this Proxy Statement. Under the Audit Committee Charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal controls over financial reporting.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Victoria D. Harker, Chair

Curtis J. Crawford

Sten E. Jakobsson

Edward J. Ludwig

Surya N. Mohapatra

REPORT OF THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

The Leadership Development and Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Leadership Development and Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2011 and this Proxy Statement.

This report is furnished by the members of the Leadership Development and Compensation Committee of the Board of Directors:

Curtis J. Crawford, Chair

Victoria D. Harker

Edward J. Ludwig

Sten E. Jakobsson

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

On October 31, 2011, ITT completed the spin-off of Xylem, formerly ITT’s water equipment and services businesses. Prior to the spin-off from ITT, our compensation philosophy and programs were reviewed and approved by the Compensation and Personnel Committee of ITT (the “ITT Compensation Committee”). This Compensation Discussion and Analysis describes the compensation programs and philosophy for 2011 for our Named Executive Officers (“NEOs”) representing actions taken prior to our spin-off from ITT and post-spin-off as Xylem. Xylem’s Leadership Development and Compensation Committee (the “Xylem LDCC”) currently approves and oversees administration of our executive compensation program. Xylem is referred to as “we,” “us,” “our” or the “Company.” Our NEOs for 2011 are:

Executive	Xylem – Current Position	ITT – Previous Position
Gretchen W. McClain	President and Chief Executive Officer	Senior Vice President and President, Fluid and Motion Control
Michael T. Speetzen	Senior Vice President and Chief Financial Officer	Vice President of Finance, Fluid and Motion Control
Frank R. Jimenez	Senior Vice President, General Counsel and Corporate Secretary	Vice President and General Counsel
Angela A. Buonocore	Senior Vice President and Chief Communications Officer	Senior Vice President and Chief Communications Officer
Kenneth Napolitano	Senior Vice President and President, Residential and Commercial Water	President, ITT Residential and Commercial Water

Overview

During 2011, not only was Xylem officially launched as a publicly-traded company effective October 31, 2011, but we delivered strong financial performance for the year which benefited our shareowners, executives and employees. Revenues were $3.8 billion in 2011, up 19% as compared to 2010. We had full-year 2011 earnings of $1.50 per share and adjusted earnings of $1.93 per share (which excludes $0.39 of separation costs net of tax and $0.04 of special tax items), up 25% from 2010 earnings per share of $1.55 (which excludes $0.23 of special tax items). These results - occurring during the year of the successful spin-off, which was completed on-time and on-budget while retaining key talent across the three newly created spin-off companies (Xylem, ITT and Exelis) - rendered 2011 an outstanding year.

Transition Year Changes

Shortly after the spin-off from ITT, the Xylem LDCC developed and adopted an Executive Total Rewards Philosophy to serve as the committee’s guiding principles for the design and implementation of executive compensation and benefit programs and levels. While many of the executive compensation and benefit programs offered by our former parent company, ITT, were adopted, we made a number of changes to ITT’s programs, which are highlighted throughout our Compensation Discussion and Analysis. In connection with the spin-off, we also had a number of one-time compensation actions such as Founders’ Grants and Transaction Success Incentives (“TSI awards”) for our NEOs.

The base salaries, annual incentive bonuses and long-term equity grants (except for the Founders’ Grants, described in the long-term incentive section) paid to the NEOs for 2011, and reflected in the tables that follow this Compensation Discussion and Analysis, were paid primarily under compensation programs established by the ITT Compensation Committee. Our Executive Total Rewards Philosophy and executive compensation and benefit programs that were adopted by the

Xylem LDCC after the spin-off were in effect for only a short period in 2011. The goal and intent of our newly adopted philosophy will be recognized in the future as management and the Xylem LDCC have the opportunity to apply the guidelines and principles of the philosophy to compensation actions going forward for 2012 and beyond.

Spin-off related compensation changes were approved by the ITT Compensation Committee prior to the spin-off and supported by the Xylem LDCC after the completion of the spin-off.

Over the past year, several important changes to compensation programs were made.

•	Several of our NEOs received compensation increases related to the spin-off as they accepted new roles with greater responsibility in Xylem.

•

Tax gross-up provisions associated with the financial counseling and tax preparation for ITT’s senior executives were eliminated by the ITT Compensation Committee. This change was made effective July 1, 2011, and no offsetting compensation increase was provided.

•

The formula to determine severance payments following a change in control for senior executives was modified to incorporate current base salary and current bonus (versus highest salary and highest bonus in the previous three years under the former ITT plan). In addition, such payments must be reduced to the extent needed to have the executive avoid excises taxes under Section 280G of the Internal Revenue Code (versus providing an excise tax gross-up under previous ITT plans).

•

Beginning with the first payroll cycle in 2012, the Xylem LDCC decided to eliminate all perquisites to NEOs and senior executives. A one-time salary adjustment was provided to offset the change. Perquisites are viewed as not imperative for attraction and retention of senior-most Xylem executives.

2011 Compensation Actions

Based on our results and taking into consideration the impact of the spin-off, compensation actions were taken in 2011 as follows:

Base Salary and Bonus Target Adjustments

Gretchen W. McClain received a 50% base salary increase upon the spin-off when she was promoted from SVP and President, Fluid and Motion Control of ITT to the larger role of President and Chief Executive Officer for Xylem. Her new base salary and total compensation remain below the market median for the new role. There was no change made to her bonus target as a percentage of base salary for 2011, but the dollar value of the bonus target increased with her base salary increase.

Michael T. Speetzen received a 36% increase in base salary upon the spin-off when he was promoted from VP of Finance, Fluid and Motion Control of ITT to the larger role of SVP and Chief Financial Officer for Xylem. His new base salary and total compensation remain below the market median for the new role. His bonus target for 2011 changed from 50% to 80% of base salary for the last two months of 2011.

Frank R. Jimenez did not receive an increase in base salary upon the spin-off as he moved into a comparable role as SVP, General Counsel and Corporate Secretary for Xylem. His salary and total compensation are comparable to the market median for the role. There was no change made to his bonus target.

Angela A. Buonocore did not receive an increase in base salary upon the spin-off as she moved from the SVP and Chief Communications Officer position at ITT into the role of SVP and Chief Communications Officer at Xylem. Her total compensation is above the market median for the role and considered appropriate given her experience and impact. While Xylem has significantly less revenue than ITT had prior to the spin-off, the role of the Chief Communications Officer has been critically important for Xylem as a new public company. In that role, Ms. Buonocore led the external marketing and branding and several significant change initiatives both internally and externally in the launching of Xylem as a new company. There was no change made to her bonus target.

Kenneth Napolitano received an 11% base salary increase upon the spin-off when he was promoted from President, ITT Residential and Commercial Water to SVP and President, Residential and Commercial Water (RCW) for Xylem. His base salary and total compensation are comparable to the market median for the new role. His bonus target changed from 50% to 60% of base salary for the last two months of 2011.

Annual Incentive Plan (AIP) Payouts

In 2011, ITT and Xylem delivered strong operational performance which resulted in a 2011 AIP total payout of 121.7% for nearly all NEOs. The one exception was Ken Napolitano’s AIP payout, which was paid out at 91.1%. This was a function of the fact that half of his AIP payout was based on his business’s operating performance, which had below-plan performance.

Long-Term Incentives

In March 2011, ITT made an annual long-term incentive grant which was one-third stock options, one-third RSUs and one-third Total Shareholder Return (TSR) awards.

At spin-off, all ITT outstanding and unvested long-term incentive awards were converted to Xylem equity. More specifically, Xylem employees with ITT restricted stock or ITT RSUs had their outstanding awards converted into restricted stock/RSUs of Xylem, preserving their pre-spin-off value. Xylem employees with ITT stock options received a stock option grant from Xylem, keeping the embedded spread value (the difference between the exercise price and the existing share value) of the stock option. No other changes were made to the terms and conditions of these long-term incentive awards.

Upon the spin-off, there were three years of outstanding TSR awards. For the 2009-2011 TSR awards, 94.4% (34 months out of 36 months) of the performance period was completed; performance for the first 34 months was below threshold (zero payout); additionally, a discretionary cash payment was made to participants for the uncompleted portion of the performance period (two months) at target. For the uncompleted portion of the TSR awards for 2010-2012 and 2011-2013, the remaining target value was determined and provided as Xylem RSUs with the same vesting periods as the TSR award performance periods. No cash payments were made for the completed portions of the 2010-2012 and 2011-2013 TSR awards given that performance was below threshold and did not qualify for any payment.

Special One-Time Awards

In consideration of their successful efforts in consummation of the spin-off, our NEOs received certain one-time awards, including a Transaction Success Incentive (“TSI”) payable in cash and a Founders’ Grant. The Founders’ Grant was designed as an equal mix of RSUs and stock options with vesting over three years in order to align Xylem executives with long-term shareowner value creation going forward.

Strong Governance and Best Pay Practices

The Xylem LDCC has continued the best pay practices which were effective prior to the spin-off from ITT. These best pay practices include:

•	Officer stock ownership guidelines

•	Policy to prohibit speculation in Company stock

•	Engagement of an independent compensation consultant for the Xylem LDCC

•	No repricing or replacement of stock options without shareowner approval

•	No tax gross-ups

•	Strong risk management program

•	Balanced pay programs

•	Recoupment/clawback policy (to be adopted)

Oversight of Business Risk and Compensation

In 2012, as part of the Board’s risk oversight responsibilities, the Xylem LDCC (as performed by ITT in past years) evaluated risk factors associated with the Company’s businesses in determining compensation structure and pay practices. The structure of the committees of the Board of Directors facilitates this evaluation and determination. During 2011, the Chair of the Xylem LDCC was a member of the Audit Committee and the Audit Committee Chair was a member of the Xylem LDCC. The membership overlap provides insight into the Company’s business risks and affords the Xylem LDCC access to the information necessary to consider the impact of business risks on compensation structure and pay practices. Further, overall enterprise risk is considered and discussed at Board meetings, providing additional important information to the Xylem LDCC. At the request of the committee, the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer attend those portions of the Xylem LDCC meetings at which plan features and design components of the Company’s annual and long-term incentive plans are considered and approved.

Independent Compensation Consultant

Prior to the spin-off from ITT, in 2011 the ITT Compensation Committee retained Pay Governance LLC as its independent compensation consultant (“Pay Governance” or the “ITT Compensation Consultant”). Pay Governance provided independent consulting services in support of the ITT Compensation Committee’s charter as well as in support of ITT’s Nominating and Governance Committee’s Charter, including providing competitive data on director compensation pre- and post-spin-off.

Following the spin-off from ITT, the Xylem LDCC retained Pearl Meyer & Partners as its independent compensation consultant (“Pearl Meyer” or the “Xylem Compensation Consultant”). The Xylem LDCC reviewed Pearl Meyer’s independence and determined that Pearl Meyer was independent. Pearl Meyer provides independent consulting services in support of Xylem LDCC Charter and, during 2011, attended the December Xylem LDCC meeting. The Xylem LDCC has sole authority to retain and terminate the Xylem Compensation Consultant with respect to compensation matters.

Our Executive Compensation Program

Overall compensation policies and programs

Historically.    In 2011, the ITT Compensation Committee retained Pay Governance as its independent compensation consultant. Pay Governance provided independent consulting services in support of the ITT Compensation Committee’s charter. The ITT Compensation Consultant provided objective expert analyses, assessments, research and recommendations for executive employee compensation programs, incentives, perquisites, and compensation standards. In this capacity, the ITT Compensation Consultant provided services that related solely to work performed for and at the direction of ITT’s Compensation Committee, including analysis of material prepared by ITT for ITT’s Compensation Committee’s review. In 2011, ITT’s human resources, finance and legal departments supported the work of the ITT Compensation Committee. The ITT Compensation Consultant provided no other services to ITT during 2011.

In 2011 prior to the spin-off, the ITT Compensation Committee considered competitive market compensation data for companies comparable to ITT to establish overall policies and programs that address executive compensation, benefits and perquisites. This review included analysis of the Towers Watson Compensation Data Bank (“Towers Watson CDB”) information provided by the ITT Compensation Consultant. The analyses used a sample of 192 companies from the S&P Industrials Companies that were available in the Towers Watson CDB. The compensation data from these companies were evaluated by the ITT Compensation Consultant for differences in the scope of operation as measured by annual revenue. The ITT Compensation Committee believes that these 192 companies most closely reflect the labor market in which ITT competes for talent.

The ITT Compensation Committee delegated to ITT’s Senior Human Resources Executive responsibility for administering the executive compensation program. During 2011, ITT’s Chief Executive Officer and Senior Human Resources Executive made recommendations to the ITT Compensation Committee regarding executive compensation actions and incentive awards for both annual pay actions (merit, bonus and long-term incentives) as well as special compensation related to the spin-off transactions from ITT. The ITT Compensation Committee reviewed each compensation element for Mmes. McClain and Buonocore and Mr. Jimenez, and made the final determination regarding executive compensation for these executives using the processes described in this Compensation Discussion and Analysis. Ms. McClain, in her role as Senior Vice President of ITT and President of its Fluid and Motion Control businesses, made recommendations to Steven R. Loranger, in his role as President and CEO of ITT, with respect to Messrs. Speetzen’s and Napolitano’s executive compensation. After discussing Ms. McClain’s recommendations, the final executive compensation determinations for Messrs. Speetzen and Napolitano were made jointly by Mr. Loranger and Ms. McClain. The ITT Compensation Committee also approved the 2011 long-term incentive awards for the Xylem NEOs.

Going forward as Xylem.    Pearl Meyer was selected and retained directly by the Xylem LDCC as its independent compensation consultant and performs no other consulting or services for Xylem. The Xylem LDCC held its first meeting in December and developed its Executive Total Rewards Philosophy, which was further modified and formally approved during the February 2012 Xylem LDCC meeting. During the December 2011 Xylem LDCC meeting, the Charter for the Xylem LDCC was reviewed.

Xylem’s Executive Total Rewards Philosophy is a framework for establishing all elements of executive compensation (base salary, AIP, long-term incentives) and benefits that the Xylem LDCC oversees. Specifically, the key principles within the philosophy are:

•	Compensation programs should reflect our overarching business rationale and the compensation design should be reasonable, fair, fully disclosed, and consistently aligned with long-term value creation.

•	Compensation should be designed and structured so that unnecessary or excessive risk-taking behavior is discouraged.

•	Compensation should be flexible to recognize Xylem’s transition to a stand-alone entity and should be reviewed annually to ensure continued support of its business objectives.

•

Direct compensation will include base salary and variable, performance-based annual and long-term incentive compensation. Inclusion of performance-based annual and long-term incentive compensation will be achieved in the form of the AIP and the awarding of stock options.

•

Total direct compensation opportunities should reflect the median of the competitive market and may be adjusted for outstanding performance, strategic impact, level of responsibility and tenure in the position. Actual compensation and incentive award payouts should vary with annual and long-term performance.

The Xylem LDCC has delegated to Xylem’s Senior Vice President and Chief Human Resources Officer responsibility for administering the executive compensation program.

Individual Executive Positions

Historically.    ITT’s senior management positions, including each of its named executive officer positions, were compared to positions with similar attributes and responsibilities based on the Towers Watson CDB information. This information was used to provide the market median dollar value for annual base salary, annual incentives and long-term incentives. Compensation levels within a range of the market median dollar value were considered by the ITT Compensation Consultant and the ITT Compensation Committee. The ITT Compensation Committee used the Towers Watson CDB information, along with other qualitative information described below, in making its determination of target and actual compensation provided to each of ITT’s NEOs. The ITT Compensation Committee could consider deviations from the market median range depending on a position’s strategic value, ITT’s objectives and strategies, and individual experience and performance in the position. The ITT Compensation Committee could, but was not required to, consider prior years’ compensation, including short-term or long-term incentive payouts, restricted stock or RSU vesting or option exercises, in compensation decisions for the Xylem NEOs.

As reflected by the ITT comparable analysis completed in early 2011, the following chart sets out the 2011 total target NEO compensation for annual base salary, annual incentive, long-term incentive and total compensation relative to the market median dollar value for positions held by our NEOs while employed at ITT prior to the completion of the spin-off. For Messrs. Jimenez and Napolitano, deviations below the market median range were primarily related to the relatively short tenure of each in their positions at ITT at the time. For Ms. Buonocore, the deviation above the market median range was based on her extensive individual experience and qualifications.

Named Executive Officer	Annual Base Salary Effective March 2011	Annual Base Salary Effective March 2011 Percentage of Market Median Dollar Value	Target 2011 Annual Incentive Award	Target 2011 Annual Incentive Award as Percentage of Market Median Dollar Value	2011 Long-Term Incentive Award	2011 Long-Term Incentive Award as Percentage of Market Median Dollar Value	Anticipated Total Compensation as Percentage of Market Median Range
Gretchen W. McClain President and Chief Executive Officer (formerly SVP and President, Fluid and Motion Control of ITT)	$600,000	103%	85% of Annual Base Salary	98%	$1,600,000	104%	103%
Michael T. Speetzen SVP and Chief Financial Officer (formerly VP of Finance, Fluid and Motion Control of ITT)	$322,300	107%	50% of Annual Base Salary	111%	$333,000	112%	110%
Frank R. Jimenez SVP, General Counsel and Corporate Secretary (formerly VP & General Counsel of ITT)	$435,000	87%	60% of Annual Base Salary	70%	$700,000	65%	72%
Angela A. Buonocore SVP and Chief Communications Officer (formerly SVP and Chief Communications Officer of ITT)	$365,000	104%	60% of Annual Base Salary	112%	$500,000	118%	112%
Kenneth Napolitano SVP and President, Residential and Commercial Water (formerly President, ITT Residential and Commercial Water)	$325,400	85%	50% of Annual Base Salary	68%	$425,000	83%	80%

Going forward as Xylem.    The Xylem LDCC has revised the methodology for assessing NEO compensation relative to market data. Market data will consist of Primary Peer Group and market survey data sources.

Xylem’s peer groups for market benchmarking were selected based on a robust three-step screening process that emphasized companies with similar business mix, global presence, revenue size and market capitalization. The selection process identified 15 Primary Peer Group companies, as well as four Supplemental Peer Group companies. The Primary Peer Group will be used by the Xylem LDCC (along with published survey data) to review, on a periodic basis, the performance of these companies and the compensation of their named executive officers both in terms of compensation levels and practices. The Primary Peer Group data will be taken into account when making compensation decisions for Xylem’s NEOs. Through this peer review process, a Supplemental Peer Group was also identified of companies that have a similar industry focus but different revenue size parameters. The Supplemental Peer Group can be considered for pay design and corporate governance, but not for benchmarking compensation levels. For 2012, the Xylem Peer Groups consist of the following companies:

Primary Peer Group (15 companies):

AMETEK, Inc.

Cooper Industries plc

Dover Corporation

Flowserve Corporation

Gardner Denver, Inc.

IDEX Corporation

Ingersoll-Rand plc

Pall Corporation

Pentair Inc.

Roper Industries

Snap-on Incorporated

SPX Corporation

Terex Corporation

Thermo Fisher Scientific Inc.

Waters Corporation

Supplemental Peer Group (4 companies):

Danaher Corporation

Mueller Water Products, Inc.

United Technologies Corporation

Watts Water Technologies, Inc.

In addition to using the Primary Peer Group for setting NEO compensation, the Xylem LDCC uses multiple market survey data to create market consensus data for assessing the competitiveness of our NEOs’ compensation. Market survey data sources include: Towers Watson CDB, Mercer Executive Compensation General Industry survey and Equilar Top 25.

This refined market benchmarking methodology will be applied by the Xylem LDCC for compensation actions beginning with compensation decisions approved in 2012. Our NEOs’ total annual compensation opportunity should reflect the median of the competitive market consensus and may be adjusted for other factors such as outstanding performance, strategic impact, level of responsibility, tenure in the position and internal pay equity. Our NEOs’ total actual compensation should vary with annual and long-term performance.

Prior to the spin-off, the ITT Compensation Committee reviewed the Towers Watson CDB information provided by the ITT Compensation Consultant. The ITT Compensation Committee used this information to determine market median dollar values for each of the Xylem NEOs for annual base salaries effective upon completion of the spin-off, the target 2012 long-term incentive award (an equity-based award), and target awards for the 2012 annual incentive award. The ITT Compensation Committee used the Towers Watson CDB information, along with other qualitative information described below, in making its determination of anticipated target and actual compensation to be provided to each of the Xylem NEOs. For Ms. McClain and Mr. Speetzen, deviations below the market median range were primarily related to the relatively short tenure each had in their positions at Xylem. For Messrs. Jimenez and Napolitano, the ITT Compensation Committee determined to maintain substantially the same level of compensation that each had been receiving from ITT based on their individual experience and the importance of their respective positions to the success of Xylem, and anticipated compensation at this level placed both of them within the market median range. For Ms. Buonocore, the ITT Compensation Committee also determined to maintain substantially the same level of compensation that she had been receiving from ITT. The ITT Compensation Committee recognized that maintaining Ms. Buonocore’s current level of compensation would set her anticipated compensation with Xylem above the market median range for her new position, but considered such anticipated compensation to be appropriate based on her individual experience and broader role. Specifically, the ITT Compensation Committee determined that Ms. Buonocore’s strong marketing and communications background was essential to the re-branding strategy of Xylem as a new public company.

The following benchmarking is based on the NEOs’ new roles with Xylem. Differences in results are due to post-spin-off roles and updated benchmarking data.

Named Executive Officer	Annual Base Salary Effective Upon Spin-Off	Annual Base Salary Effective Upon Spin-Off as Percentage of Market Median Dollar Value	Target 2012 Annual Incentive Award	Target 2012 Annual Incentive Award as Percentage of Market Median Dollar Value	2012 Long-Term Incentive Award	2012 Long-Term Incentive Award as Percentage of Market Median Dollar Value	Anticipated Total Compensation as Percentage of Market Median Range
Gretchen W. McClain President and Chief Executive Officer	$900,000	85%	100% of Annual Base Salary	67%	$3,400,000	72%	73%
Michael T. Speetzen SVP and Chief Financial Officer	$439,000	85%	80% of Annual Base Salary	90%	$746,000	65%	75%
Frank R. Jimenez SVP, General Counsel and Corporate Secretary	$435,000	101%	60% of Annual Base Salary	98%	$700,000	95%	98%
Angela A. Buonocore SVP and Chief Communications Officer	$365,000	155%	60% of Annual Base Salary	244%	$500,000	385%	238%
Kenneth Napolitano SVP and President, Residential and Commercial Water	$360,000	95%	60% of Annual Base Salary	90%	$510,000	99%	96%

The compensation levels above reflect the analysis completed by the ITT Compensation Committee prior to the spin-off and reflect new base salaries and bonus targets for our NEOs effective on October 31, 2011, the date of the spin-off.

Our Compensation Cycle

Compensation is reviewed in detail every year during the first quarter by the Xylem LDCC. This review includes:

•	Annual performance reviews for the prior year,

•	Approval of compensation actions and increases — normally established in March,

•	Annual Incentive Plans (“AIP”) target awards,

•	Long-term incentive target awards (including stock options and RSUs); and

•	Oversight of the establishment and administration of executive benefit programs and severance policies.

The actual grant date of stock options and RSUs is determined when the Xylem LDCC approves these awards (currently in March). Award recipients receive communication of their awards as soon as reasonably practical after the grant date of the award. The ITT Compensation Committee reviewed and assessed the performance of Xylem NEOs during 2011. The Xylem LDCC reviewed the performance of Xylem NEOs in March 2012. The Xylem LDCC will continue to review and assess the performance of the Chief Executive Officer and all senior executives and authorize salary actions it believes are appropriate and commensurate with relevant competitive data and the approved salary program.

Prior to the spin-off from ITT, executive compensation was reviewed in detail every year during the first quarter of the year. The review included annual performance reviews for the prior year, base salary merit increases (normally established in March), AIP target awards, and long-term incentive target awards (including stock options, RSUs and Total Shareholder Return (“TSR”) awards).

The ITT Compensation Committee reviewed the compensation as well as approved all special awards related to the spin-off.

Qualitative Considerations

Historically.    ITT considered individual performance, including consideration of the following qualitative performance factors, in making compensation decisions, in addition to the quantitative measures discussed in this Compensation Discussion and Analysis. While there is no formal weighting of qualitative factors, the following factors were considered important in making compensation decisions:

•	Portfolio Repositioning,

•	Differentiated Organic Growth,

•	Strategic Execution, and

•	Cultural Transformation.

Going forward as Xylem.    Similar to ITT’s consideration of individual performance against additional qualitative performance factors, the following factors will be considered important in making compensation decisions within Xylem. No formal weighting will apply.

•	Growth through Creativity and Innovation,

•	Creation of a High Performance Culture,

•	Creating Strategies and Products which Support a Sustainable Environment, and

•	Operational Excellence.

Compensation Program Objectives

How We Achieve Our Objectives
Objective	General Principle	Specific Approach
Provide challenging and rewarding career opportunities that attract, retain and motivate diverse, high quality leaders.	Design Xylem’s executive compensation program to attract, reward and retain high quality executives. Design total executive compensation to provide a competitive balance of salary, short-term and long-term incentive compensation.	Comparison to companies and markets where Xylem competes for executive talent. Target pay levels should reflect the median of competitive market (peer companies and market survey data) and may be adjusted for outstanding performance, strategic impact, level of responsibility, tenure in the position and internal pay equity.
Match compensation components to Xylem’s short-term and long-term operating and strategic goals.	In addition to salary, Xylem includes short-term and long-term performance incentives in its compensation program.

Xylem believes the mix of short-term and long-term performance-based incentives focuses executive behavior on annual performance and operating goals, as well as strategic business objectives that will promote long-term shareowner value creation.

Pay mix will be structured to balance short-term and long-term objectives, support management’s sustained ownership of company stock, and reinforce the importance of shareowner value creation.

Align at-risk compensation with levels of executive responsibility.	The mix of total direct compensation elements will be significantly focused towards variable pay – annual and long-term incentives. As an executive’s rank increases, the proportion of pay in the form of salary will decrease, and the portion of stock-based pay will increase.	NEO compensation is structured so that a substantial portion of compensation is at risk for executives with greater levels of responsibility. The Xylem LDCC considers allocation of short-term and long-term compensation, cash and non-cash compensation and different forms of non-cash compensation for NEOs based on its assessment of the proper compensation balance needed to achieve Xylem’s short-term and long-term goals.
Tie short-term executive compensation to specific business objectives.	The AIP performance metrics are designed to further Xylem’s total enterprise objectives. By linking AIP performance to total enterprise performance, collaboration across the enterprise is rewarded.	The AIP sets out short-term performance components. If specific short-term performance goals are met, cash payments that reflect performance across the enterprise may be awarded.
Tie long-term executive compensation to shareowner value creation.	The long-term incentive award programs link executive compensation to increases in absolute shareowner value creation.	Long-term executive compensation is comprised of RSUs and stock options. Inclusion of performance-based pay within the long-term program may be achieved in the form of stock options.
Provide reasonable and competitive indirect compensation.	Make sure that other executive benefits are reasonable in the context of a competitive compensation program and aligned with company values.	NEOs participate in many of the same benefit plans with the same benefit plan terms as other employees. Xylem will provide reasonable retirement benefits and competitive severance and termination benefits. Effective with the first payroll cycle for 2012, perquisites for NEOs were eliminated.

Primary Compensation Components

Annual base salary, annual incentives, and long-term incentives provide the foundation for our NEO compensation. Additional compensation components, which supplement these foundational components, are also discussed in this Compensation Discussion and Analysis.

The following sections provide information about Base Salary, the AIP and Long-Term Incentive Awards. Unless otherwise noted, the following highlights the ITT program because the Xylem NEOs were ITT employees until the spin-off, effective October 31, 2011. For the remaining two months of 2011, the Xylem LDCC followed the same pay practices as our former parent company, ITT, unless otherwise noted.

Base Salary

General Principle	Specific Approach
A competitive salary provides a necessary element of stability.

Salary levels reflect comparable salary levels based on survey data provided by the ITT Compensation Consultant.

Salary levels are reviewed annually or when significant job changes occur (e.g., new hire or reorganization).

Base salary should recognize individual performance, market value of a position and the incumbent’s tenure, experience, responsibilities, contribution to ITT and growth in his or her role.	Merit increases are based on overall performance and relative competitive market position.

Annual Incentive Plan (AIP)

General Principle	Specific Approach
The AIP award recognizes contributions to the year’s results and is determined by performance against specific premier metrics on the enterprise level, or, as applicable, Value Center level as well as qualitative factors, as described in more detail in “Compensation Discussion and Analysis — Our Executive Compensation Program — Qualitative Considerations.” The 2011 AIP is structured to reward and emphasize overall enterprise, or, as applicable, Value Center performance, and emphasizes collaboration among ITT’s groups. Given the spin-off, 2011 AIP awards were based on the weighted performance of ten months ITT and two months Xylem.

The AIP focuses on operating performance, targeting premier metrics considered predictive of top-ranking operating performance.

2011 AIP targets for Mmes. McClain and Buonocore and Messrs. Speetzen and Jimenez were established based on the following three internal premier performance metrics:

• sum of total Value Center operating income,

• sum of total Value Center operating cash flow, and

• sum of total Value Center revenue.

As the leader of the Residential and Commercial Water (RCW) Value Center, the 2011 AIP targets for Mr. Napolitano were based on the following four internal performance metrics:

• sum of total Value Center operating income,

• RCW Value Center specific operating cash flow,

• RCW Value Center specific revenue, and

• RCW Value Center specific operating margin.

Structure AIP target awards to achieve competitive compensation levels when targeted performance results are achieved. Use objective formulas to establish potential AIP performance awards.	ITT and Xylem’s AIP provides for an annual cash payment to participating executives established as a target percentage of base salary. AIP target awards are set with reference to the median of competitive practice. Any AIP payment is the product of the annual base salary rate multiplied by the target base salary percentage multiplied by the AIP annual performance factor based on the approved metrics. The Xylem LDCC may approve negative discretionary adjustments with respect to NEOs.

Long-Term Incentive Awards

General Principle	Specific Approach
Design long-term incentives for NEOs to link payouts to success in the creation of shareowner value over time.

The ITT and Xylem LDCC believe that long-term incentives directly reward NEOs for success in long-term value creation and enhanced total shareowner return. The ITT Compensation Committee and the Xylem LDCC employed four considerations in designing the long-term incentive award program:

•   alignment of executive interests with shareowner interests,

•   a multi-year plan that balances short-term and long-term decision-making,

•   long-term awards included as part of a competitive total compensation package, and

•   retention.

For NEOs, long-term equity-based incentives should recognize current performance as well as the expectation of future contributions.	The Xylem LDCC grants RSUs and stock options to link executive compensation to absolute share price performance.
Review award programs annually to provide for regular assessment.	As part of its annual compensation review, the Xylem LDCC determines long-term incentive award program components, the percentage weight of each component, and long-term award target amounts.
For 2011 grants, use competitive market survey data provided by the ITT Compensation Consultant from a sample of S&P Industrials Companies to select long-term components designed to advance ITT’s long-term business goals as well as determining competitive target amounts. 2012 grants will be based on competitive data prepared by management and validated by the Xylem Compensation Consultant. Market consensus data will be based on both Primary Peer Group and multiple survey data sources.	In 2011, the ITT Compensation Committee, based on management recommendations, used competitive market data for each of the named executive officer positions to determine the 2011 long-term award value for each named executive officer. The Xylem LDCC will use the updated competitive data for granting the 2012 equity awards.
Balance absolute share price return and relative share price return.	The ITT Compensation Committee balanced long-term awards among awards designed to encourage relative share price performance and awards designed to encourage absolute share price performance. The TSR program was discontinued upon the spin-off. More information on this allocation is provided in “Compensation Discussion and Analysis — Overview of Long-Term Incentive Awards.”
Consider the median of competitive market data, as well as individual contributions and business performance in determining target awards.	Specific 2011 target awards are set out in the Grants of Plan-Based Awards in 2011 table below.

Going forward as Xylem.    The Xylem LDCC adopted the same principles and approaches with respect to Base Salary as ITT. The Xylem LDCC approved a new AIP and aggregate Long-Term Incentive Target Awards reflecting appropriate measures, goals, and targets for Xylem’s industry and business objectives and based on competitive benchmarking.

Overview of the Annual Incentive Program

2011 Internal Performance Metric Attainment and Payout Design

To focus the businesses on operating performance during the spin-off, the 2011 internal performance metric attainment and payout design was structured to emphasize performance at the Value Center level. Xylem is comprised of four Value Centers, each of which is a collection of similarly themed and synergetic business areas. For Mmes. McClain and Buonocore and Messrs. Speetzen and Jimenez, 2011 AIP awards were based on the performance of all ITT businesses as a whole through the date immediately prior to the spin-off. The 2011 AIP Award for Mr. Napolitano was based 50% on the performance of all the Value Centers across the enterprise and 50% on the performance of his individual Value Center (as described below). The performance metrics and payout design for 2011 AIP awards for the period after the spin-off were based on the same metrics and prorated for time of the spin-off through year-end (e.g., ten months performance based on ITT results and two months based on Xylem results).

The 2011 AIP metrics for Mmes. McClain and Buonocore and Messrs. Speetzen and Jimenez were weighted as follows:

Total Value Center Consolidated Operating Income	50%
Total Value Center Operating Plan Cash Flow	30%
Total Value Center Plan Revenue	20%

The 2011 AIP metrics for Mr. Napolitano were weighted as follows:

Total Value Center Consolidated Operating Income	50%
RCW Value Center Operating Plan (comprised of)	50%

•	Revenue 15%

•	Operating Plan Cash Flow 20%

•	Margin 15%

While the ITT Compensation Committee did not undertake a study of “premier” companies in setting the 2011 AIP metrics for the period prior to the spin-off, the ITT Compensation Committee determined that the above metrics would be most closely predictive of top-ranking operating performance in 2011. Internal performance metrics were weighted to represent operational goals and the importance of achieving Operating Income. The ITT Compensation Committee eliminated earnings per share performance across the enterprise as one of the performance metrics for the period prior to the spin-off in order to further emphasize operating performance at the Value Center level during the execution of the spin-off. Following the spin-off, the Xylem LDCC continued the original 2011 AIP metrics and weightings were unchanged, but the goals/performance levels were translated to reflect Xylem performance for the last two months of 2011.

Total Value Center Consolidated Operating Income must meet or exceed a 90% threshold performance before an AIP award will be paid with respect to the applicable component. The remaining metrics must meet or exceed an 85% threshold performance level (as described in the chart below) before an AIP award will be paid with respect to the applicable component.

	2011 AIP Attainment and Payout Design
	Consolidated Operating Income			Remaining Metrics
Performance Percentage of Target	90%	100%	110%	85%	100%	120%
Payout Percentage of Target	50%	100%	200%	50%	100%	200%

Each performance component of the AIP and the overall AIP award was capped at 200% and results were interpolated between points.

2011 Target AIP Award Percentage of Base Salary and Weighting of AIP Performance Components

Named Executive Officer	Target Award Percentage of Base Salary pre- / post- spin-off	Total Value Center Consolidated Operating Income(a)	Total Value Center Operating Plan Cash Flow(b)	Total Value Center Plan Revenue(c)	Total Value Center Performance
Gretchen W. McClain	85%/85%	50%	30%	20%	a+b+c
Michael T. Speetzen	50%/80%	50%	30%	20%	a+b+c
Frank R. Jimenez	60%/60%	50%	30%	20%	a+b+c
Angela A. Buoncore	60%/60%	50%	30%	20%	a+b+c

Named Executive Officer	Target Award Percentage of Base Salary pre- / post- spin-off		Total Value Center Consolidated Operating Income(a)	Individual Value Center Operating Income Plan			Total Performance
				Revenue(b)	Operating Plan Cash Flow(c)	Margin(d)
Kenneth Napolitano	50	%/60%	50%	15%	20%	15%	a+b+c+d

Establishing AIP Performance in 2011

The 2011 AIP was designed to consider internal business achievements. For 2011, the NEOs are from Corporate headquarters other than Mr. Napolitano, who is President of the Residential and Commercial Water Value Center (a smaller business segment within Xylem.

2011 Internal Performance Metrics (Corporate Level)

Performance Metric	Why this Metric
• Total Value Center Consolidated Operating Income (50% weighting)	The ITT and Xylem LDCC believe that Operating Income is a better internal performance metric (versus the historical earnings per share) given the spin-off and the importance of operating performance at the Value Center level. Operating income measures the excess revenues over expenses for normal operating activities.
• Total Value Center Operating Plan Cash Flow (30% weighting)	Cash flow reflects ITT’s and Xylem’s emphasis on cash flow generation. Cash flow is defined as GAAP net cash flow from operating activities, less capital expenditures and adjusted for other non-cash special items and discretionary pension contributions. Cash flow should not be considered a substitute for cash flow data prepared in accordance with GAAP. ITT’s and Xylem’s definition of Value Center cash flow may not be comparable to similar measures utilized by other companies. Management believes that free cash flow is an important measure of performance, and it is utilized as a measure of ITT’s and Xylem’s ability to generate cash.
• Total Value Center Plan Revenue (20% weighting)	Revenue reflects ITT’s and Xylem’s emphasis on growth. Revenue is defined as reported GAAP revenue excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures. ITT’s and Xylem’s definition of revenue may not be comparable to similar measures utilized by other companies. Revenue is based on the local currency exchange rate.

2011 Internal Performance Metrics (Value Center Level)

The Value Center AIP design applicable to Mr. Napolitano rewards individual Value Center performance, as well as total ITT and Xylem performance. Value Center performance is directly related to the ability to capture new business, execute contractual requirements and take appropriate actions to optimize cost structures and efficiently run the Value Center. For Mr. Napolitano, the AIP design for the 2011 performance year rewarded both the performance of his Value Center and performance across the enterprise.

Performance Metric	Why this Metric
• Total Value Center Consolidated Operating Income (50% weighting)	The ITT Compensation Committee and the Xylem LDCC believe that Operating Income is a better internal performance metric (versus the historical earnings per share) given the spin-off and the importance of operating performance at the Value Center level. Operating income measures the excess revenues over expenses for normal operating activities.
• Value Center Cash Flow (20% weighting)	Value Center cash flow reflects ITT’s and Xylem’s emphasis on cash flow generation for a Value Center. Cash flow is defined as GAAP net cash flow from operating activities, less capital expenditures and adjusted for other non-cash special items and discretionary pension contributions. Cash flow should not be considered a substitute for cash flow data prepared in accordance with GAAP. ITT’s and Xylem’s definition of Value Center cash flow may not be comparable to similar measures utilized by other companies. Management believes that Value Center cash flow is an important measure of performance and it is utilized as a measure of ITT’s and Xylem’s ability to generate cash.
• Value Center Revenue (15% weighting)	Value Center revenue reflects ITT’s and Xylem’s emphasis on growth. Value Center revenue is defined as reported GAAP revenue for a Value Center excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures. ITT’s and Xylem’s definition of revenue may not be comparable to similar measures utilized by other companies. Value Center revenue is based on the local currency exchange rate.
• Value Center Operating Margin (15% weighting)	Operating margin is defined as operating income divided by sales. This performance metric is employed to determine how the Value Center actually performed as compared to the applicable Value Center budget.

Internal performance metrics are weighted to represent operational goals, as indicated above.

2011 AIP Awards Paid in 2012

In March 2012, the Xylem LDCC determined the 2011 AIP payouts for all NEOs and all other executives. As permitted by the AIP for Executive Officers, the Xylem LDCC excluded the impact of acquisitions, dispositions and other special items in computing AIP performance relating to AIP targets.

The formula for calculating 2011 AIP Payout = Pro-rated Annual Base Salary x Target Bonus Award x Percentage Full Year Final AIP Score, subject to negative discretion. For those NEOs who had a change in salary or bonus target percentage related to the spin-off, the AIP payout was prorated (ten months at former salary and former target bonus percentage and two months at new salary and new post-spin target bonus percentage). The exception to this was Ms. McClain’s bonus target percentage; her higher target bonus percentage will apply beginning with the 2012 AIP performance cycle.

Payout percentages for each component of the AIP were as follows:

ITT Metrics (applied for first ten months of 2011)	Adjusted Performance Target at 100% Payment	Adjusted 2011 Performance	Performance Percentage of Target	Payout Percentage of Target
	(all $ amounts in millions)
Total Value Center Operating Income (50% weighting)	$1,229	$1,317	107.2%	172.0%
Total Value Center Cash Flow (30% weighting)	$919	$865	94.2%	80.6%
Total Value Center Revenue (20% weighting)	$9,428	$9,726	103.2%	131.6%

Xylem Metrics (applied for last two months of 2011)	Adjusted Performance Target at 100% Payment	Adjusted 2011 Performance	Performance Percentage of Target	Payout Percentage of Target
	(all $ amounts in millions)
Total Value Center Operating Income (50% weighting)	$120	$105	87.3%	0.0%
Total Value Center Cash Flow (30% weighting)	$186	$180	96.6%	88.6%
Total Value Center Revenue (20% weighting)	$681	$686	100.9%	108.8%

2011 Full-Year Final AIP Score for Corporate	121.9%

(reflects weighing of performance metrics and weighting of ten months of ITT performance and two months of Xylem performance)

The following AIP targets and AIP performance apply for the portion of Mr. Napolitano’s bonus tied specifically to Residential and Commercial Water (RCW) Value Center results.

RCW Metrics	Performance Target at 100% Payment	Adjusted 2011 Performance	Performance Percentage of Target	Payout Percentage of Target
	(all $ amounts in millions)
RCW Value Center Revenue (15% weighting)	$1,174	$1,209	103.1%	130.6%
RCW Value Center Cash Flow (20% weighting)	$178	$125	70.4%	0.0%
2011 Full-Year Final AIP Score for RCW				91.1%

(reflects weighing of performance metrics and weighting of ten months of ITT performance and two months of Xylem performance)

The following table details the calculation of the 2011 AIP Awards for NEOs, excluding Mr. Napolitano.

	Pro-rated Annual Base Salary x Target Bonus Award % (x)	Total Value Center Consolidated Operating Income Weighted (a)	Total Value Center Operating Plan Cash Flow Weighted (b)	Total Value Center Plan Revenue Weighted (c)	Total Value Center Performance (d) (d=a+b+c)	Total Value Center Performance Pro-rated (e) (e = d x 10/12 or 2/12 proration)	Full-Year Final AIP Score for Corporate(*)(f)	Final AIP 2011 Awards (x x f)
Gretchen W. McClain (Jan-Oct)	$425,000	85.8%	24.2%	26.3%	136.4%	113.7%	121.7%	$517,225
Nov–Dec	$127,500	0.0%	26.3%	21.7%	48.0%	8.0%	121.7%	$155,165
Total								$672,390
Michael T. Speetzen (Jan–Oct)	$134,292	85.8%	24.2%	26.3%	136.4%	113.7%	121.7%	$163,435
Nov–Dec	$58,533	0.0%	26.3%	21.7%	48.0%	8.0%	121.7%	$71,235
Total								$234,670
Frank R. Jimenez (Jan-Oct)	$217,500	85.8%	24.2%	26.3%	136.4%	113.7%	121.7%	$264,700
Nov–Dec	$43,500	0.0%	26.3%	21.7%	48.0%	8.0%	121.7%	$52,940
Total								$317,640
Angela A. Buonocore (Jan–Oct)	$182,500	85.8%	24.2%	26.3%	136.4%	113.7%	121.7%	$222,100
Nov–Dec	$36,500	0.0%	26.3%	21.7%	48.0%	8.0%	121.7%	$44,420
Total								$266,520

*	Note: The Xylem LDCC decided to apply an immaterial amount of negative discretion to the final bonus score (which is reflected in the above chart) when a small change to the final results was made after payroll processing had commenced. The small change did not have a significant financial impact, and the Company did not want to risk errors or a payroll delay with recalculating bonuses so close to the payout timing.

The following table illustrates the calculation of the 2011 AIP Award for Kenneth Napolitano based on Residential and Commercial Water (RCW) Value Center results:

	Pro-rated Annual Base Salary x Target Bonus Award % (x)	Total Value Center Consolidated Operating Income Weighted (a)	Total RCW Operating Plan Cash Flow and Operating Margin Weighted (b)	Total RCW Revenue Weighted (c)	Total Value Center Performance (d) (d = a+b+c)	Total Value Center Performance Prorated (e) (e = d x 10/12 or 2/12 proration)	Full-Year Final AIP Score for RCW (f) (f=sum of e / FY)	Final AIP 2011 Awards (x x f)
Kenneth Napolitano (Jan-Oct)	$135,583	85.8%	0.0%	19.6%	105.4%	87.8%	91.1%	$123,515
Nov-Dec	$36,000	0.0%	0.0%	19.6%	19.6%	3.3%	91.1%	$32,795
Total								$156,310

2012 Annual Incentive Program

Named Executive Officer	Target Award Percentage of Base Salary	Team Performance			Individual Performance (d)	Total Performance
		Xylem Proforma EPS (a)	Xylem Total Revenue (b)	Xylem Total Cash Flow Conversion (c)
Gretchen W. McClain	110%	28%	28%	28%	16%	a+b+c+d
Michael T. Speetzen	80%	28%	28%	28%	16%	a+b+c+d
Frank R. Jimenez	60%	28%	28%	28%	16%	a+b+c+d
Angela A. Buonocore	60%	28%	28%	28%	16%	a+b+c+d
Kenneth Napolitano	60%	28%	28%	28%	16%	a+b+c+d

The 2012 AIP will reflect Xylem as a stand-alone company and will emphasize Xylem’s financial and strategic objectives. The Xylem 2012 AIP design will require reaching a specific level of

Adjusted Net Income which triggers maximum funding of the Xylem Annual Incentive Plan for Executive Officers. Within the AIP, the Xylem LDCC may apply negative discretion and differentiation of actual payouts based on Xylem’s business results and individual performance. Team performance will be 84% of the total bonus based on three equally weighted metrics (28% for each metric): Xylem Proforma Earnings per Share, Xylem Total Revenue (local currency equivalent) and Xylem Total Cash Flow Conversion. Individual performance against a number of quantifiable and qualitative metrics focused specifically on strategic initiatives will represent 16% of the AIP.

Each performance component of the AIP and the overall AIP award will be capped at 200% and results will be interpolated between points for business results.

Special One-time Spin-off Cash Incentive Awards

In conjunction with the spin-off, special one-time Transaction Success Incentive awards were awarded to Ms. Buonocore and Messrs. Speetzen, Jimenez and Napolitano. These awards were assessed independently by the ITT Compensation Committee and were not considered in setting the other annual compensation arrangements described above. The Transaction Success Incentive award is a cash award payable with the 2011 AIP Award and is based on achieving the following performance criteria: timely completion of the spin-off, retention of key employees and control of corporate spin-off costs within budget. The ITT Compensation Committee, after consultation with the ITT Compensation Consultant, approved Transaction Success Incentive Awards at approximately 50% of 2011 base salary because the ITT Compensation Committee determined that this amount would appropriately reward the Xylem NEOs for the successful completion of their additional responsibilities in connection with the spin-off. With respect to Ms. Buonocore, the ITT Compensation Committee determined that Ms. Buonocore’s marketing and communications efforts were particularly essential to the successful completion of the spin-off and the successful launch of the new company brand. Therefore, the ITT Compensation Committee decided to approve a Transaction Success Incentive award for Ms. Buonocore that was greater than 50% of her 2011 base salary.

Named Executive Officer	Transaction Success Incentive Award
Gretchen W. McClain	$—
Michael T. Speetzen	$160,000
Frank R. Jimenez	$220,000
Angela A. Buonocore	$550,000
Kenneth Napolitano	$165,000

Overview of Long-Term Incentive Awards

2011 Long-Term Incentive Awards Program

Historically.    ITT’s long-term incentive award component for senior executives had three subcomponents, each of which directly tied long-term compensation to long-term value creation, shareowner return and retention:

•

In 2011, the ITT Compensation Committee determined to award RSUs, to be settled in shares upon vesting. The ITT Compensation Committee determined to award RSUs rather than restricted stock in 2011 because RSU awards provide consistent tax treatment for domestic and international employees,

•	Non-qualified stock option awards, and

•	Performance-based cash awards, referred to as TSR Awards.

Allocation of Long-Term Incentive Components

The 2011 ITT long-term incentive awards were allocated as follows: one-third TSR calculated at target payment amount, one-third non-qualified stock options and one-third RSUs. A program valuation date of February 22, 2011 was used to determine the number of options and RSUs to be granted pursuant to this allocation. The number of options to be granted was based on the binomial lattice value on the February 22, 2011 valuation date. The number of RSUs to be granted was based on the average of the high and low ITT stock price on the valuation date. The actual awards were granted on March 3, 2011.

2011 Pre-Spin-off Long-Term Incentive Program

Restricted Stock Units Component

Grants of RSUs provide NEOs with stock ownership of unrestricted stock after the restriction lapses. NEOs received RSU awards because, in the judgment of ITT’s Compensation Committee and based on management recommendations, these individuals are in positions most likely to assist in the achievement of long-term value creation goals and to create shareowner value over time. The ITT Compensation Committee reviewed all proposed grants of RSUs for executive officers prior to award, including awards used to award performance, retention-based awards and awards contemplated for new executive officers as part of employment offers.

Key elements of the 2011 RSU program were:

•	Holders of RSUs do not have voting rights and do not receive cash dividends during the restriction period,

•	Dividend equivalents are accrued and paid in cash upon the vesting of the RSUs,

•	RSUs are generally subject to a three-year restriction period and will be settled in shares upon vesting,

•	If an acceleration event occurs (as described in “Potential Post-Employment Compensation — Change of Control Arrangements”), the RSUs vest in full,

•	If an employee dies or becomes disabled, the RSU vest in full,

•	If an employee leaves ITT or Xylem prior to vesting, whether through resignation or termination for cause, the RSUs are forfeited, and

•

If an employee retires or is terminated other than for cause, a pro-rata portion of the RSU vest. With respect to a termination other than for cause, the pro-rata portion includes vesting that reflects the applicable severance period.

In certain cases, such as for new hires or to facilitate retention, selected employees may receive RSUs subject to different vesting terms as determined by the ITT Compensation Committee or the Xylem LDCC.

Non-Qualified Stock Options Component

Non-qualified stock options permit option holders to buy Xylem stock in the future at a price equal to the stock’s value on the date the option was granted, which is the option exercise price. Non-qualified stock option terms were selected after the ITT Compensation Committee’s review and assessment of the competitive market benchmarking and consideration of terms best suited to the company.

For Ms. McClain and Ms. Buonocore, non-qualified stock options do not vest until three years after the award date. This delayed vesting is referred to as three-year cliff vesting. This vesting schedule prohibits early option exercises, notwithstanding share price appreciation, and focuses senior executives on ITT’s long-term value creation goals. Stock options awarded to Messrs. Speetzen, Jimenez, and Napolitano in 2011 vest in one-third annual installments (cliff vesting only applied for SVPs of ITT).

In 2011, the fair value of stock options granted under the employee stock option program was calculated using a binomial lattice valuation model. The ITT Compensation Committee considered this a preferred model since the model can incorporate multiple and variable assumptions over time, including assumptions such as employee exercise patterns, stock price volatility and changes in dividends. The practice of using the binomial lattice valuation model is being continued by the Xylem LDCC for subsequent stock option grants by Xylem.

Key elements of the 2011 non-qualified stock option program were:

•	The option exercise price of stock options awarded is the NYSE closing price of ITT’s or Xylem’s common stock on the date the award is approved by the ITT Compensation Committee or Xylem LDCC or,

•	For options granted to new executives, the option exercise price of approved stock option awards is the closing price on the grant date, generally the day following the first day of employment,

•	Options cannot be exercised prior to vesting,

•

Three-year cliff vesting is required for executives at the level of senior vice president or above. Stock options vest in one-third cumulative annual installments for executives below the senior vice president level,

•	If an acceleration event occurs (as described in “Potential Post-Employment Compensation — Change of Control Arrangements”), the stock option award vests in full,

•

Options awarded in 2010 and 2011 and prior to 2005 expire ten years after the grant date. Options awarded between 2005 and 2009 expire seven years after the grant date. In 2010, the seven-year option term was extended to ten years based on a review of competitive market practices,

•	If an employee is terminated for cause, vested and unvested portions of the options expire on the date of termination,

•

Xylem’s 2011 Omnibus Incentive Plan prohibits the re-pricing, or exchange, of stock options and stock appreciation rights that are priced below the prevailing market price with lower-priced stock options or stock appreciation rights without shareowner approval, and

•

There may be adjustments to the post-employment exercise period of an option grant if an employee’s tenure with Xylem is terminated due to death, disability, retirement or termination by Xylem other than for cause. Any post-employment exercise period, however, cannot exceed the original expiration date of the option. If employment is terminated due to an acceleration event or because the option holder determines in good faith that he or she would be unable to discharge his or her duties effectively after the acceleration event, the option expires on the earlier of the date seven months after the acceleration event or the normal expiration date.

Why both restricted stock units (RSUs) and stock options?    A balanced award of RSUs and non-qualified stock options provides a combination of incentives for absolute share price appreciation and retention of executives. The following table provides an overview of some of the main characteristics of RSUs and non-qualified stock options.

Restricted Stock or Restricted Stock Units	Non-Qualified Stock Options
An RSU award is a promise to deliver to the recipient, upon vesting, shares of Xylem stock.	Non-qualified stock options provide the opportunity to purchase Xylem stock at a specified price called the “exercise price” at a future date.
Holders of RSUs are not entitled to vote the shares and do not receive cash dividends during the restriction period. Dividend equivalents are paid in cash upon RSU vesting beginning with the 2011 awards.	Stock option holders do not receive dividends on shares underlying options and cannot vote such shares unless the stock option is exercised.
RSUs have intrinsic value on the day the award is received and retain some actual value even if the share price declines during the restriction period.	Non-qualified stock options increase focus on activities primarily related to absolute share price appreciation. Xylem’s non-qualified stock options expire ten or seven years after their grant date. If the value of Xylem’s stock increases and the optionee exercises his or her option to buy at the exercise price, the optionee receives a gain in value equal to the difference between the option exercise price and the price of the stock on the exercise date. If the value of Xylem’s stock fails to increase or declines, the stock option has no actual value. Stock options provide less retention value than restricted stock since stock options have actual value only if the share price appreciates over the option exercise price before the options expire.

The Xylem LDCC has selected vesting terms for RSUs and stock options based on the Xylem Compensation Consultant’s review and assessment of current market practice for the Primary Peer Group and market survey data, as well as the Xylem LDCC’s and ITT Compensation Committee’s view of the vesting terms appropriate for Xylem and ITT, respectively.

Total Shareholder Return (TSR) Awards Component

Total Shareholder Return (TSR) Awards were a long-term performance cash program that was offered by the ITT Compensation Committee. The TSR Program tracked ITT’s share price performance relative to industrial companies in the TSR Performance Index (the S&P Industrials Companies, without consideration of utility and transportation service industries, described herein as the “TSR Performance Index”).

As of the date of spin-off, the 2009 TSR Awards had two months remaining from the original three-year performance period, which was paid out as a cash payment at target value. No compensation was given for the completed portion of the 2009 TSR Awards (the first 34 months of the 2009 TSR performance period) given that performance was below threshold, which did not qualify for any payment. For the uncompleted periods of the TSR grants for 2010 and 2011, the remaining target value was determined and provided as an RSU award in Xylem with the same vesting date as the original 2010 and 2011 Awards (December 31, 2012 and December 31, 2013, respectively). No compensation was given for the completed portions of the 2010 and 2011 TSR Awards given that performance was below threshold, which did not qualify for any payment. The TSR program was eliminated effective with the spin-off from ITT.

2011 Long-Term Incentive Awards

The following table describes the 2011 long-term incentive awards for the NEOs, as determined by the ITT Compensation Committee on March 3, 2011.

Named Executive Officer	TSR (Target Cash Award) $	Non-Qualified Stock Option Award # Options	Restricted Stock Unit Award # Shares
Gretchen W. McClain	533,000	33,459	9,111
Michael T. Speetzen	110,000	7,640	1,879
Frank R. Jimenez	233,300	16,205	3,986
Angela A. Buonocore	166,700	10,456	2,847
Kenneth Napolitano	141,700	9,840	2,420

As a result of the spin-off from ITT, the Xylem 2011 Omnibus Incentive Plan was approved by the ITT Compensation Committee and the Xylem LDCC. The Xylem 2011 Omnibus Incentive Plan allows Xylem the ability to grant stock options, stock appreciation rights, stock awards, other stock-based awards and target cash awards based on attainment of performance goals. The share reserve placed in the Xylem 2011 Omnibus Incentive Plan is expected to be sufficient to maintain our stock-based incentive plans for at least three years.

Under the Xylem 2011 Omnibus Incentive Plan, no individual may receive more than 3,000,000 shares subject to options in any one year. The Xylem 2011 Omnibus Incentive Plan does not permit re-pricing of stock options without shareowner approval and generally complies in all significant aspects with current best practices in corporate governance of stock-based compensation plans. Upon the spin-off from ITT, the above 2011 annual long-term incentive grants for the above NEOs were converted to Xylem stock options and RSU awards with the original vesting terms and conditions as follows:

Named Executive Officer	TSR (Target Cash Award) $	Non-Qualified Stock Option Award # Options	Restricted Stock Unit Award # Shares
Gretchen W. McClain	n/a	59,598	16,228
Michael T. Speetzen	n/a	13,608	3,346
Frank R. Jimenez	n/a	28,865	7,100
Angela A. Buonocore	n/a	18,624	5,071
Kenneth Napolitano	n/a	17,527	4,310

As a result of the spin-off, for Xylem employees who held ITT restricted stock or RSUs, their restricted stock or RSUs were converted into restricted stock/RSUs of Xylem, preserving their pre-spin-off value. Xylem employees who held ITT stock options received Xylem stock options priced so that the embedded spread value (the difference between the exercise price and the share value at spin-off) was the same both immediately before and immediately after the spin-off.

2012 Long-Term Incentive Awards Program

Upon review of Xylem’s Primary Peer Group and market survey practices, Xylem’s new long-term incentive award program for senior executives will have two components, RSUs and non-qualified stock option awards, which directly link long-term compensation to long-term value creation, shareowner return and executive retention:

•	The Xylem LDCC will continue to award RSUs, which will be settled in shares upon vesting. RSUs provide the same economic risk or reward as restricted stock.

•	Non-qualified stock option awards will be provided. Beginning with stock option grants made in 2012, the vesting will be harmonized for all executives to vest in one-third annual installments.

•	Long-term incentive grants for NEOs will be made as 50% RSUs and 50% non-qualified stock options based on the grant date fair value.

•	Actual award value to be granted to each NEO will be based on market data (as established by assessing the Primary Peer Group of companies and survey data) and individual performance.

Special One-time Spin-off Long-Term Incentive Awards

In conjunction with the spin-off, special one-time Founders’ Grants were awarded to each of the NEOs and to other employees in positions deemed critical to the establishment and success of Xylem. These awards were assessed independently by the ITT Compensation Committee and were not considered in setting the other anticipated annual compensation arrangements described above. The Founders’ Grants are intended to closely align the economic interests of the recipients with the Xylem shareowners. The ITT Compensation Committee, after consultation with the ITT Compensation Consultant, decided to set the Founders’ Grant award amounts at 1.5 times each NEO’s Target 2012 Long-Term Incentive Award because the ITT Compensation Committee determined that this amount would appropriately align the NEOs’ economic interests with Xylem shareowners while also providing an appropriate retention incentive. The Founders’ Grants were awarded as: one-half in RSUs and one-half in stock options. The combined awards have a grant date fair value equal to the dollar value of the Founders’ Grant. The RSUs are subject to three-year cliff vesting and the stock options vest in one-third cumulative annual installments on the date of the award (November 7). Founders’ Grants are expressed below as aggregate fair value at grant date.

Named Executive Officer	Founders’ Grant
Gretchen W. McClain	$5,100,000
Michael T. Speetzen	$1,118,000
Frank R. Jimenez	$1,050,000
Angela A. Buonocore	$750,000
Kenneth Napolitano	$765,000

ITT and Xylem Salaried Investment and Savings Plans

Historically.    Most of ITT’s salaried employees who work in the United States participated in the ITT Salaried Investment and Savings Plan, a tax-qualified savings plan, which allowed employees to contribute to the plan on a before-tax basis and/or after-tax basis. ITT made a floor contribution of 1/2 of 1% of base salary to the plan for all eligible employees and matched employee contributions up to 6% of base salary at the rate of 50%. Participants could elect to have their contributions and those of ITT invested in a broad range of investment funds including ITT stock. Federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts ($245,000 in 2011) to the tax-qualified plan. ITT had established and maintained a non-qualified, unfunded ITT Excess Savings Plan to pay retirement benefits that could not be paid from the ITT Salaried Investment and Savings Plan due to limits in the amount of benefits under a tax-qualified retirement plan. More details are provided in the narrative to the “Non-qualified Deferred Compensation for 2011” table later in this Proxy Statement.

Going forward as Xylem.    Effective with the spin-off, the Xylem LDCC adopted and implemented a competitive retirement savings plan for salaried employees and a supplemental retirement savings plan for salaried employees.

Post-Employment Compensation

Salaried Retirement Plan

Historically.    Most of ITT’s salaried employees who worked in the United States participated in the ITT Salaried Retirement Plan. Under the plan, participants had the option, on an annual basis, to elect to be covered by either a Traditional Pension Plan or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan was a tax-qualified plan, which provided a base of financial security for employees after they cease working. The plan is described in more detail in the narrative in “Pension Benefits for 2011” and in the “2011 Pension Benefits” table later in this Proxy Statement.

Going forward as Xylem.    Effective with the spin-off, ITT transferred the ITT Salaried Retirement Plan, together with all of its associated assets and liabilities, to Exelis Inc. Going forward, Exelis will maintain the ITT Salaried Retirement Plan. The Xylem NEOs will no longer participate in the ITT Salaried Retirement Plan and benefits under that plan have been frozen as of the date of the spin-off for all Xylem and ITT employees not solely dedicated to Exelis.

Xylem has adopted and implemented a competitive post-employment compensation program referred to as the Xylem Retirement Savings Plan for Salaried Employees (the “Xylem Plan”) beginning October 31, 2011. The Xylem Plan is the only retirement program offered by Xylem with benefits earned in the ITT Salaried Retirement Plan calculated as of the spin-off date and “frozen.” Xylem employees do not lose any of their accrued benefit under the ITT Retirement Salaried Plan as of the date it is frozen.

The Xylem Plan provides company core contributions of either 3% or 4% of eligible pay based on points (age plus years of service) calculated at the beginning of each year. Employees with less than 50 points receive a core contribution of 3% of eligible pay. Employees with 50 or more points receive a core contribution equal to 4% of eligible pay. These contributions are 100% vested upon contribution. Employees also receive Company matching contributions equal to 50% of the first 6% of eligible pay for employee contributions made to the Xylem Plan. Matching contributions are also 100% vested upon contribution.

Employees who worked for ITT for many years, or were nearing retirement at the time of spin-off, are eligible for additional Xylem company contributions to the Xylem Plan, for up to five years. Transition credit contributions are based on points (age plus service) calculated at the beginning of each plan year. Employees with 60 to 69 points receive additional transition credit contributions equal to 3% of eligible pay. Employees with 70 or more points receive transition credit contributions equal to 5% of eligible pay. Transition credits are also 100% vested upon contribution.

Employees can make 2% to 50% of eligible pay in pre-tax contributions to the Xylem Plan up to the annual Internal Revenue Service (“IRS”) contribution limits ($17,000 in 2012), and 1% to 50% of eligible pay in after-tax contributions. An after-tax contribution limit of 10% of eligible pay applies to highly compensated employees, including the NEOs, and total pre-tax and after-tax contributions cannot exceed 50% of eligible pay. Employees age 50 and older can contribute additional pre-tax contributions to their account up to $5,500 in 2012.

Xylem Supplemental Retirement Savings Plan

Historically.    Because federal law limits the amount of benefits that can be paid and the amount of compensation that can be recognized under tax-qualified retirement plans, Xylem has established and maintains a non-qualified, unfunded supplemental retirement savings plan solely to provide retirement benefits that could not be paid from the Xylem Plan.

Xylem Supplemental Retirement Savings Plan for Salaried Employees

Benefits under the supplemental pension plans are generally paid directly by Xylem. The Xylem Supplemental Retirement Savings Plan for Salaried Employees (the “Xylem Supplemental Plan” or the “SRSP”) replaces the former ITT Excess Savings Plan, and extends the retirement savings benefits above the IRS limit ($245,000 in 2011; $250,000 in 2012). The same company contributions for core, company match and transition credits apply as in the Xylem Plan. Employees are not eligible to make eligible contributions in the Xylem Supplemental Plan (employee contributions are only accepted in the Xylem Plan). All amounts in the Xylem Supplemental Plan constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the plan are paid out of the general assets of the Company.

Deferred Compensation Plan

Xylem NEOs are also eligible to participate in the Xylem Deferred Compensation Plan. This plan provides executives an opportunity to defer receipt of between 2% and 90% of any AIP payments they earn. The amount of deferred compensation ultimately received reflects the performance of benchmark investment funds made available under the Xylem Deferred Compensation Plan as selected by the executive. Participants in the Xylem Deferred Compensation Plan may elect a fund that tracks the performance of Xylem common stock. Xylem NEOs were eligible to participate in the ITT Deferred Compensation Plan prior to the spin-off of Xylem from ITT.

Severance Plan Arrangements

Xylem maintains two severance plans for its senior executives — the Xylem Senior Executive Severance Pay Plan and the Xylem Special Senior Executive Severance Pay Plan. Xylem’s Senior Executive Severance Pay Plan and Special Senior Executive Severance Pay Plan became effective upon the spin-off from ITT on October 31, 2011. ITT maintained similar executive severance plans prior to the spin-off and the Xylem executive severance plans were cloned to continue service accruals. The severance plans apply to Xylem’s key employees as defined by Section 409A of the Internal Revenue Code. Xylem’s severance plan arrangements are not considered in determining other elements of compensation.

Xylem Senior Executive Severance Pay Plan

The purpose of this plan is to provide a period of transition for senior executives. Senior executives who are U.S. citizens or who are employed in the U.S. are covered by this plan. The plan generally provides for severance payments if Xylem terminates a senior executive’s employment without cause.

The exceptions to severance payment are:

•	the executive terminates his or her own employment,

•	the executive’s employment is terminated for cause,

•	termination occurs after the executive’s normal retirement date (first day of the month that coincides with the executive’s 65th birthday),

•	termination occurs in certain divestiture instances if the executive accepts employment or refuses comparable employment, and

•	employment is terminated as a result of a death or disability.

No severance is provided for termination for cause because Xylem believes employees terminated for cause should not receive additional compensation. No severance is provided in the case of termination after a normal retirement date because the executive will be eligible for retirement payments under the Xylem retirement savings plans. No severance is provided in certain divestiture circumstances where an executive accepts or refuses comparable employment because the executive has the opportunity to receive employment income from another party under comparable circumstances. No severance is provided for termination as a result of death or disability because the executive or the executive’s estate will be eligible for other death and/or disability benefits provided by the company. All Xylem NEOs participate in this plan.

Xylem Special Senior Executive Severance Pay Plan

The purpose of this plan is to provide compensation in the case of termination of employment in connection with an acceleration event (defined in “Potential Post-Employment Compensation — Change of Control Arrangements”) including a change of control. The provisions of this plan are specifically designed to address the inability of senior executives to influence Xylem’s future performance after certain change of control events. The plan is structured to encourage executives to act in the best interests of shareowners by providing for certain compensation and retention benefits and payments, including change of control provisions, in the case of an acceleration event.

The purposes of these provisions are to:

•	provide for continuing cohesive operations as executives evaluate a transaction, which, without change of control protection, could be personally adverse to the executive,

•	keep executives focused on preserving value for shareowners,

•	retain key talent in the face of potential transactions, and

•	aid in attracting talented employees in the competitive marketplace.

As discussed above, this plan provides severance benefits for covered executives, including any NEO whose employment is terminated by Xylem other than for cause, or where the covered executive terminates his or her employment for good reason within two years after the occurrence of an acceleration event as described below (including a termination due to death or disability) or if during the two-year period following an acceleration event, the covered executive terminates his or her employment with good reason or the covered executive’s employment is terminated in contemplation of an acceleration event that ultimately occurs.

The plan is designed to put the executive in a comparable position, from a compensation and benefits standpoint, as he or she would have been in without the acceleration event. More information about the Xylem Special Senior Executive Severance Pay Plan is provided in “Potential Post-Employment Compensation — Xylem Special Senior Executive Severance Pay Plan.” All Xylem NEOs participate in this plan at the highest level of benefits.

Change of Control Arrangements

As described more fully in “Potential Post-Employment Compensation — Change of Control Arrangements,” many of Xylem’s short-term and long-term incentive plans, severance arrangements and non-qualified deferred compensation plans provide additional or accelerated benefits upon a change of control. Generally, these change of control provisions are intended to put the executive in a comparable position as he or she would have been in had the change of control not occurred. Executives then can focus on preserving value for shareowners when evaluating transactions that, without change of control provisions, could be personally adverse to the executive.

Employee Benefits and Perquisites

Executives, including the NEOs, are eligible to participate in Xylem’s broad-based employee benefits program. The program includes retirement investment and savings plans, which include before-tax and after-tax savings features, group medical and dental coverage, group life insurance, group accidental death and dismemberment insurance and other benefit plans. These other benefit plans include short- and long-term disability insurance and a flexible spending account plan.

Certain Perquisites to the NEOs

Beginning with the first payroll cycle in 2012, Xylem discontinued providing a car allowance, financial counseling and tax preparation to NEOs and senior executives. A one-time salary increase was provided to offset the change for senior executives, including Xylem NEOs. Financial planning services that were rendered before the elimination of perquisites may still be reimbursed in 2012 without eligibility for tax reimbursements. Benchmarking of executive perquisites against Xylem’s Primary and Supplemental Peer companies and market survey data indicated approximate median values of perquisites for senior-most executives represented only a small portion of total compensation for NEOs and Xylem’s senior executives. Therefore, the Xylem LDCC decided to eliminate perquisites altogether and focus on ensuring competitive compensation with significant links to pay for performance. Perquisites are not viewed as imperative for attraction and retention of the senior-most executives.

Compensation Changes Following the Spin-off

Gretchen W. McClain

Please see “Summary of Employment Arrangements” on page 63.

Michael T. Speetzen

Annual Base Salary:    As of the spin-off, Mr. Speetzen’s base salary was $439,000. In December 2011, Mr. Speetzen’s base salary was increased to $464,000 to reflect a one-time salary adjustment in connection with the elimination of Company perquisites going forward. In March 2012, the Xylem LDCC approved a new base salary of $500,000 for Mr. Speetzen to make his base salary more market competitive.

Long-Term Incentive Award Program:    As of the spin-off, Mr. Speetzen’s 2012 long-term incentive award was anticipated to be awarded at $746,000. In March 2012, when the annual long-term awards were granted, such amount was increased to $1,000,000. The Xylem LDCC approved this award to align Mr. Speetzen’s long-term compensation closer to market and to recognize Mr. Speetzen’s strong performance in 2011.

Kenneth Napolitano

Annual Base Salary:    As of the spin-off, Mr. Napolitano’s base salary was $360,000. In December 2011, Mr. Napolitano’s base salary was increased to $385,000 to reflect a one-time salary adjustment in connection with the elimination of Company perquisites going forward.

Long-Term Incentive Award Program:    As of the spin-off, Mr. Napolitano’s 2012 long-term incentive award was anticipated to be awarded at $510,000. In March 2012, when the annual long-term awards were granted, such amount was increased to $535,000. The Xylem LDCC approved this award to align Mr. Napolitano’s long-term compensation closer to market and to recognize Mr. Napolitano’s strong performance in 2011.

Frank R. Jimenez and Angela A. Buonocore

In December 2011, Mr. Jimenez and Ms. Buonocore each received an increase to their base salary of $25,000 to reflect a one-time additional salary adjustment in connection with the elimination of Company perquisites going forward. No other changes have been made to Mr. Jimenez’s and Ms. Buonocore’s compensation.

Consideration of Tax and Accounting Impacts

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that Xylem may deduct in any one year with respect to its Chief Executive Officer and the three other highest-paid NEOs, other than the Chief Financial Officer. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Compensation attributable to awards under Xylem’s AIP and long-term incentive program are generally structured to qualify as performance-based compensation under Section 162(m).

However, the Xylem LDCC realizes that evaluation of the overall performance of the senior executives cannot be reduced in all cases to a fixed formula. There may be situations in which the prudent use of discretion in determining pay levels is in the best interests of Xylem and its shareowners and, therefore, desirable. In those situations where discretion is used, awards may be structured in ways that will not permit them to qualify as performance-based compensation under Section 162(m).

In the event it should be determined that any payment of post-termination compensation would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then the aggregate of all post-termination payments for the Xylem Special Senior Executive Severance Plan will be reduced so that the Present Value of the aggregate of all payments does not exceed the Safe Harbor amount, as such terms are defined in the Internal Revenue Code; provided, however, that no such reduction shall be effective if the net after-tax benefit to the special severance executive receiving all of the payments exceeds the net after-tax benefit to the special severance executive resulting from having such payments so reduced.

Xylem’s plans are intended to comply with Section 409A of the Internal Revenue Code, to the extent applicable.

Recoupment/Clawback Policy

The Xylem LDCC intends to adopt a policy that provides for recoupment of performance-based compensation if the Board of Directors determines that a senior executive has engaged in fraud or willful misconduct that caused or otherwise contributed to the need for a material restatement of Xylem’s financial results. In such a situation, the Board would review all compensation awarded to or earned by that senior executive on the basis of Xylem’s financial performance during fiscal periods materially affected by the restatement. This would include annual cash incentive and bonus awards and all forms of equity-based compensation. If, in the Board’s view, the compensation related to Xylem’s financial performance would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment from that senior executive of any portion of such compensation as it deems appropriate after a review of all relevant facts and circumstances. The NEOs will be covered by this policy.

Consideration of Material Non-Public Information

Xylem typically closes the window for insiders to trade in Xylem’s stock in advance of, and for a period of time immediately following, earnings releases and Board meetings, because Xylem and insiders may be in possession of material non-public information. The first quarter Xylem LDCC meeting at which compensation decisions and awards are typically made for employees usually occurs during a Board meeting period, so stock option awards may occur at a time when Xylem is in possession of material non-public information. The Xylem LDCC does not consider the possible possession of material non-public information when it determines the number of non-qualified stock options granted, price of options granted or timing of non-qualified stock options granted. Rather, it uses competitive data, individual performance and retention considerations when it grants non-qualified stock options and RSUs under the long-term incentive program.

Non-qualified stock option awards and RSU awards granted to NEOs, senior and other executives, and Directors are awarded and priced on the same date as the approval date. Xylem may also award non-qualified stock options in the case of the promotion of an existing employee or hiring of a new employee. Again, these non-qualified stock option grants may be made at a time Xylem is in possession of material non-public information related to the promotion or the hiring of a new employee or other matters. Xylem does not time its release of material non-public information for the purpose of affecting the value of executive compensation, and executive compensation decisions are not timed to the release of material non-public information.

Business Risk and Compensation

In 2012, as part of the Board’s risk oversight responsibilities, the Xylem LDCC (as performed by ITT in past years) evaluated risk factors associated with the Company’s businesses in determining compensation structure and pay practices. The structure of the committees of the Board of Directors facilitates this evaluation and determination. During 2011, the Chair of the Xylem LDCC was a member of the Audit Committee and the Audit Committee Chair was a member of the Xylem LDCC. The membership overlap provides insight into the Company’s business risks and affords the Xylem LDCC access to the information necessary to consider the impact of business risks on compensation structure and pay practices. Further, overall enterprise risk is considered and discussed at Board meetings, providing additional important information to the Xylem LDCC. At the request of the Xylem LDCC, the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer attend those portions of the Xylem LDCC meetings at which plan features and design components of the Company’s annual and long-term incentive plans are considered and approved.

Compensation across the enterprise is structured so that unnecessary or excessive risk-taking behavior is discouraged. Further, total compensation for senior officers is heavily weighted toward long-term compensation consistent with Xylem’s compensation philosophy, which is focused on long-term value creation. This long-term weighting discourages behaviors that encourage short-term risks.

The following table summarizes our representative compensation components or policies and relevant risk mitigation factors:

Compensation Component or Policy	Risk Mitigation Factor
Salary	• Based on market rates. • Provides stability and minimizes risk-taking incentives.
Annual Incentive Plan

•   AIP design emphasizes overall performance and collaboration among Value Centers.

•   AIP components focus on a balanced mix of several performance metrics that encourage operating performance.

•   AIP design is tailored to meet unique business considerations for Corporate headquarters and Value Centers.

Annual Incentive Plan	• Individual AIP components and total AIP awards are capped.
Long-Term Incentive Awards
• Restricted Stock Units (RSUs)	• RSUs generally vest after three years.
• Stock Options	• Stock options vest after three years or in one-third cumulative annual installments after the first, second and third anniversary of the grant date varying by NEO and by grant date.
• The three-year vesting (whether cliff vesting or one-third cumulative annual installments) and the seven- and ten-year option terms encourage long-term behaviors.
• ITT Total Shareholder Return Awards (TSR)

•  The former ITT TSR long-term award was based on three-year share price performance and encouraged behaviors focused on long-term goals, while discouraging behaviors focused on short-term risks. TSRs were capped at 200%. Xylem did not adopt this program following the spin-off.

Severance and Pension benefits	Severance and pension benefits are in line with competitive market data.
Recoupment/Clawback Policy	Will provide mechanism for senior executive compensation to be recaptured/clawed back in certain situations involving fraud or willful misconduct.
Officer Share Ownership Guidelines	Xylem executives are required to own Xylem shares or share equivalents up to 5x base salary, depending on the level of the executive (discussed in “Stock Ownership Guidelines”). Share ownership guidelines align executive and shareowner interests. Xylem policy prohibits speculative trading in and out of Xylem securities, including prohibitions on short sales and leverage transactions, such as puts, calls, and listed and unlisted options.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for our NEOs. The information for 2011 reflects compensation paid to our NEOs by ITT prior to the spin-off on October 31, 2011 and by us after the spin-off.

Name and Principal	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Gretchen W. McClain	2011	632,692	20,000	3,608,803	3,492,838	672,390	250,968	106,289	8,783,980
Chief Executive Officer	2010	527,604	—	761,335	372,279	654,700	97,308	74,141	2,487,367
(formerly Senior Vice President and President, Fluid and Motion Control of ITT)	2009	504,054	61,000	2,426,708	317,269	474,600	70,753	65,453	3,919,837
Michael T. Speetzen	2011	338,273	5,556	777,360	740,433	394,670	47,976	45,844	2,350,112
Chief Financial Officer (formerly Vice President of Finance for Fluid and Motion Control of ITT)	2010	309,692	19,200	639,393	100,104	240,900	20,508	45,978	1,375,775
Frank R. Jimenez	2011	431,154	9,261	988,199	912,649	537,640	81,829	80,019	3,040,751
General Counsel and Corporate Secretary (formerly Vice President and General Counsel of ITT)	2010	412,115	—	352,524	166,817	384,500	47,578	54,855	1,418,389
Angela A. Buonocore	2011	360,192	7,500	705,910	679,849	816,520	119,380	93,519	2,782,870
Chief Communications Officer (formerly Senior Vice President and Chief Communications Officer of ITT)	2010	338,077	15,700	285,521	139,614	315,000	64,169	41,785	1,199,866
Kenneth Napolitano	2011	328,146	6,944	663,771	669,612	321,310	490,345	109,397	2,589,525
President, Residential and Commercial Water (formerly President, ITT Residential and Commercial Water)	2010	311,368	10,600	299,656	141,773	213,600	120,905	91,737	1,189,639

(1)	These amounts represent a cash payment for the uncompleted 2-month portion of the 2009 TSR Award approved under ITT to be paid at target and on a discretionary basis. The payments were made in November 2011.

(2)	Amounts in the “Stock Awards” column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for TSR awards and RSUs for year 2011. The TSR is considered a liability plan under the provisions of FASB ASC Topic 718. A discussion of RSUs and the TSR awards and assumptions used in calculating these values may be found in Note 11 to the Consolidated Financial Statements in the Company’s 2011 Annual Report on Form 10-K. The values of TSR awards at target for the 2011-2013 performance period for Ms. McClain, Mr. Speetzen, Mr. Jimenez, Ms. Buonocore and Mr. Napolitano were $533,300, $110,000, $233,300, $166,700 and $141,700, respectively. Assuming the maximum value at the highest level of achievement, Ms. McClain, Mr. Speetzen, Mr. Jimenez, Ms. Buonocore and Mr. Napolitano would receive TSR award payouts of $1,066,600, $220,000, $466,600, $466,600 and $283,400, respectively, following the end of the performance period. This column does not include the aggregate fair value of the RSUs awarded as replacements for the TSR awards with respect to the uncompleted portion of the 2010 and 2011 TSR awards. More information about the TSR awards post-spin-off is provided in “Compensation Discussion and Analysis—Overview of Long-Term Incentive Awards—Total Shareholder Return (TSR) Awards Component.” There was no incremental grant date fair value associated with the conversion of restricted stock shares/units and there was no immediate expense recognized for TSR replacements units as the change in fair value relates to the unvested portion of the original TSR award. The associated expense for the replacement units will be recognized over the remaining vesting periods.

Furthermore, the “Stock Awards” column reflects the aggregate grant fair value of the Founders’ Grants, discussed in “Compensation Discussion and Analysis” above, as follows: Ms. McClain, Mr. Speetzen, Mr. Jimenez, Ms. Buonocore and Mr. Napolitano were $2,550,011, $559,010, $524,589, $375,002, and $382,505, respectively.

For stock awards issued prior to the spin-off, the fair value was determined by the average of the high and low stock prices of ITT on February 22, 2011, the program valuation date. For stock awards issued post-spin-off, the fair value was determined by using the closing price of Xylem stock on November 7, 2011.

(3)

Amounts in the “Option Awards” column include the aggregate grant date fair value of non-qualified stock option awards. Pre-spin-off, the fair values for these grants were determined by using a binomial lattice value effective on February 22,

2011, the program valuation date. The March 3, 2011 grant date fair values after the equity conversion in the spin-off were $8.89 for Ms. McClain, $8.89 for Ms. Buonocore, $8.03 for Mr. Speetzen, $8.03 for Mr. Jimenez and $8.03 for Mr. Napolitano. The post-spin-off grants awarded under Founders’ Grants were based on a binomial lattice value effective on November 7, 2011. The Founders’ Grants amounts were as follows: $2,550,000 for Ms. McClain, $374,998 for Ms. Buonocore, $559,002 for Mr. Speetzen, $524,997 for Mr. Jimenez and $382,500 for Mr. Napolitano. The conversion of stock options from shares of ITT stock to shares of Xylem stock resulted in an incremental change in fair value for each NEO as follows: $412,516 for Ms. McClain, $72,109 for Mr. Speetzen, $155,762 for Mr. Jimenez, $139,130 for Ms. Buonocore and $146,306 for Mr. Napolitano. A discussion of assumptions relating to option awards may be found in Note 11 to the Consolidated Financial Statements in the Company’s 2011 Annual Report on Form 10-K.

(4)	Amounts in the “Non-Equity Incentive Plan Compensation” column represent AIP awards for performance year 2011, which to the extent not deferred by an executive, were paid out on March 14, 2012. Furthermore, Transaction Success Incentive awards are included for Mr. Speetzen, Mr. Jimenez, Ms. Buonocore, and Mr. Napolitano for $160,000, $220,000, $550,000 and $165,000, respectively. The TSI awards were paid at the same time as the 2011 AIP awards.

(5)	No NEO received preferential or above-market earnings on deferred compensation. The change in the present value in accrued pension benefits was determined by measuring the present value of the accrued benefit at the respective dates using a discount rate of 5.75% at December 31, 2011 (corresponding to the discount rates used for the ITT Salaried Retirement Plan, which is a component of ITT’s consolidated pension plans, as described in Note 12 to the Consolidated Financial Statements in the Company’s 2011 Annual Report on Form 10-K based on the assumption that retirement occurs at the earliest date the individual could retire with an unreduced retirement benefit). All benefit obligations for plans shown in this column were transferred to Exelis as of October 31, 2011. Accordingly, all benefits under the ITT Salaried Retirement Plan and the ITT Excess Pension Plan after October 31, 2011 are payable by Exelis.

(6)	Amounts in this column for 2011 represent items specified in the “All Other Compensation Table” below.

All Other Compensation Table

	Other Compensation
Name	Personal Use of Corporate Aircraft ($)(a)	Financial Counseling ($)(b)	Relocation ($)(c)	Auto Allowances ($)(d)	Supplemental Plan Contributions ($)(e)	Tax Reimburse- ments ($)(f)	401(k) Match ($)(g)	Deferred Compensation Plan Contributions ($)(h)	Other ($)(i)	Total All Other Compensa- tion ($)
Gretchen W. McClain	5,484	12,195	—	15,600	51,156	—	11,383	9,413	1,057	106,289
Michael T. Speetzen	—	—	—	13,200	18,987	—	13,321	—	336	45,844
Frank R. Jimenez	—	13,000	—	15,600	30,754	1,362	18,267	—	1,036	80,019
Angela A. Buonocore	—	3,211	—	15,600	34,113	1,773	20,825	16,791	1,206	93,519
Kenneth Napolitano	—	905	37,554	13,200	15,023	21,326	20,892	—	497	109,397

(a)	Amounts reflect the aggregate incremental cost for personal use of the corporate aircraft for Ms. McClain prior to the spin-off from ITT. The aggregate incremental cost was determined on a per-flight basis and includes the cost of fuel, a pro-rata share of repairs and maintenance, landing and storage fees, crew-related expenses and other miscellaneous variable costs.

(b)	Amounts represent financial counseling and tax service fees paid during 2011. Financial counseling and tax service fees reflect fees for services provided during the calendar year.

(c)	Mr. Napolitano received a company-paid apartment with the value of $35,456 and company paid travel for his family of $2,097 under an ITT relocation arrangement in 2011. This arrangement terminated on October 31, 2011.

(d)	Auto allowances were provided to a range of executives, including the NEOs.

(e)	Amounts represent the floor and matching contributions to the ITT Excess Savings Plan pre-spin-off and the core and matching contributions to the Xylem Supplemental Plan post-spin-off. The participants’ balances in the ITT Excess Savings Plan were transferred to the Xylem Supplemental Plan, effective October 31, 2011. Xylem contributions to the Xylem Supplemental Plan are unfunded and earnings accrue at the same rate as the Stable Value Fund available to participants in the Xylem Plan. These amounts include contributions in fiscal year 2011 as well as contributions for the 2011 AIP and TSI awards earned in 2011 and paid in 2012.

(f)	Amounts in this column for Ms. Buonocore and Mr. Jimenez are tax reimbursement allowances intended to offset the inclusion of taxable income of tax preparation services. The amount for Mr. Napolitano represents tax reimbursements related to a relocation arrangement. Tax gross-ups for tax preparation were eliminated effective July 2011.

(g)	Amounts represent the aggregate of ITT’s floor and matching contributions to the participant’s ITT Salaried Investment and Savings Plan account pre-spin-off and core and matching contributions to the participants under the Xylem Supplemental Retirement Savings Plan after the completion of the spin-off. These amounts include contributions in fiscal year 2011 as well as contributions for the 2011 AIP and TSI awards earned in 2011 and paid in 2012.

(h)	Amounts represent the aggregate of core and matching contributions to the participants under the Xylem Deferred Compensation Plan. These contributions include the 2011 AIP award earned in 2011 and paid in 2012.

(i)	Amounts include taxable group term-life insurance premiums attributable to each NEO. For Ms. McClain, this amount also includes a WebMD rebate. For Ms. Buonocore and Mr. Jimenez, the amount includes a WebMD rebate as well as health club fees.

GRANTS OF PLAN-BASED AWARDS IN 2011

The following table provides information regarding equity and non-equity awards made to our NEOs during the year ended December 31, 2011, including equity and non-equity awards granted to our NEOs by ITT prior to the spin-off on October 31, 2011. Awards originally granted by ITT prior to the spin-off were converted into Xylem awards in connection with the spin-off with vesting dates consistent with the original awards from ITT, other than the uncompleted portion of each of the 2010 and 2011 TSR awards, which were converted at target into Xylem RSUs (as described in “Compensation Discussion and Analysis — Overview of Long-Term Incentive Awards — Total Shareholder Return (TSR) Awards Component”). A discussion of the conversion process for equity awards is described in the “Outstanding Equity Awards at 2011 Fiscal Year-End” table. The compensation plans under which the grants in the following table were made are described in “Compensation Discussion and Analysis” and include the AIP, TSI, TSR, RSUs, restricted stock awards and non-qualified stock option awards.

Name			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Under- lying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
	Grant Date	Date of Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gretchen W. McClain			212,500	425,000	850,000
			63,750	127,500	255,000
						266,650	533,300	1,066,600				533,300
	03-Mar-11	03-Mar-11							16,228			525,492
	03-Mar-11	03-Mar-11								59,598	32.3818	668,786
	07-Nov-11	02-Nov-11							103,659			2,550,011
	07-Nov-11	02-Nov-11								307,600	24.6000	2,550,004
	07-Nov-11	02-Nov-11							5,691			139,999
	07-Nov-11	02-Nov-11							15,657			385,162
Michael T. Speetzen			67,146	134,292	268,583
			29,267	58,533	117,067
				160,000
						55,000	110,000	220,000				110,000
	03-Mar-11	03-Mar-11							3,346			108,349
	03-Mar-11	03-Mar-11								13,608	32.3818	140,940
	07-Nov-11	02-Nov-11							22,724			559,010
	07-Nov-11	02-Nov-11								67,431	24.6000	559,003
	07-Nov-11	02-Nov-11							1,581			38,893
	07-Nov-11	02-Nov-11							3,229			79,433
Frank R. Jimenez			108,750	217,500	435,000
			21,750	43,500	87,500
				220,000
						116,650	233,300	466,600				233,300
									7,100			229,911
	03-Mar-11	03-Mar-11								28,865	32.3818	298,955
	03-Mar-11	03-Mar-11							21,341			524,989
	07-Nov-11	02-Nov-11								63,329	24.6000	524,997
	07-Nov-11	02-Nov-11							2,635			64,821
	07-Nov-11	02-Nov-11							6,849			168,485
Angela A. Buonocore			91,250	182,500	365,000	83,350	166,700	333,400				166,700
			18,250	36,500	73,000
				550,000
						83,350	166,700	333,400				166,700
	03-Mar-11	03-Mar-11							5,071			164,208
	03-Mar-11	03-Mar-11								18,624	32.3818	210,562
	07-Nov-11	02-Nov-11							15,244			375,002
	07-Nov-11	02-Nov-11								45,235	24.6000	374,998
	07-Nov-11	02-Nov-11							2,134			52,496
	07-Nov-11	02-Nov-11							4,894			120,392
Kenneth Napolitano			67,792	135,583	271,167
			18,000	36,000	72,000
				165,000
						70,850	141,700	283,400				141,700
	03-Mar-11	03-Mar-11							4,310			139,565
	03-Mar-11	03-Mar-11								17,527	32.3818	181,529
	07-Nov-11	02-Nov-11							15,549			382,505
	07-Nov-11	02-Nov-11								46,140	24.6000	374,998
	07-Nov-11	02-Nov-11							2,240			55,104
	07-Nov-11	02-Nov-11							4,160			102,336

(1)	Amounts reflect the threshold, target and maximum payment levels, respectively, if an award payout is achieved under the 2011 AIP described above in “Compensation Discussion and Analysis — Overview of the Annual Incentive Program and Overview of Long-Term Incentive Awards.” These potential payments are based on achievement of specific performance metrics and are completely at risk. The target award is computed based on the estimated payouts with the target award equal to 100% of the award potential, the threshold equal to 50% of target and the maximum equal to 200% of target.

Amounts for each NEO reflect the threshold, target and maximum payment levels, in two segments, reflecting the 10-month pre-spin-off AIP potential target payment and the 2-month post-spin-off potential target payment. The 10-month pre-spin-off AIP potential target amount relates to a pro-rated portion of each NEO’s pre-spin-off salary and the 2-month post-spin-off AIP potential target amount relates to a pro-rated portion of each NEO’s post-spin-off salary.

Name	Pre-Spin-Off (pro-rated for 10 months)			Post-Spin-Off (pro-rated for 2 months)
	Salary ($)	Target %	Target Amount ($)	Salary	Target %	Target Amount ($)
Gretchen W. McClain	600,000	85%	425,000	900,000	85%	127,500
Michael T. Speetzen	322,300	50%	134,292	439,000	80%	58,533
Frank R. Jimenez	435,000	60%	217,500	435,000	60%	43,500
Angela A. Buonocore	365,000	60%	182,500	365,000	60%	36,500
Kenneth Napolitano	325,400	50%	135,583	360,000	60%	36,000

(2)	Amounts reflect the threshold, target and maximum payment levels, if an award payout is achieved, under ITT’s TSR Plan for the 2011-2013 performance period described above in “Compensation Discussion and Analysis — Overview of Long-Term Incentive Awards — Total Shareholder Return (TSR) Awards Component.” Each unit under the TSR Plan equals $1. Payments, if any, under the TSR Plan are paid in cash at the end of the performance period. The performance period for awards under ITT’s TSR Plan, reflected in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column, for the 2011-2013 performance period is January 1, 2011-December 31, 2013. The TSR is no longer a compensation component of Xylem.

(3)	Amounts reflect the number of shares of RSUs granted in 2011 to the NEOs. RSUs awarded as replacements for TSR awards with respect to the unvested portion of the 2010 and 2011 TSR awards will vest on December 31, 2012 and December 31, 2013, respectively. The replacement awards have consistent performance periods as the original TSR awards. The number of RSUs granted on March 3, 2011 was determined by the average of the high and low stock price on the program valuation date of February 22, 2011. The number of RSUs granted on November 7, 2011 was determined by the closing price of Xylem stock on the program valuation date of November 7, 2011. RSUs granted to NEOs generally vest in full at the end of the three-year restriction period following the grant date. During the restriction period, the holder will receive dividends at vesting and may not vote the shares. There was no incremental grant date fair value associated with the conversion of restricted stock shares/units and there was no immediate expense recognized for TSR replacement RSUs as the change in fair value relates to the unvested portion of the original TSR award. The associated expense for the replacement RSUs will be recognized over the remaining vest periods.

(4)	Amounts reflect the number of non-qualified stock options granted in 2011 to NEOs. For the March 3, 2011 non-qualified stock option grants, the number of non-qualified stock options was determined by the binomial lattice value on the program valuation date of February 22, 2011. Due to the conversion, there was an incremental grant date fair value associated with the March 3, 2011 grants. The values are as follows: Ms. McClain $138,468, Mr. Speetzen $31,618 Mr. Jimenez $67,063, Ms. Buonocore $43,272 and Mr. Napolitano $40,722. For the November 7, 2011 non-qualified stock option grants, the number of non-qualified stock options was determined by the binomial lattice value on the program valuation date of November 7, 2011. Such non-qualified stock options generally become exercisable at the end of the three-year period following the grant date and expire ten years after the grant date.

(5)	The option exercise price for non-qualified stock options dated March 3, 2011 was the closing price of ITT common stock on the date the non-qualified stock options were granted. The option exercise price for the non-qualified stock options dated November 7, 2011 was the closing price of Xylem common stock on the date the non-qualified stock options were granted.

(6)	Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 for TSR target awards, RSUs, restricted stock awards and non-qualified stock option awards granted to the NEOs in 2011.

SUMMARY OF EMPLOYMENT ARRANGEMENTS

Gretchen W. McClain

Term: On October 4, 2011, Ms. McClain accepted an offer of employment with the Company as President and Chief Executive Officer of the Company effective as of the spin-off from ITT. Ms. McClain is the only NEO with an offer letter arrangement. Ms. McClain’s compensation, as for all other NEOs, is subject to the approval of the Xylem LDCC.

Annual Base Salary: Ms. McClain’s base salary as of the spin-off was $900,000. In December 2011, Ms. McClain’s base salary was increased to $935,000 to reflect a one-time salary adjustment in connection with the elimination of Company perquisites going forward.

Target Annual Incentive: Ms. McClain’s annual incentive target was set at 100% of base salary. In March 2012, the Xylem LDCC approved an increase of that target to 110%. The amount earned in respect to AIP is discretionary and subject to individual and Company performance, as determined by the Xylem LDCC.

Long-Term Incentive Award: Ms. McClain is eligible to participate in the Company’s long-term incentive program. In October, Ms. McClain’s 2012 long-term incentive award was anticipated to be awarded at $3,400,000. In March 2012, when the long-term awards were granted, such amount was increased to $4,250,000. The Xylem LDCC approved this award given her strong performance and the fact that Ms. McClain’s long-term compensation was below market. Her award was valued using the same methodology used to value 2012 long-term incentive awards to other senior management of the Company.

Founders’ Grant: Following the spin-off from ITT, Ms. McClain received a Founders’ Grant with a value of $5,100,000, which was determined by the ITT Compensation Committee and later approved by the Xylem LDCC. This grant was a one-time special award intended to closely align Ms. McClain’s economic interests with Xylem shareowners. This grant was granted as 50% Stock Options and 50% RSUs with a three-year vesting.

Severance Arrangements: Ms. McClain is covered under the terms of the Xylem Senior Executive Severance Pay Plan. Notwithstanding the terms of such plan, should Ms. McClain be terminated by the Company other than for cause at any time, she will receive a severance benefit equal to twenty-four months of current base salary and target AIP, subject to the Company’s severance policies. In the event of a termination in connection with a change of control, Ms. McClain would receive a severance benefit under the terms of the Xylem Special Senior Executive Severance Pay Plan.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

The following table provides information regarding outstanding stock option awards and unvested restricted stock or RSU awards (including related dividend equivalent units) held by each NEO as of December 31, 2011. All information is presented below on a post-conversion basis. In connection with the spin-off from ITT, restricted stock, RSUs and non-qualified stock options awarded prior to the spin-off were converted to Xylem restricted stock, RSUs and non-qualified stock options, and the uncompleted portions of ITT TSR Awards were converted to Xylem RSUs.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Gretchen W. McClain	9/9/2005	59,374	—	31.2085	9/19/2012	265,515	6,821,080
	3/6/2006	15,541	—	29.5748	3/6/2013	—	—
	3/7/2007	26,994	—	32.5558	3/7/2014	—	—
	3/10/2008	29,693	—	29.8050	3/10/2015	—	—
	3/5/2009	—	53,669	18.6330	3/5/2016	—	—
	3/5/2010	—	42,837	30.0295	3/5/2020	—	—
	3/3/2011	—	59,598	32.3818	3/3/2021	—	—
	11/7/2011	—	307,600	24.6000	11/7/2021	—	—
Michael T. Speetzen	3/5/2009	2,880	5,892	18.6330	3/5/2016	53,542	1,375,494
	3/5/2010	4,237	8,472	30.0295	3/5/2020	—	—
	3/3/2011	—	13,608	32.3818	3/3/2021	—	—
	11/7/2011	—	67,431	24.6000	11/7/2021	—	—
Frank R. Jimenez	6/9/2009	19,636	9,816	25.7179	6/9/2016	50,591	1,299,683
	3/5/2010	7,060	14,119	30.0295	3/5/2020	—	—
	3/3/2011	—	28,865	32.3818	3/3/2021	—	—
	11/7/2011	—	63,329	24.6000	11/7/2021	—	—
Angela A. Buonocore	3/7/2007	11,996	—	32.5558	3/7/2014	45,824	1,177,219
	3/10/2008	14,793	—	29.8050	3/10/2015	—	—
	3/5/2009	—	20,128	18.6330	3/5/2016	—	—
	3/5/2010	—	16,065	30.0295	3/5/2020	—	—
	3/3/2011	—	18,624	32.3818	3/3/2021	—	—
	11/7/2011	—	45,235	24.6000	11/7/2021	—	—
Kenneth Napolitano	2/2/2004	9,975	—	21.0302	2/2/2014	37,393	960,626
	3/5/2005	8,906	—	25.5271	3/8/2012	—	—
	3/7/2007	6,750	—	32.5558	3/7/2014	—	—
	3/10/2008	9,859	—	29.8050	3/10/2015	—	—
	3/5/2009	14,730	7,366	18.6330	3/5/2016	—	—
	3/10/2010	6,001	11,998	30.0295	3/5/2020	—	—
	3/3/2011	—	17,527	32.3818	3/3/2021	—	—
	11/7/2011	—	46,140	24.6000	11/7/2021	—	—

(1)	Vesting Schedule for Stock Options (options vest on the applicable anniversary of the grant date): Ms. McClain’s 2005 grant vested one-half in 2007 and one-half in 2008. Ms. McClain’s 2006 and 2007 grants vested in one-third increments over the following three-year period. Ms. McClain’s 2008 grant vested 100% in 2011. Mr. Speetzen’s 2009 grant vested one-third in 2010 and two-thirds in 2012. Mr. Speetzen’s 2010 grant vested one-third in 2011 and the remaining two-thirds over the following two-year period. Mr. Jimenez 2009 grant vested one-third in each of 2010, 2011 and 2012. Mr. Jimenez’s 2010 grant vested one-third in 2011 and the remaining two-thirds over the following two-year period. Ms. Buonocore’s 2007 and 2008 grants vested in one-third increments over the following three-year period. Mr. Napolitano’s 2004 grant vested 100% on February 2, 2004. All of Mr. Napolitano’s grants given in 2005, 2007, 2008 and 2009 vested in one-third increments over the following three-year period. Mr. Napolitano’s 2010 grant vested one-third in 2011 and the remaining two-thirds over the following two-year period.

The following table provides vesting information about stock options that were unvested as of December 31, 2011.

		Vesting Schedule (#’s)
Name	Grant Date	2012	2013	2014
Gretchen W. McClain	3/5/2009	53,669	—	—
	3/5/2010	—	42,837	—
	3/3/2011	—	—	59,598
	11/7/2011	102,534	102,533	102,533
Michael T. Speetzen	3/5/2009	5,892	—	—
	3/5/2010	4,236	4,236	—
	3/3/2011	4,536	4,537	4,535
	11/7/2011	22,477	22,477	22,477
Frank R. Jimenez	6/9/2009	9,816	—	—
	3/5/2010	7,059	7,060	—
	3/3/2011	9,622	9,622	9,621
	11/7/2011	21,110	21,110	21,109
Angela A. Buonocore	03/05/2009	20,128	—	—
	3/5/2010	—	16,065	—
	3/3/2011	—	—	18,624
	11/7/2011	15,079	15,078	15,078
Kenneth Napolitano	3/5/2009	7,366	—	—
	3/5/2010	5,999	5,999	—
	3/3/2011	5,842	5,843	5,842
	11/7/2011	15,380	15,380	15,380

(2)	Vesting Schedule for Restricted Stock and RSUs (restricted stock and RSUs vest on the applicable anniversary of the grant date):

		Vesting Schedule (#)’s
Name	Grant Date	2012	2013	2014	2015
Gretchen W. McClain	3/5/2009	16,920	—	—	—
	3/5/2009	—	—	93,996	—
	3/5/2010	—	13,364	—	—
	3/3/2011	—	—	16,228	—
	11/7/2011	5,691	—	—	—
	11/7/2011	—	15,657	—	—
	11/7/2011	—	—	103,659	—
Michael T. Speetzen	3/5/2009	4,700	—	—	—
	3/5/2010	—	3,712	—	—
	3/5/2010	—	4,275	—	9,975
	3/3/2011	—	—	3,346	—
	11/7/2011	1,581	—	—	—
	11/7/2011	—	3,229	—	—
	11/7/2011	—	—	22,724	—
Frank R. Jimenez	6/9/2009	6,478	—	—	—
	3/5/2010	—	6,188	—	—
	3/3/2011	—	—	7,100	—
	11/7/2011	2,635	—	—	—
	11/7/2011	—	6,849	—	—
	11/7/2011	—	—	21,341	—
Angela A. Buonocore	3/7/2007	7,125	—	—	—
	3/5/2009	6,344	—	—	—
	3/5/2010	—	5,012	—	—
	3/3/2011	—	—	5,071	—
	11/7/2011	2,134	—	—	—
	11/7/2011	—	4,894	—	—
	11/7/2011	—	—	15,244	—
Kenneth Napolitano	3/5/2009	5,874	—	—	—
	3/5/2010	—	5,260	—	—
	3/3/2011	—	—	4,310	—
	11/7/2011	2,240	—	—	—
	11/7/2011	—	4,160	—	—
	11/7/2011	—	—	15,549	—

(a)	RSUs granted on November 7, 2011 that vest in 2012 and 2013 were converted from the uncompleted portions of the 2010-2012 and 2011-2013 ITT TSR Awards in connection with the spin-off from ITT.

(3)	Market values were determined based on the Company’s closing stock price of $25.69 per share on December 30, 2011.

OPTION EXERCISES AND STOCK VESTED IN 2011

The following table provides information regarding the number of ITT stock options that were exercised by our NEOs during the last fiscal year before the spin-off from ITT. The table also provides information regarding the vesting of ITT restricted stock during the last fiscal year before the spin-off from ITT. The number of shares with respect to these ITT stock options and shares of restricted stock is presented on a pre-conversion basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized On Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(3)
Gretchen W. McClain	—	—	4,278	266,470
Michael T. Speetzen	5,000	76,817	—	—
Frank R. Jimenez	—	—	—	—
Angela A. Buonocore	—	—	1,934	109,000
Kenneth Napolitano	—	—	1,290	72,704

(1)	The number of shares acquired upon exercise or upon vesting does not reflect the post spin-off conversion of ITT shares to Xylem shares. These shares were acquired prior to the spin-off from ITT.

(2)	This amount reflects the difference between the closing price of ITT stock on the date of exercise and the exercise price of ITT stock options.

(3)	These amounts reflect the value realized upon the vesting of ITT restricted stock based upon the closing price of ITT stock on the date of vesting.

PENSION BENEFITS FOR 2011

Historically.    Most of ITT’s salaried employees who work in the United States participated in the ITT Salaried Retirement Plan. Under the plan, participants had the option, on an annual basis, to elect to be covered by either a Traditional Pension Plan or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan was a tax-qualified plan, which provided a base of financial security for employees after they cease working. The plan is described in more detail in the narrative related to “ITT Pension Benefits” and in the “2011 Pension Benefits” table below.

Effective with the spin-off, ITT transferred the ITT Salaried Retirement Plan, together with all of its associated assets and liabilities, to Exelis, which will maintain the ITT Salaried Retirement Plan going forward. The NEOs no longer participate in the ITT Salaried Retirement Plan, and benefits under this plan have been frozen as of the date of the spin-off for all Xylem and ITT employees.

ITT Excess Pension Plan

Historically.    Because federal law limits the amount of benefits that can be paid and the amount of compensation that can be recognized under tax-qualified retirement plans, ITT established and maintained a non-qualified, unfunded excess pension plan solely to pay retirement benefits that could not be paid from the tax-qualified plans.

ITT Excess Pension Plan.    Benefits under the excess pension plan are generally paid directly by ITT (now Exelis given the transfer). Participating officers with excess plan benefits had the opportunity to make a one-time election prior to December 31, 2008 to receive their excess benefits earned under the Traditional Pension Plan formula in a single discounted sum payment or as an annuity. An election of a single-sum payment is only effective if the officer meets the requirements for early or normal retirement benefits under the plan; otherwise, the excess benefits earned under the Traditional Pension Plan formula will be paid as an annuity. Since the excess pension plan is an unfunded obligation of Exelis, in the event of a change of control, any excess plan benefits would be immediately payable, subject to any applicable Section 409A restrictions with respect to form and timing of payments, and would be paid in a single discounted sum. The single-sum payment provision provides executives the earliest possible access to the funds in the event of a change of control, and avoids leaving unfunded pension payments in the hands of the acquirer.

Effective with the spin-off, ITT transferred the Excess Pension Plan, together with all of its associated assets and liabilities, to Exelis, which will maintain the Excess Pension Plan going forward. The NEOs no longer participate in the Excess Pension Plan, and benefits under this plan have been frozen as of the date of the spin-off for all Xylem and ITT employees.

ITT Pension Benefits

ITT Salaried Retirement Plan

Under the ITT Salaried Retirement Plan, participants had the option, on an annual basis, to elect to be covered under either a Traditional Pension Plan or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan was a funded and tax-qualified retirement program. The plan is described in detail below. All of the NEOs participated in the Traditional Pension Plan formula of the ITT Salaried Retirement Plan prior to the spin-off.

While the Traditional Pension Plan formula pays benefits on a monthly basis after retirement, the Pension Equity Plan formula enabled participants to elect to have benefits paid as a single sum payment upon employment termination, regardless of the participant’s age. The Traditional Pension Plan benefits payable to an employee depend upon the date an employee first became a participant under the plan.

Under the Traditional Pension Plan, a participant first employed prior to January 1, 2000 would receive an annual pension that would be the total of:

•	2% of his or her “average final compensation” (as described below) for each of the first 25 years of benefit service, plus

•	1 1/2% of his or her average final compensation for each of the next 15 years of benefit service, reduced by

•	1 1/4% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

A participant first employed on or after January 1, 2000 under the Traditional Pension Plan would receive an annual pension that would equal:

•	1 1/2% of his or her average final compensation (as defined below) for each year of benefit service up to 40 years, reduced by

•	1 1/4% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

For a participant first employed prior to January 1, 2005, average final compensation (including salary and approved bonus or AIP payments) is the total of:

•

the participant’s average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service that would result in the highest average annual base salary amount, plus

•

the participant’s average annual pension eligible compensation, not including base salary, for the five calendar years of the participant’s last 120 consecutive calendar months of eligibility service that would result in the highest average annual compensation amount.

For a participant first employed on or after January 1, 2005, average final compensation is the average of the participant’s total pension eligible compensation (salary, bonus and annual incentive payments for NEOs and other exempt salaried employees) over the highest five consecutive calendar years of the participant’s final 120 months of eligibility service.

As it applies to participants first employed prior to January 1, 2000, under the Traditional Pension Plan, Standard Early Retirement is available to employees at least 55 years of age with 10 years of eligibility service. Special Early Retirement is available to employees at least age 55 with 15 years of eligibility service or at least age 50 whose age plus total eligibility service equals at least 80. For Standard Early Retirement, if payments begin before age 65, payments calculated at the normal retirement age of 65 (the “Normal Retirement Age”) are reduced by 1/4 of 1% for each month that payments commence prior to the Normal Retirement Age. For Special Early Retirement, if payments begin between ages 60-64, benefits will be payable at 100%. If payments begin prior to age 60, they are reduced by 5/12 of 1% for each month that payments start before age 60 but not more than 25%.

For participants first employed from January 1, 2000 through December 31, 2004, under the Traditional Pension Plan, Standard Early Retirement is available to employees at least 55 years of age with 10 years of eligibility service. If payments begin before age 65, payments calculated at the normal retirement age of 65 (the “Normal Retirement Age”) are reduced by 1/4 of 1% for each month that payments commence prior to the Normal Retirement Age. Special Early Retirement is also available to employees who have attained at least age 55 with 15 years of eligibility service (but not earlier than age 55). For Special Early Retirement, the benefit payable at or after age 62 would be at 100%; if payments commence prior to age 62 they would be reduced by 5/12 of 1% for each of the first 48 months prior to age 62 and by an additional 4/12 of 1% for each of the next 12 months and by an additional 3/12 of 1% for each month prior to age 57. For participants first employed on or after January 1, 2005, and who retire before age 65, benefits may commence at or after age 55 but the benefits would be reduced by 5/9 of 1% for each of the first 60 months prior to age 65 and an additional 5/18 of 1% for each month prior to age 60.

In December 2007, effective January 1, 2008, the ITT Salaried Retirement Plan and the ITT Excess Pension Plans were amended to provide for a three-year vesting requirement. In addition, for employees who are already vested and who are involuntarily terminated and entitled to severance payments from ITT, additional months of age and service (not to exceed 24 months) are to be imputed based on the employee’s actual service to his or her last day worked, solely for purposes of determining eligibility for early retirement.

The “2011 Pension Benefits” table below provides information on the pension benefits for the NEOs. At the present time, none of the NEOs listed in the “Summary Compensation Table” had elected to accrue benefits under the Pension Equity Plan formula. Mmes. McClain and Buonocore and Messrs. Jimenez and Speetzen participated under the terms of the plan in effect for employees hired after January 1, 2005. Mr. Napolitano participated under the terms of the plan in effect for employees hired prior to January 1, 2000. Employees may retire as early as age 55 under the terms of the plan. Pensions may be reduced if retirement starts before age 65. Possible pension reductions are described above.

Benefits under this plan are subject to the limitations imposed under Sections 415 and 401(a) (17) of the Internal Revenue Code in effect as of December 31, 2011. Section 415 limits the amount of annual pension payable from a qualified plan. For 2011, this limit is $195,000 per year for a single-life annuity payable at an IRS -prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distribution and different annuity starting dates. Section 401(a)(17) limits the amount of compensation that may be recognized in the determination of a benefit under a qualified plan. For 2011, this limit is $245,000.

Xylem Retirement Savings Plans for Salaried Employees

Xylem has adopted and implemented a competitive post-employment compensation program referred to as the Xylem Retirement Savings Plan for Salaried Employees (the “Xylem Plan”) beginning October 31, 2011. The Xylem Plan is the only retirement program offered by Xylem.

The Xylem Plan provides company core contributions of either 3% or 4% of eligible pay based on points (age plus years of service) calculated at the beginning of each year. Employees with less than 50 points receive a core contribution of 3% of eligible pay. Employees with 50 or more points receive a core contribution equal to 4% of eligible pay. These contributions are 100% vested upon contribution. Employees also receive Company matching contributions equal to 50% of the first 6% of eligible pay for employee contributions made to the Xylem Plan. Matching contributions are also 100% vested upon contribution.

Employees who worked for ITT for many years or were nearing retirement at the time of spin-off are eligible for additional Xylem company contributions (transition credit contributions) to the Xylem Plan for up to five years. Transition credit contributions are based on points (age plus service) calculated at the beginning of each plan year. Employees with 60 to 69 points receive additional transition credit contribution equal to 3% of eligible pay. Employees with 70 or more points receive transition credit contribution equal to 5% of eligible pay. Transition credits are also 100% vested upon contribution.

Employees can make 2% to 50% of eligible pay in pre-tax contributions to the Xylem Plan up to the annual IRS contribution limits ($17,000 in 2012), and 1% to 50% of eligible pay in after-tax contributions. An after-tax contribution limit of 10% of eligible pay applies to highly compensated employees, including the NEOs, and total pre-tax and after-tax contributions cannot exceed 50% of eligible pay. Employees age 50 and older may make additional pre-tax contributions of up to $5,500 to their accounts in 2012.

Xylem Supplemental Retirement Savings Plan for Salaried Employees

Because federal law limits the amount of benefits that can be paid and the amount of compensation that can be recognized under tax-qualified retirement plans, Xylem has established and maintains a non-qualified, unfunded supplemental retirement savings plan solely to provide retirement benefits that could not be paid from the Xylem Plan.

Benefits under the supplemental pension plans are generally paid directly by Xylem. The Xylem Supplemental Retirement Savings Plan for Salaried Employees (the “Xylem Supplemental Plan” or the “SRSP”) replaces the former ITT Excess Savings Plan, and extends the retirement savings benefits above the Internal Revenue Service limit ($245,000 in 2011; $250,000 in 2012). The same company contributions for core, company match and transition credits apply as in the Xylem Plan. Employees are not eligible to make eligible contributions in the Xylem Supplemental Plan (employee contributions are only accepted in the Xylem Plan). All amounts in the Xylem Supplemental Plan constitute a general unsecured obligation of the company. Such amounts, as well as any administrative costs relating to the plan, are paid out of the general assets of the company.

No pension benefits were paid to any of the NEOs in the last fiscal year.

2011 Pension Benefits

Name(a)	Plan Name(b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit at Normal Retirement ($)(1) (d)	Present Value of Accumulated Benefit at Earliest Date for Unreduced Benefit (e)	Payments During Last Fiscal Year ($) (f)
Gretchen W. McClain	ITT Salaried Retirement Plan	6.13	119,982	119,982	—
	ITT Excess Pension Plan	6.13	396,636	396,636	—
Michael T. Speetzen	ITT Salaried Retirement Plan	2.83	39,670	39,670	—
	ITT Excess Pension Plan	2.83	42,807	42,807	—
Frank R. Jimenez	ITT Salaried Retirement Plan	2.40	41,863	41,863	—
	ITT Excess Pension Plan	2.40	87,544	87,544	—
Angela A. Buonocore	ITT Salaried Retirement Plan	4.66	113,637	113,637	—
	ITT Excess Pension Plan	4.66	197,210	197,210	—
Kenneth Napolitano(2)	ITT Salaried Retirement Plan	28.43	663,891	959,173	—
	ITT Excess Pension Plan	12.92	366,666	522,546	—

Assumptions used to determine present value as of December 31, 2011 are as follows and are generally consistent with those used by Exelis for 2011 financial statement reporting purposes:

•	Measurement date: December 31, 2011

•	Discount Rate: 4.75%

•	Mortality (pre-commencement): None

•	Mortality (post-commencement): 2011 PPA Annuitant Mortality Table, separate rates for males and females

•	Normal retirement age: age 65

•	Earliest age at which a participant first employed prior to January 1, 2000 may receive unreduced benefits: age 60

•	Assumed benefit commencement date: age 60 for Mr. Napolitano and age 65 for all other NEOs

•	Accumulated benefits are calculated based on credited service and pay as of October 31, 2011

•	Present value is based on the single life annuity payable at assumed benefit commencement date

•	All results shown are estimates only; actual benefits will be based on precise credited service and compensation history, which will be determined at benefit commencement date.

The 2011 row of the column titled “Change in Pension Value and Non-qualified Deferred Compensation Earnings” in the “Summary Compensation Table” quantifies the change in the present value of the Pension Plan benefits from December 31, 2010 to December 31, 2011. To determine the present value of the plan benefits as of December 31, 2010, the same assumptions that are described above to determine present value as of December 31, 2011 were used, except the following:

•	Discount rate: 5.75%

•	Mortality (post-commencement): UP-94 Mortality Table projected 16 years with Scale AA

(1)	All benefit obligations for plans shown in this table were transferred to Exelis as of October 31, 2011. Accordingly, all benefits under the ITT Salaried Retirement Plan and the ITT Excess Pension Plan after October 31, 2011 are payable by Exelis.

(2)	Mr. Napolitano became a participant in the ITT Salaried Retirement Plan as of December 1, 1998 following the ITT acquisition of Goulds Pump Inc. Mr. Napolitano’s services are calculated under the Goulds Retirement Plan provisions and such services are treated as a former benefit plan under the ITT Salaried Retirement Plan. Accordingly, the years of credited service for Mr. Napolitano include 15.51 years of service accrued as an employee of Goulds, which reflects breaks in service from his original hire date. The Goulds Retirement Plan did not provide benefits in excess of the IRS limits.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2011

Xylem Deferred Compensation Plan

Prior to the spin-off from ITT, our NEOs were eligible to participate in the ITT Deferred Compensation Plan. These deferred compensation earnings were transferred to the Xylem Deferred Compensation Plan at the time of the spin-off. The fund offerings for the Xylem Deferred Compensation Plan are the same as under the ITT Deferred Compensation Plan with the exception of the phantom Company stock fund, which replaced the ITT phantom stock with Xylem phantom stock. None of our NEOs were invested in the fund that tracked ITT stock at the time of the spin-off.

The Xylem Deferred Compensation Plan is a tax deferral plan. The Xylem Deferred Compensation Plan permits eligible executives with a base salary of at least $200,000 to defer between 2% and 90% of their AIP payment. The AIP amount deferred is included in the “Summary Compensation Table” under Non-Equity Incentive Plan Compensation. Withdrawals under the plan are available on payment dates elected by participants at the time of the deferral election. The withdrawal election is irrevocable except in cases of demonstrated hardship due to an unforeseeable emergency as provided by the Xylem Deferred Compensation Plan. Amounts deferred will be unsecured general obligations of the Company to pay the deferred compensation in the future and will rank with other unsecured and unsubordinated indebtedness of the Company.

Participants can elect to have their account balances allocated into one or more of the 25 phantom investment funds (including a phantom Company stock fund) and can change their investment allocations on a daily basis. All plan accounts are maintained on the accounts of the Company and investment earnings are credited to a participant’s account (and charged to corporate earnings) to mirror the investment returns achieved by the investment funds chosen by that participant.

A participant can establish up to six “accounts” into which AIP payment deferrals are credited, and he or she can elect a different form of payment and a different payment commencement date for each “account.” One account may be selected based on a termination date (the “Termination Account”) and five accounts are based on employee-specified dates (each a “Special Purpose Account”). Each Special Purpose and Termination Account may have different investment and payment options. Termination Accounts will be paid in the seventh month following the last day worked. Changes to Special Purpose Account distribution elections must be made at least 12 months before any existing benefit payment date, may not take effect for at least 12 months, and must postpone the existing benefit payment date by at least five years. Additionally, Termination Account distribution elections are irrevocable.

As of January 1, 2012, the Xylem Deferred Compensation Plan includes the deferral of Company contributions that would have been made under the Xylem Retirement Savings Plan for Salaried Employees or the Xylem Supplemental Retirement Savings Plan for Salaried Employees. The Company contributions are as defined under the provisions of the Xylem Retirement Savings Plan for Salaried Employees for a particular plan year and include matching, core and transition contributions, if applicable.

ITT Excess Savings Plan

Since federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts ($245,000 in 2011) to the tax-qualified plan, ITT had established and maintained a non-qualified unfunded ITT Excess Savings Plan to allow for employee and ITT contributions based on base salary in excess of this limit. Employee contributions under this plan were limited to 6% of base salary. All balances under this plan were maintained on the books of ITT and earnings were credited to the accumulated savings under the plan based on the earnings in the Stable Value Fund in the tax-qualified plan. Benefits will be paid in a lump sum in the seventh month following the last day worked. Employees are immediately 100% vested in their own contributions. ITT matched contributions, which initially vest 20% for each year of service. After 5 years, employees are 100% vested in ITT’s matching contributions. The ITT matching contribution also vests when an employee reaches age 65 and in the case of death, disability or retirement.

Xylem Supplemental Retirement Savings Plan for Salaried Employees

The Xylem Supplemental Plan replaces the former ITT Excess Savings Plan, and extends the retirement savings benefits above the IRS limit ($245,000 in 2011; $250,000 in 2012). The same company contributions for core, company match and transition credits apply as in the Xylem Plan. Employees are not eligible to make eligible contributions in the Xylem Supplemental Plan (employee contributions are only accepted in the Xylem Plan). All amounts in the Xylem Supplemental Plan constitute a general unsecured obligation of the company. Such amounts, as well as any administrative costs relating to the plan, are paid out of the general assets of the company.

Deferred Compensation

Non-qualified savings represent amounts in the Xylem Supplemental Plan. Deferred compensation earnings under the Xylem Deferred Compensation Plan are calculated by reference to actual earnings of mutual funds or Xylem stock. The table below shows the activity within the Deferred Compensation Plan and the Xylem Supplemental Plan for the NEOs for 2011.

2011 Non-qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY($)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
Gretchen W. McClain
Non-qualified savings	23,262	51,156	2,998	—	145,092
Deferred compensation	134,478	9,413	25,472	(69,394)	569,067
Total	157,740	60,569	28,470	(69,394)	714,159
Michael T. Speetzen
Non-qualified savings	5,596	9,387	122	—	14,584
Deferred compensation	—	—	3,751	—	70,148
Total	5,596	9,387	3,873	—	84,732
Frank R. Jimenez
Non-qualified savings	11,169	17,554	519	—	35,858
Deferred compensation	—	—	—	—	—
Total	11,169	17,554	519	—	35,858
Angela A. Buonocore
Non-qualified savings	6,912	5,997	777	—	40,591
Deferred compensation	239,868	16,791	68,170	—	1,330,301
Total	246,780	22,788	68,947	—	1,370,892
Kenneth Napolitano
Non-qualified savings	4,278	4,849	278	—	15,573
Deferred compensation	—	—	—	—	—
Total	4,278	4,849	278	—	15,573

(1)	Non-qualified savings amounts for “Executive Contributions in Last FY” column are included in the “Salary” column of the “Summary Compensation Table.” Deferred compensation amounts for Ms. McClain and Ms. Buonocore represent the deferred portion of the 2011 AIP, which were credited to the executives’ accounts in 2012 and are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)	Amounts in the “Registrant Contributions in Last FY” column include the aggregate of core and matching contributions to the participants under the Xylem Supplemental Plan and the Xylem Deferred Compensation Plan for the 2011 AIP, which were credited to the executives’ accounts in 2012. These amounts are reflected in the Supplemental Plan Contributions in the “All Other Compensation Table” and included in the “Summary Compensation Table.”

(3)	Distribution reflects payment from a Special Purpose Account with a specified payment commencement date of April 1, 2011.

(4)	These amounts include $702,290, $3,569, $15,876, $292,391 and $6,146 for each of Ms. McClain, Mr. Speetzen, Mr. Jimenez, Ms. Buonocore and Mr. Napolitano, respectively, in executive and registrant contributions to the ITT Deferred Compensation Plan and the ITT Excess Savings Plan that were reported as compensation in ITT’s and Xylem’s Summary Compensation Tables for previous years.

The table below shows the funds available under the Xylem Deferred Compensation Plan, as reported by the administrator, and their annual rate of return for the calendar year ended December 31, 2011.

	Rate of Return 1/1/11- 12/31/11		Rate of Return 1/1/11- 12/31/11
Fixed Rate Option(1)	5.65%	Vanguard Developed Markets Index Inv (VDMIX)	-12.53%
PIMCO Total Return Institutional (PTTRX)	4.16%	Artio International Equity A (BJBIX)	-23.50%
PIMCO Real Return Institutional (PRRIX)	11.57%	American Funds EuroPacific Growth (REREX)	-13.61%
T Rowe Price High Yield (PRHYX)	3.19%	First Eagle Overseas A (SGOVX)	-5.60%
Dodge & Cox Stock (DODGX)	-4.08%	Lazard Emerging Markets Equity Open (LZOEX)	-18.02%
Vanguard 500 Index (VFINX)	1.97%	Invesco Global Real Estate A (AGREX)	-7.09%
American Funds Growth Fund of America R4 (RGAEX)	-4.87%	Model Portfolio* — Conservative	3.35%
Perkins Mid Cap Value (JMCVX)	-2.55%	Model Portfolio* — Moderate Conservative	0.49%
Artisan Mid Cap (ARTMX)	-2.08%	Model Portfolio* — Moderate	-1.77%
American Century Small Cap Value (ASVIX)	-6.73%	Model Portfolio* — Moderate Aggressive	-3.68%
Perimeter Small Cap Growth (PSCGX)	-6.98%	Model Portfolio* — Aggressive	-6.36%
Harbor International (HIINX)	-11.44%	Xylem Inc. Stock Fund (XYL)**	7.49%
Vanguard Total Bond Market Index Inv (VBMFX)	7.56%

(1)	The Fixed Rate Option 5.65% rate is based on guaranteed contractual returns from a third-party insurance provider.

*	The returns shown in the model portfolio are not subsidized by the Company, but represent returns for a managed portfolio based on funds available to deferred compensation participants.

**	The rate of return for the ITT Corporation Stock Fund was 14.01%. None of our NEOs participated in the ITT Corporation Stock Fund prior to the spin-off from ITT.

POTENTIAL POST-EMPLOYMENT COMPENSATION

The Potential Post-Employment Compensation tables below reflect the amounts of compensation payable to each of the NEOs in the event of employment termination under several different circumstances, including voluntary termination, termination for cause, death, or disability, termination without cause or termination in connection with a change of control. The NEOs are covered under the Xylem Senior Executive Severance Pay Plan or the Xylem Special Senior Executive Severance Pay Plan. ITT maintained similar executive severance plans prior to the spin-off.

The removal of the excise tax gross-ups and the introduction of a cap on severance benefits were incorporated into the cloned severance plans. In March 2012, the Xylem LDCC amended the Xylem Special Senior Executive Severance Pay Plan to update changes in pension plans and remove references to perquisites. The severance plans apply to Xylem’s key employees as defined by Section 409A of the Internal Revenue Code. Xylem’s severance plan arrangements are not considered in determining other elements of compensation.

The amounts shown in the Potential Post-Employment Compensation tables are estimates (or the estimated present value of the ITT Excess Pension Plan which may be paid in continuing annuity payments), assuming that the triggering event was effective as of December 31, 2011, and including amounts which would be earned through such date (or that would be earned during a period of severance). Assumptions used to determine the present value of post-employment pension benefits are provided following in the footnotes of the “2011 Pension Benefits” table.

Payments and Benefits Provided Generally to Salaried Employees

The amounts shown in the tables below do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued salary and vacation pay;

•	Regular pension benefits under the Xylem Retirement Savings Plan for Salaried Employees;

•

Healthcare benefits provided to retirees under the Xylem Retirement Savings Plan for Salaried Employees, including retiree medical and dental insurance. Employees who terminate prior to retirement are eligible for continued benefits under COBRA; and

•	Distributions of plan balances under the Xylem Retirement Savings Plan for Salaried Employees and amounts currently vested under the Xylem Supplemental Plan.

No perquisites are available to any NEOs in any of the post-employment compensation circumstances. With respect to the Xylem Retirement Savings Plan for Salaried Employees, benefits under such plan may be deferred to age 65, but may become payable at age 55 or, if the participant is eligible for early retirement, the first of the month immediately following the last day worked without regard to the period of the severance payments. Benefits under the ITT Excess Pension Plan must commence as soon as possible but generally would be payable seven months following retirement retroactive to the date the ITT Excess Pension Plan benefit became payable.

Xylem Senior Executive Severance Pay Plan

The amount of severance pay under this plan depends on the executive’s base pay and years of service. The amount will not exceed 24 months of base pay or be greater than two times the executive’s total annual compensation during the year immediately preceding termination. Xylem considers these severance pay provisions appropriate transitional provisions given the job responsibilities and competitive market in which senior executives function. Xylem’s obligation to continue severance payments stops if the executive does not comply with the Xylem Code of Conduct. Xylem considers this cessation provision to be critical to its emphasis on ethical behavior.

Xylem’s obligation to continue severance payments also stops if the executive does not comply with non-competition provisions of the Xylem Severance Policy or Xylem Senior Executive Severance Pay Plan. These provisions protect the integrity of our businesses and are consistent with typical commercial arrangements. Our NEOs are covered under this plan.

If a covered executive receives or is entitled to receive other compensation from another company, the amount of that other compensation could be used to offset amounts otherwise payable under the Xylem Senior Executive Severance Pay Plan. During the severance payment period, the executive will have a limited right to continue to be eligible for participation in certain benefit plans. Severance pay will start within sixty days following the covered executive’s scheduled termination date.

Xylem Special Senior Executive Severance Pay Plan

This plan provides two levels of benefits for covered executives, based on their position within Xylem. The Xylem LDCC considered two levels of benefits appropriate based on the relative ability of each level of employee to influence future Xylem performance. (Band A executives receive the higher level and Band B executives receive the lower level). Under the Xylem Special Senior Executive Severance Pay Plan, if a covered executive is terminated within two years after an acceleration event in a change of control, in contemplation of a change of control that ultimately occurs or if the covered executive terminates his or her employment for good reason within two years after an acceleration event in a change of control, he or she would be entitled to:

•	any accrued but unpaid base salary, bonus (AIP payment), unreimbursed expenses and employee benefits, including vacation;

•	two or three times the current annual base salary rate and two or three times the current AIP payment paid or awarded (“Severance Pay”);

•	continuation of health and life insurance benefits at the same levels for two or three years;

•

Severance Pay times the current eligible percentage rate of Xylem’s contributions to the Xylem Retirement Savings Plan for Salaried Employees and the Xylem Supplemental Plan; such payment will not exceed 12%;

•

in the event severance payments would constitute an “excess parachute payment” within the definition of Section 280G of the Internal Revenue Code, the aggregate of all severance payments should be reduced so the present value of payments does not exceed the Safe Harbor Amount as defined by the Internal Revenue Code; and

•	one year of outplacement services.

The NEOs are covered at the highest level of benefits. The Xylem LDCC will continue to assess severance plans for competitiveness and appropriateness.

The Potential Post-Employment Compensation tables below provide additional information.

Change of Control Arrangements

The payment or vesting of awards or benefits under each of the plans listed below would generally be accelerated upon the occurrence of a change of control of Xylem. The reason for the change of control provisions in these plans is to put the executive in the same position he or she would have been in had the change of control not occurred. Executives can then focus on preserving value for shareowners when evaluating transactions that, without change of control provisions, could be personally adverse to the executive. There would be a change of control of Xylem if one of the following acceleration events occurred:

1.	A report on Schedule 13D was filed with the SEC disclosing that any person, other than Xylem or one of its subsidiaries or any employee benefit plan that is sponsored by Xylem or a subsidiary, had become the beneficial owner of 20% or more of Xylem’s outstanding stock;

2.	A person other than Xylem or one of its subsidiaries or any employee benefit plan that is sponsored by Xylem or one of its subsidiaries purchased Xylem’s shares in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 20% or more of Xylem’s outstanding stock;

3.	The shareowners of Xylem approved:

a. any consolidation, business combination or merger of Xylem other than a consolidation, business combination or merger in which the shareowners of Xylem immediately prior to the merger would hold 50% or more of the combined voting power of the surviving corporation of the merger and would have the same proportionate ownership of common stock of the surviving corporation that they held in Xylem immediately prior to the merger; or

b. any sale, lease, exchange or other transfer of all or substantially all of the assets of Xylem;

4.	A majority of the members of the Board of Directors of Xylem changed within a 12-month period, unless the election or nomination for election of each of the new Directors by Xylem’s shareowners had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of such 12-month period or whose nomination for election or election was recommended or approved by a majority of Directors who were Directors at the beginning of such 12-month period; or

5.	Any person other than Xylem or one of its subsidiaries or any employee benefit plan sponsored by Xylem or a subsidiary became the beneficial owner of 20% or more of Xylem’s outstanding stock.

At the time of an acceleration event, any unfunded pension plan obligations will be funded using a Rabbi Trust. Pre-2005 awards and benefits will be paid if the 20% threshold described above is reached. For awards or benefits earned since January 1, 2005, payment of awards or benefits would be made if a person other than Xylem, one of its subsidiaries or any employment benefit plan sponsored by Xylem becomes the beneficial owner of 30% or more of Xylem’s outstanding stock.

The following Company plans have change of control provisions:

•	the Xylem 2011 Omnibus Incentive Plan;

•	the Xylem 1997 Annual Incentive Plan;

•	the Xylem 1997 Long-Term Incentive Plan;

•	the Xylem Special Senior Executive Severance Pay Plan;

•	the Xylem Enhanced Severance Pay Plan;

•	the Xylem Deferred Compensation Plan;

•	the Xylem Supplemental Savings Plan for Salaried Employees; and

•	the Xylem Retirement Savings Plan for Salaried Employees Plan.

Potential post-employment and change of control compensation arrangements are more fully described for the NEOs in the tables below.

Potential Post-Employment Compensation — McClain

	Gretchen W. McClain					Termination Not for Cause or with Good Reason After Change of Control $ (f)
	Resignation $ (a)	Termination for Cause $ (b)	Death $ (c)	Disability $ (d)	Termination Not for Cause $ (e)
Cash Severance(1)
Salary	—	—	—	—	1,870,000	2,805,000
AIP	—	—	—	—	2,057,000	2,017,170
Total	—	—	—	—	3,927,000	4,822,170
Unvested Equity Awards(2)
3/5/09 Stock Option	—	—	378,742	378,742	—	378,742
3/5/09 Restricted Stock	—	—	434,675	434,675	398,478	434,675
3/5/09 Restricted Stock	—	—	2,414,757	2,414,757	1,328,122	2,414,757
3/5/10 Stock Option	—	—	—	—	—	—
3/5/10 Restricted Stock	—	—	343,321	343,321	200,254	343,321
3/3/11 Stock Option	—	—	—	—	—	—
3/3/11 RSU	—	—	416,897	416,897	104,224	416,897
11/7/11 Stock Option	—	—	335,284	335,284	—	335,284
11/7/11 RSU	—	—	146,202	146,202	10,430	146,202
11/7/11 RSU	—	—	402,228	402,228	15,491	402,228
11/7/11 RSU	—	—	2,663,000	2,663,000	74,039	2,663,000
Total	—	—	7,535,106	7,535,106	2,487,549	7,535,106
Non-Qualified Retirement Benefits
ITT Excess Pension Plan(3)	383,601	383,601	167,112	383,601	383,601	383,601
Xylem Supplemental Retirement Savings Plan(4)	—	—	—	—	—	98,175
Total	383,601	383,601	167,112	383,601	383,601	481,776
Other Benefits
Outplacement(5)	—	—	—	—	—	75,000
Health and Welfare(6)	—	—	—	—	14,477	21,716
IRC 280G Tax Gross-Up(7)	—	—	—	—	—	—
Total	—	—	—	—	14,477	96,716
Total	383,601	383,601	7,702,218	7,918,707	6,812,627	12,935,768

(1)	Ms. McClain is covered under an offer letter dated October 4, 2011, described in “Summary of Employment Arrangements.” Under this arrangement, if Ms. McClain is terminated other than for cause and other than as a result of death or disability and prior to retirement, Xylem will pay a severance benefit equal to 24 months of base salary and two times the target AIP as of the Schedule Termination Date. In the event of a change of control, Ms. McClain is covered under Xylem’s Special Senior Executive Severance Pay Plan, described in “Compensation Discussion and Analysis — Post-Employment Compensation — Severance Plan Arrangements” and under the terms of the plan, would be paid a lump sum amount equal to three times her current annual salary and three times the most current AIP award paid or awarded preceding a change of control. Further information regarding Ms. McClain’s post-employment compensation is provided in the “Pension Benefits for 2011” and “Non-qualified Deferred Compensation for 2011” tables above.

(2)	Equity awards vest according to the terms described in “Compensation Discussion and Analysis — Overview of Long-Term Incentive Awards Program.” Unvested equity awards reflect the market value of restricted stock and in-the-money value of stock options based on Xylem’s December 30, 2011 closing stock price of $25.69.

(3)	Columns (a), (b), (d), (e) and (f) reflect the present value of the potential annual vested benefits payable at age 55 under the ITT Excess Pension Plan as of a December 31, 2011 termination date. Column (c) provides the value of the benefits payable to Ms. McClain’s beneficiary upon her death.

(4)	No additional Xylem Supplemental Retirement Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, to the extent not already vested, the participant becomes 100% vested in the Xylem match. Ms. McClain was fully vested in the Xylem match as of December 31, 2011. Column (f) reflects the additional cash payment representing Xylem’s contributions, which would be made following a change of control as described in “Compensation Discussion and Analysis — Post-Employment Compensation — Severance Plan Arrangements.”

(5)	Xylem’s Senior Executive Severance Pay Plan includes one year of outplacement services. Amount shown in column (f) is based on a current competitive bid.

(6)	In the event of termination not for cause, Xylem will pay the company’s portion of medical and life insurance premiums for 24 months ($11,448 and $3,029, respectively) and, in the event of a change of control, Xylem will pay medical and life insurance premiums for three years ($17,172 and $4,544, respectively). These amounts cover Ms. McClain and eligible dependents.

(7)	Amounts in column (f) assume termination occurs immediately upon a change of control and are based on Xylem’s December 30, 2011 closing stock price of $25.69. Xylem’s Senior Executive Severance Pay Plan does not provide any tax gross-ups related to Internal Revenue Code (IRC) Section 280G.

Potential Post-Employment Compensation — Speetzen

	Michael Speetzen					Termination Not for Cause or with Good Reason After Change of Control $ (f)
	Resignation $ (a)	Termination for Cause $ (b)	Death $ (c)	Disability $ (d)	Termination Not for Cause $ (e)
Cash Severance
Salary(1)	—	—	—	—	500,000	1,500,000
Bonus(1)	—	—	—	—	—	704,010
Total	—	—	—	—	500,000	2,204,010
Unvested Equity Awards(2)
3/5/09 Stock Option	—	—	61,904	61,904	61,904	61,904
3/5/09 Restricted Stock	—	—	120,743	120,743	110,673	120,743
3/5/10 Stock Option	—	—	—	—	—	—
3/5/10 Restricted Stock	—	—	366,083	366,083	213,535	366,083
3/5/10 Restricted Stock	—	—	95,361	95,361	33,371	95,361
3/3/11 Stock Option	—	—	—	—	—	—
3/3/11 RSU	—	—	85,959	85,959	21,503	85,959
11/7/11 Stock Option	—	—	73,500	73,500	—	73,500
11/7/11 RSU	—	—	583,780	583,780	16,236	583,780
11/7/11 RSU	—	—	40,616	40,616	2,903	40,616
11/7/11 RSU	—	—	82,953	82,953	3,186	82,953
Total	—	—	1,510,899	1,510,899	460,196	1,510,899
Non-Qualified Retirement Benefits
ITT Excess Pension Plan(3)	42,346	42,346	21,429	42,346	42,346	42,346
Xylem Supplemental Retirement Savings Plan(4)	—	—	—	—	—	52,500
Total	42,346	42,346	21,429	42,346	42,346	94,846
Other Benefits
Outplacement(5)	—	—	—	—	—	75,000
Health and Welfare(6)	—	—	—	—	9,138	27,414
IRC 280G Tax Gross-Up(7)	—	—	—	—	—	—
Total	—	—	—	—	9,138	102,414
Total	42,346	42,346	1,532,328	1,553,245	1,011,680	3,912,169

(1)	Mr. Speetzen is covered under the Xylem Senior Executive Severance Pay Plan, described in “Compensation Discussion and Analysis — Post-Employment Compensation — Severance Plan Arrangements.” Xylem will pay a severance benefit equal to 12 months of base salary if Mr. Speetzen is terminated other than for cause unless termination occurs after the normal retirement age. In the event of a change of control, Mr. Speetzen is covered under Xylem’s Special Senior Executive Severance Pay Plan, described in “Compensation Discussion and Analysis — Post-Employment Compensation — Severance Plan Arrangements” and under the terms of the plan, would be paid a lump sum amount equal to the sum of three times his current annual salary and three times the current AIP award paid or awarded preceding a change of control. Further information regarding Mr. Speetzen’s post-employment compensation is provided in the “Pension Benefits for 2011” and “Non-qualified Deferred Compensation” tables above.

(2)	Equity awards vest according to the terms described in “Compensation Discussion and Analysis — Overview of Long-Term Incentive Awards Program.” Unvested equity awards reflect the market value of restricted stock and in-the-money value of stock options based on Xylem’s December 30, 2011 closing stock price of $25.69.

(3)	Columns (a), (b), (d), (e) and (f) reflect the present value of the potential annual vested benefits payable at age 55 under the ITT Excess Pension Plan as of a December 31, 2011 termination date. Column (c) provides the value of the benefits payable to Mr. Speetzen’s beneficiary upon his death.

(4)	No additional Xylem Supplemental Retirement Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, the participant becomes 100% vested in the Xylem match. Column (f) reflects the additional cash payment representing Xylem’s contributions, which would be made following a change of control as described in “Compensation Discussion and Analysis — Post-Employment Compensation — Severance Plan Arrangements.”

(5)	Xylem’s Senior Executive Severance Pay Plan includes one year of outplacement services. Amount shown in column (f) is based on a current competitive bid.

(6)	In the event of termination not for cause, Xylem will pay the Company’s portion of medical and life insurance premiums ($8,328 and $810, respectively) for a year and in the event of a change of control, Xylem will pay medical and life insurance premiums ($24,984 and $2,430, respectively) for three years. These amounts cover Mr. Speetzen and eligible dependents.

(7)	Amounts in column (f) assume termination occurs immediately upon a change of control and are based on Xylem’s December 30, 2011 closing stock price of $25.69. Xylem’s Senior Executive Severance Pay Plan does not provide any tax gross-ups related to Internal Revenue Code (IRC) Section.

Potential Post-Employment Compensation — Jimenez

	Frank R. Jimenez					Termination Not for Cause or with Good Reason After Change of Control $ (f)
	Resignation $ (a)	Termination for Cause $ (b)	Death $ (c)	Disability $ (d)	Termination Not for Cause $ (e)
Cash Severance(1)
Salary	—	—	—	—	460,000	1,380,000
AIP	—	—	—	—	—	952,920
Total	—	—	—	—	460,000	2,332,920
Unvested Equity Awards(2)
6/9/09 Stock Option	—	—	—	—	—	—
6/9/09 Restricted Stock	—	—	166,420	166,420	83,210	166,420
3/5/10 Stock Options	—	—	—	—	—	—
3/5/10 Restricted Stock	—	—	158,970	158,970	92,715	158,970
3/3/11 Stock Option	—	—	—	—	—	—
3/3/11 RSU	—	—	182,399	182,399	45,086	182,399
11/7/11 Stock Option	—	—	69,029	69,029	—	69,029
11/7/11 RSU	—	—	548,250	548,250	15,234	548,250
11/7/11 RSU	—	—	67,693	67,693	4,830	67,693
11/7/11 RSU	—	—	175,951	175,951	6,782	175,951
Total	—	—	1,368,792	1,368,792	249,776	1,368,792
Non-Qualified Retirement Benefits
ITT Excess Pension Plan(3)	86,600	86,600	—	86,600	86,600	86,600
Xylem Supplemental Retirement Savings Plan(4)	—	—	—	—	—	48,300
Total	86,600	86,600	—	86,600	86,600	134,900
Other Benefits
Outplacement(5)	—	—	—	—	—	75,000
Health and Welfare(6)	—	—	—	—	3,889	11,668
IRC 280G Tax Gross-Up(7)	—	—	—	—	—	—
Total	—	—	—	—	3,889	86,668
Total	86,600	86,600	1,368,792	1,455,392	800,265	3,923,280

(1)	Mr. Jimenez is covered under the Xylem Senior Executive Severance Pay Plan, described in “Compensation Discussion and Analysis — Post-Employment Compensation — Severance Plan Arrangements.” Xylem will pay a severance benefit equal to 12 months of base salary if Mr. Jimenez is terminated other than for cause unless termination occurs after the normal retirement age. In the event of a change of control, Mr. Jimenez is covered under Xylem’s Special Senior Executive Severance Pay Plan, described in “Compensation Discussion and Analysis — Post-Employment Compensation — Severance Plan Arrangements” and under the terms of the plan, would be paid a lump sum amount equal to the sum of three times his current annual salary and three times the current AIP award paid or awarded preceding a change of control. Further information regarding Mr. Jimenez’s post-employment compensation is provided in the “Pension Benefits for 2011” and “Non-qualified Deferred Compensation for 2011” tables above.

(2)	Equity awards vest according to the terms described in “Compensation Discussion and Analysis — Overview of Long-Term Incentive Awards Program.” Unvested equity awards reflect the market value of restricted stock and in-the-money value of stock options based on Xylem’s December 30, 2011 closing stock price of $25.69.

(3)	Columns (a), (b), (d), (e) and (f) reflect the present value of the potential annual vested benefits payable at age 55 under the ITT Excess Pension Plan as of a December 31, 2011 termination date. Column (c) provides the value of the benefits payable to Mr. Jimenez’s beneficiary upon his death.

(4)	No additional Xylem Supplemental Retirement Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, the participant becomes 100% vested in the Xylem match. Column (f) reflects the additional cash payment representing Xylem’s contributions, which would be made following a change of control as described in “Compensation Discussion and Analysis — Post-Employment Compensation — Severance Plan Arrangements.”

(5)	Xylem’s Senior Executive Severance Pay Plan includes one year of outplacement services. Amount shown in column (f) is based on a current competitive bid.

(6)	In the event of termination not for cause, Xylem will pay the Company’s portion of medical and life insurance premiums for one year ($3,144 and $745, respectively) and in the event of a change of control, Xylem will pay medical and life insurance premiums for three years ($9,432 and $2,236, respectively). These amounts cover Mr. Jimenez and eligible dependents.

(7)	Amounts in column (f) assume termination occurs immediately upon a change of control and are based on Xylem’s December 30, 2011 closing stock price of $25.69. Xylem’s Senior Executive Severance Pay Plan does not provide any tax gross-ups related to Internal Revenue Code (IRC) Section 280G.

Potential Post-Employment Compensation — Buonocore

	Angela A. Buonocore					Termination Not for Cause or with Good Reason After Change of Control $ (f)
	Resignation $ (a)	Termination for Cause $ (b)	Death $ (c)	Disability $ (d)	Termination Not for Cause $ (e)
Cash Severance
Salary(1)	—	—	—	—	422,500	1,170,000
Bonus(1)	—	—	—	—	—	799,560
Total	—	—	—	—	422,500	1,969,560
Unvested Equity Awards(2)
3/7/07 Restricted Stock	—	—	183,041	183,041	100,679	183,041
3/5/09 Stock Option	—	—	142,043	142,043	—	142,043
3/5/09 Restricted Stock	—	—	162,977	162,977	149,413	162,977
3/5/10 Stock Options	—	—	—	—	—	—
3/5/10 Restricted Stock	—	—	128,758	128,758	75,092	128,758
3/3/11 Stock Option	—	—	—	—	—	—
3/3/11 RSU	—	—	130,273	130,273	32,575	130,273
11/7/11 Stock Option	—	—	49,306	49,306	—	49,306
11/7/11 RSU	—	—	391,618	391,618	10,893	391,618
11/7/11 RSU	—	—	54,822	54,822	3,905	54,822
11/7/11 RSU	—	—	125,727	125,727	4,830	125,727
Total	—	—	1,368,565	1,368,565	508,967	1,368,565
Non-Qualified Retirement Benefits
ITT Excess Pension Plan(3)	190,729	190,729	—	190,729	190,729	190,729
Xylem Supplemental Retirement Savings Plan(4)	—	—	—	—	—	40,950
Total	190,729	190,729	—	190,729	190,729	231,679
Other Benefits
Outplacement(5)	—	—	—	—	—	75,000
Health and Welfare(6)	—	—	—	—	4,090	11,327
IRC 280G Tax Gross-Up(7)	—	—	—	—	—	—
Total	—	—	—	—	4,090	86,237
Total	190,729	190,729	1,368,565	1,559,294	1,126,286	3,656,041

(1)	Ms. Buonocore is covered under the Xylem Senior Executive Severance Pay Plan described in “Compensation Discussion and Analysis — Post-Employment Compensation — Severance Arrangements.” Under that plan, Ms. Buonocore will receive a severance benefit equal to 13 months base salary if terminated other than for cause unless termination occurs after the normal retirement age. In the event of a change of control, Ms. Buonocore is covered under Xylem’s Special Senior Executive Severance Pay Plan, described in “Compensation Discussion and Analysis — Severance Plan Arrangements — Xylem Special Senior Executive Severance Pay Plan” and under the terms of the plan, would be paid a lump sum payment equal to the sum of three times her current annual salary and three times the current AIP paid or awarded preceding a change of control. Further information regarding Ms. Buonocore’s post-employment compensation is provided in the “Pension Benefits for 2011” and “Non-qualified Deferred Compensation” tables above.

(2)	Equity awards vest according to the terms described in “Compensation Discussion and Analysis — Overview of Long-Term Incentive Awards Program.” Unvested equity awards reflect the market value of restricted stock and in-the-money value of stock options based on Xylem’s December 30, 2011 closing stock price of $25.69.

(3)	Columns (a), (b), (d), (e) and (f) reflect the present value of the potential annual vested benefits payable at age 55 under the ITT Excess Pension Plan as of a December 31, 2011 termination date. Column (c) provides the value of the benefits payable to Ms. Buonocore’s beneficiary upon her death.

(4)	No additional Xylem Supplemental Retirement Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, the participant becomes 100% vested in the Xylem match. Column (f) reflects the additional cash payment representing Xylem’s contributions, which would be made following a change of control as described in “Compensation Discussion and Analysis — Post-Employment Compensation — Severance Plan Arrangements.”

(5)	Xylem’s Senior Executive Severance Pay Plan includes one year of outplacement services. Amount shown in column (f) is based on a current competitive bid.

(6)	In the event of termination not for cause, Xylem will pay the company’s portion of medical and life insurance premiums for 13 months ($3,406 and $684, respectively) and in the event of a change of control, Xylem will pay medical and life insurance premiums for three years ($9,432 and $1,895, respectively). These amounts cover Ms. Buonocore and eligible dependents.

(7)	Amounts in column (f) assume termination occurs immediately upon a change of control and are based on Xylem’s December 30, 2011 closing stock price of $25.69. Xylem’s Senior Executive Severance Pay Plan does not provide any tax gross-ups related to Internal Revenue Code (IRC) Section 280G.

Potential Post-Employment Compensation — Napolitano

	Kenneth Napolitano					Termination Not for Cause or with Good Reason After Change of Control $ (f)
	Resignation $ (a)	Termination for Cause $ (b)	Death $ (c)	Disability $ (d)	Termination Not for Cause $ (e)
Cash Severance
Salary(1)	—	—	—	—	770,000	1,155,000
Bonus(1)	—	—	—	—	—	468,930
Total	—	—	—	—	770,000	1,623,930
Unvested Equity Awards(2)
3/5/09 Stock Option	—	—	155,931	155,931	103,950	155,931
3/5/09 Restricted Stock	—	—	150,903	150,903	83,004	150,903
3/5/10 Stock Options	—	—	—	—	—	—
3/5/10 Restricted Stock	—	—	135,129	135,129	78,817	135,129
3/3/11 Stock Option	—	—	—	—	—	—
3/3/11 RSU	—	—	110,724	110,724	27,694	110,724
11/7/11 Stock Option	—	—	50,293	50,293	—	50,293
11/7/11 RSU	—	—	399,454	399,454	11,098	399,454
11/7/11 RSU	—	—	57,546	57,546	4,110	57,546
11/7/11 RSU	—	—	106,870	106,870	4,110	106,870
Total			1,166,850	1,166,850	314,181	1,166,850
Non-Qualified Retirement Benefits
ITT Excess Pension Plan(3)	364,149	364,149	167,167	364,149	364,149	364,149
Xylem Supplemental Retirement Savings Plan(4)	—	—	—	—	—	37,800
Total	364,149	364,149	167,167	364,149	364,149	401,949
Other Non-Qualified Benefits
Outplacement(5)	—	—	—	—	—	75,000
Health and Welfare(6)	—	—	—	—	17,903	26,855
IRC 280G Tax Gross-Up(7)	—	—	—	—	—	—
Total	—	—	—	—	17,903	101,855
Total	364,149	364,149	1,334,017	1,530,999	1,466,233	3,294,584

(1)	Mr. Napolitano is covered under the Xylem Senior Executive Severance Pay Plan described in “Compensation Discussion and Analysis — Post-Employment Compensation — Severance Arrangements.” Under that plan, Mr. Napolitano will receive a severance benefit equal to 24 months base salary if terminated other than for cause unless termination occurs after the normal retirement age. In the event of a change of control, Mr. Napolitano is covered under Xylem’s Special Senior Executive Severance Pay Plan, described in “Compensation Discussion and Analysis — Severance Plan Arrangements — Xylem Special Senior Executive Severance Pay Plan” and under the terms of the plan, would be paid a lump sum payment equal to the sum of three times his current annual salary and three times the current AIP paid or awarded preceding a change of control. Further information regarding Mr. Napolitano’s post-employment compensation is provided in the “Pension Benefits for 2011” and “Non-qualified Deferred Compensation” tables above.

(2)	Equity awards vest according to the terms described in “Compensation Discussion and Analysis — Overview of Long-Term Incentive Awards Program.” Unvested equity awards reflect the market value of restricted stock and in-the-money value of stock options based on Xylem’s December 30, 2011 closing stock price of $25.69.

(3)	Columns (a), (b), (d), (e) and (f) reflect the present value of the potential annual vested benefits payable at age 55 under the ITT Excess Pension Plan as of a December 31, 2011 termination date. Column (c) provides the value of the benefits payable to Mr. Napolitano’s beneficiary upon his death.

(4)	No additional Xylem Supplemental Retirement Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, the participant becomes 100% vested in the Xylem match. Column (f) reflects the additional cash payment representing Xylem’s contributions, which would be made following a change of control as described in the “Compensation Discussion and Analysis — Post-Employment Compensation — Severance Plan Arrangements.”

(5)	Xylem’s Senior Executive Severance Pay Plan includes one year of outplacement services. Amount shown in column (f) is based on a current competitive bid.

(6)	In the event of termination not for cause, Xylem will pay the company’s portion of medical and life insurance premiums ($16,656 and $1,247, respectively) for 24 months and in the event of a change of control, Xylem will pay medical and life insurance premiums ($24,984 and $1,871, respectively) for three years. These amounts cover Mr. Napolitano and eligible dependents.

(7)	Amounts in column (f) assume termination occurs immediately upon a change of control and are based on Xylem’s December 30, 2011 closing stock price of $25.69. Xylem’s Senior Executive Severance Pay Plan does not provide any tax gross-ups related to Internal Revenue Code (IRC) Section 280G.

XYLEM INC. 1133 WESTCHESTER AVENUE SUITE N200 WHITE PLAINS, NY 10604

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM (EDT) the day before the Annual Meeting. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the cost incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M44619-P19657                             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

XYLEM INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

Vote on Directors

1.	Election of three Class I members of the Board of Directors.

	Nominees:	For	Against	Abstain

	1a. Victoria D. Harker	☐	☐	☐					For	Against	Abstain

	1b. Gretchen W. McClain	☐	☐	☐	3.	To approve, in a non-binding vote, the			☐	☐	☐
compensation of our named executive officers
	1c. Markos I. Tambakeras	☐	☐	☐

Vote on Proposals					THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE 1 YEAR ON THE FOLLOWING PROPOSAL:			1 Year	2 Years	3 Years	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2012.	☐	☐	☐	4.	To determine, in a non-binding vote, whether a shareowner vote to approve the compensation of our named executive officers should occur every one, two or three years.		☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this Annual Meeting.		☐	☐
		Yes	No

(When signing as attorney, executor, administrator, trustee or guardian, give full title. If more than one trustee, all should sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date					Signature (Joint Owners)	Date

Annual Meeting of Shareowners

Thursday, May 10, 2012, 10:30 a.m. (EDT)

Doral Arrowwood

975 Anderson Hill Road

Rye Brook, New York 10573

Note: If you plan to attend the Annual Meeting of Shareowners, please indicate your intention to attend by marking the appropriate box on the attached proxy card. If you plan to attend the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video, still photography or audio recording at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

IF ATTENDING IN PERSON, PLEASE RETAIN AND PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM.

SEC PROXY ACCESS NOTICE

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareowner Meeting to be held on May 10, 2012 at 10:30 a.m. (EDT), at Doral Arrowwood, 975 Anderson Hill Road, Rye Brook, New York: The proxy materials for XYLEM INC.’s 2012 Annual Meeting of Shareowners, including the 2011 Annual Report and Notice and Proxy Statement, are available on the Internet at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — —

M44620-P19657

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XYLEM INC.

FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON MAY 10, 2012:

The shareowner(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Frank R. Jimenez and Rina E. Terán, or either of them, each with full power of substitution as proxies, to vote all shares of Xylem Inc. common stock that the shareowner(s) would be entitled to vote on all matters that may properly come before the Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareowner(s) on the reverse side of this form. If this form is signed and returned by the shareowner(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors. In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the Annual Meeting and at any adjournments or postponements.

For participants in the Xylem Retirement Savings Plan for Salaried Employees:

Under the savings plan, participants are “named fiduciaries” to the extent of their authority to direct the voting of Xylem Inc. shares credited to their savings plan accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, “Undirected Shares”). Participants under this plan should mail their confidential voting instruction card to Broadridge, acting as tabulation agent, or vote by Phone or Internet. Instructions must be received by Broadridge before 11:59 p.m. (EDT), on May 7, 2012. The trustee of the savings plan will vote Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA. By submitting voting instructions by telephone or Internet, or by signing and returning this voting instruction card, you direct the trustee of the savings plan to vote these shares, in person or by proxy, as designated herein, at the Annual Meeting.

The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the Annual Meeting and at any adjournments or postponements.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be dated and signed on the reverse side.)